S-K 1300 Technical Report

Mineral Resource Estimate

Bullfrog Gold Project

Nye County, Nevada

EFFECTIVE DATE: December 31, 2021

ISSUE DATE: March 16, 2022

PREPARED FOR:

Augusta Gold Corp.

Vancouver, BC

BY

QUALIFIED PERSONS:

Russ Downer, P. Eng.

Director of Mining

Forte Dynamics, Inc.

120 Commerce Drive, Units 3-4

Fort Collins, CO 80524

Adam House, MMSA QP

Director of Processing

Forte Dynamics, Inc.

120 Commerce Drive, Units 3-4

Fort Collins, CO 80524

Augusta Gold Corp.

Date and Signature Page

This report titled “S-K 1300 Technical Report Mineral Resource Estimate on the Bullfrog Gold Project, Nye County, Nevada” is current as of December 31, 2021 and was prepared and signed by Forte Dynamics, Inc.

[In relation to Sections: 1-9, 11-25]

(signed and sealed)                Date: March 16, 2022

Russ Downer, P. Eng

Director of Mining

Forte Dynamics, Inc.

[In relation to Sections: 10]

(signed and sealed)                 Date: March 16, 2022

Adam House, MMSA QP

Director of Processing

Forte Dynamics, Inc.

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Table of Contents

1. Executive Summary	8
1.1 Location, Property Description and Ownership	8
1.2 Geology and Mineralization	9
1.3 Exploration, Drilling, Sampling and QA/QC	10
1.3.1 Exploration	10
1.3.2 Drilling	11
1.3.3 Sampling	11
1.3.4 QA/QC	12
1.3.5 Database Improvements	12
1.4 Mineral Processing and Metallurgical Testing	12
1.5 Mineral Resource Estimates	15
1.6 Conclusions	19
1.6.1 Geology and Mineral Resources	19
1.6.2 Metallurgical Test Work and Mineral Processing	20
1.6.3 Infrastructure	20
1.7 Recommendations	20
2. Introduction	20
2.1 Units of Measure	21
2.2 Abbreviations	21
2.3 Qualified Persons and Details of Inspection	22
3. Property Description	23
3.1 NPX Assignment of Lands	48
3.2 Mojave Gold Option	48
3.3 Barrick Bullfrog Inc. Lease and Option	48
3.4 Lunar Landing Lease	48
3.5 Brown Claims	48
3.6 Barrick Claims (2020)	49
3.7 Abitibi Royalties Option	49
3.8 Other Property Considerations	49
3.9 Environmental and Permitting	50
3.10 Significant Risk Factors	51
4. Accessibility, Climate, Local Resources, Infrastructure and Physiography	51
4.1 Accessibility	51
4.2 Physiography, Climate and Vegetation	52
4.3 Local Resources and Infrastructure	52
5. History	53
6. Geological Setting, Mineralisation and Deposit	55
6.1 Regional Geology	55
6.2 Local and Property Geology	56
6.2.1 Cenozoic Rocks	58
6.2.2 Pre-14 Ma Rocks	58
6.2.3 14 to 11 Ma Rocks	59
6.2.4 Post 11 Ma to 7.6 Ma Rocks	61
6.2.5 10.6-10.0 Ma Rainbow Mountain Sequence (Trm, Tr11-16 and other units)	62

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6.3 District Geology	62
6.4 Mineralization and Veining	63
6.4.1 Bullfrog Mineralization	63
6.4.2 Montgomery-Shoshone Mineralization	64
6.4.3 Bonanza Mineralization	66
6.5 Deposit	66
7. Exploration	67
7.1 Bullfrog	68
7.1.1 Mystery Hills	68
7.1.2 Ladd Mountain	68
7.2 Montgomery-Shoshone Area	68
7.2.1 Polaris Vein	68
7.2.2 East Zone	68
7.2.3 Deep Potential	68
7.3 Bonanza Mountain	69
7.4 Gap	69
7.5 Drilling	69
7.5.1 2020 - 2021 Drilling	71
7.5.2 2021 Additional Drilling Included in the End of Year 2021 Resource Model	82
8. Sample Preparation, Analyses, and Security	86
8.1 Historic Data (1983 - 1996)	86
8.2 Augusta Gold Corp. (2020-2021)	86
8.2.1 Augusta Gold Corp. 2020	86
8.2.2 Augusta Gold Corp 2021	96
9. Data Verification	99
9.1 Check Assay	99
10. Mineral Processing and Metallurgical Testing	103
10.1 St. Joe	103
10.1.1 Large Column Leach Test	103
10.1.2 Bottle Roll Tests on UG Samples	104
10.1.3 Column Testing by Kappes Cassiday & Associates	104
10.2 Pilot Testing by Barrick	105
10.3 Column Leach Tests	106
10.4 Conclusions for Heap Leaching	107
10.5 Leach Pad Siting	108
10.6 Additional Testing	109
11. Mineral Resource Estimates	110
11.1 Summary	110
11.2 Database	114
11.2.1 Vulcan Isis Drillhole Database	114
11.2.2 Drillhole Exclusion	116
11.3 Grade Shells	117
11.4 Statistical Analyses and Capping of Outlier Values	119
11.5 Compositing	120
11.6 Variography	120
11.7 Block Model	125

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11.8 Estimation Methodology	126
11.9 Resource Estimate Classification	129
11.10 Density Data	129
11.11 Pit Slopes	130
11.12 Reblocking	133
11.13 Pit Shell Optimization	133
12. Mineral Reserve Estimates	135
13. Mining Methods	135
14. Process and Recovery Methods	135
15. Infrastructure	136
16. Market Studies	136
17. Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups	136
18. Capital and Operating Costs	136
19. Economic Analysis	136
20. Adjacent Properties	136
21. Other Relevant Data and Information	136
22. Interpretation and Conclusions	136
22.1 Geology and Mineral Resources	136
22.2 Metallurgical Test Work and Mineral Processing	137
22.3 Infrastructure	138
23. Recommendations	138
23.1 Exploration	138
23.2 Baseline Studies	138
23.3 Additional Studies	139
23.4 Estimated Costs	139
24. References	139
25. Reliance on Information Provided by the Registrant	145
26. Appendix 1	145
26.1 Statistical Analysis of Drillhole Data for Gold Assays	146
26.2 Statistical Analysis of Drillhole Data for Silver Assays	153
26.3 Swath Plots	159

List Of Tables
Table 1-1: Location and Depth of 2020 - 2021 Holes	11
Table 1-2: 1994 Leach Test Results	13
Table 1-3: 1995 Pilot Heap Leach Test Results	13
Table 1-4: 2018 Column Leach Test Results	13
Table 1-5: 2019 Column Leach Test Results	14
Table 1-6: Estimated Heap Leach Recovery	15
Table 1-7: Combined Mineral Resources	16
Table 1-8: Bullfrog Mineral Resources	17
Table 1-9: Montgomery-Shoshone Mineral Resources	18
Table 1-10: Bonanza Mineral Resources	18
Table 3-1: Lands Under the Control of Augusta Gold Corp.	24
Table 3-2: Additional Minor Permits Required	51

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Table 5-1: Bullfrog Project Production	54
Table 7-1: Drilling Totals by Type	70
Table 7-2: Active Years by Operator	71
Table 7-3: Location and Depth of 2020 - 2021 Holes	73
Table 7-4: Drilling Results from the 2020 - 2021 Program	77
Table 7-5: Location and Depth of Additional 2021 Holes	82
Table 7-6: Drilling Results from Additional Drilling in 2021 Program	83
Table 8-1: CRM Expected Values	87
Table 8-2: Summary of Gold in CRM's	87
Table 8-3: CRM Expected Values	87
Table 8-4: Blank Failure Threshold	88
Table 8-5: Duplicate Sample Results	88
Table 8-6: CRM Expected Values	96
Table 8-7: Summary of Gold in CRMs	97
Table 8-8: Blank Failure Threshold	97
Table 9-1: Check Assay Gold Statistics	101
Table 10-1: Typical Processing Statistics from 1989-1999	103
Table 10-2: Leach Test Results	104
Table 10-3: Heap Leach Pilot Tests - Barrick	105
Table 10-4: Column Leach Test Results (2018)	106
Table 10-5: Column Leach Test Results (2019)	107
Table 10-6: Estimated Heap Leach Recovery	107
Table 10-7: Summary Metallurgical Results - Bottle Roll Tests	109
Table 11-1: Combined Property Mineral Resources	111
Table 11-2: Bullfrog Mineral Resources	112
Table 11-3: Montgomery-Shoshone Mineral Resources	113
Table 11-4: Bonanza Mineral Resources	113
Table 11-5: Drillhole Exclusion for Bullfrog Deposit	116
Table 11-6: Drillhole Exclusion for Montgomery-Shoshone Deposit	117
Table 11-7: DOMAIN Codes and Corresponding Grade Shell Triangulations	119
Table 11-8: Capping Values and Statistics for Gold Assays	119
Table 11-9: Capping Values and Statistics for Silver Assays	120
Table 11-10: Block Model Extents	125
Table 11-11: Block Estimation Parameters	127
Table 11-12: Block Estimation Parameters	129
Table 11-13: Density Assignments for Mineralized Domains	130
Table 11-14: Density Assignments for Unmineralized Domains	130
Table 11-15: Density Assignments for Dump, Fill and Alluvium	130
Table 11-16: LG Pit Optimization Parameters	133
Table 23-1: Land Positions of the Bullfrog Project and Adjacent Properties	139

List Of Figures
Figure 1-1: Location Map	9
Figure 1-2: District Geology Map	10
Figure 3-1: Location Map	23
Figure 3-2: Property Map of the Bullfrog Project	47

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Figure 4-1: Photo of Bullfrog Hills at Rhyolite	52
Figure 6-1: Regional Setting of the Bullfrog Mine (Eng et al., 1996)	55
Figure 6-2: Bullfrog District - Stratigraphy and Mineralization	57
Figure 6-3: Cross Section of the Bullfrog Project Area	58
Figure 6-4: District Geology Map - Each Section is 1.6 km, or 1 Mile Square	63
Figure 7-1: Exploration and Mining Targets at the Bullfrog Project	67
Figure 7-2: Plan Map of Drill Hole Collars	72
Figure 7-3: Drilling in the Montgomery-Shoshone Area from the 2020 - 2021 Drill Campaign	75
Figure 7-4: Drilling in the Bullfrog Area from the 2020 - 2021 Drill Campaign	76
Figure 8-1: Truck Mounted Core Rig	89
Figure 8-2: Laydown Yard and Sample Storage	90
Figure 8-3: Logging Laptop	91
Figure 8-4: Core Shed and Quick Log Station	92
Figure 8-5: Logging Facility	92
Figure 8-6: Core Saw	93
Figure 8-7: Sampling Tables	94
Figure 8-8: Core Cutting Facility	95
Figure 8-9: Sample Pick Up Area	96
Figure 8-10: Gold Pulp Comparison	98
Figure 9-1: Check Assay Gold Comparison	100
Figure 9-2: Check Assay Gold - Percent Difference	101
Figure 9-3: Silver Check Assay Comparison	102
Figure 10-1: Leach Test Results	105
Figure 10-2: Potential Leach Pad Sites & Approximate Capacities	108
Figure 11-1: Drillhole Collar Locations	115
Figure 11-2: Grade Shell (DOMAIN) Triangulations	118
Figure 11-3: Variogram for Bullfrog Low Grade Domain (11)	121
Figure 11-4: Variogram for Bullfrog High Grade Vein Domain (12)	122
Figure 11-5: Variogram for Montgomery-Shoshone Low Grade Domain (21)	123
Figure 11-6: Variogram for Bonanza Low Grade Domain (31)	124
Figure 11-7: Bullfrog Underground Stope Shapes	126
Figure 11-8: Bullfrog 8620N Cross-Section Showing Gold Blocks and Composites	128
Figure 11-9: Oxide and Sulfide Coding - Bullfrog Section 8600N	129
Figure 11-10: Bullfrog Pit Slope Angles and Slope Sector Assignments	131
Figure 11-11: Bonanza Pit Slope Angles and Slope Sector Assignments	132
Figure 11-12: Montgomery-Shoshone Pit Slope Angles and Slope Sector Assignments	132
Figure 11-13: Bullfrog	134
Figure 11-14: Montgomery-Shoshone	134
Figure 11-15: Bonanza	135

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Augusta Gold Corp.

1. EXECUTIVE SUMMARY

A technical report has been prepared for Augusta Gold Corp. (Augusta, Augusta Gold, or the Company) by Forte Dynamics for the Bullfrog Gold Project (Project, project, or Bullfrog Project) in Nye County, Nevada. This is a Technical Report Summary (TRS) summarizing an Initial Assessment of Mineral Resources aligned with Securities and Exchange Commission Regulation S-K subpart 1300 (S-K 1300).

This report was prepared for the purpose of producing an updated mineral resource statement for the project that includes new drilling information, and geologic modeling associated with the work that was completed through 2021.

New resource models were completed for the three deposits at Bullfrog (Bullfrog, Montgomery-Shoshone, Bonanza) and mineral resource estimates were calculated within optimized pit shells for the Bullfrog area, Montgomery-Shoshone area and the Bonanza area.  Previously, resources were reported from earlier models in an August, 2021 NI 43-101 technical report.

1.1 Location, Property Description and Ownership

The Company’s wholly-owned Bullfrog Gold Project is located in the Bullfrog Hills of Nye County, Nevada and in the southern half of the Bullfrog Mining District (Figure 1-1).  Basic amenities are available in the town of Beatty, which is situated 6.5 km east of the Project.  Las Vegas is the largest regional city with full services and is a 260 km drive to the site.  Project properties are located in Sections 3, 4, 5, 6, 8, 9, 10, 14, 15, 16, 17, 21, 22, 23, 25, 26, 35 and 36 of T11S, R46E and Sections 1, 2, 3, 4, 5, 6, 8 9, 10, 11, 12, 13, 14, 15, 16, 17, and 23 of T12S, R46E, Mt. Diablo Meridian.  The location of the property is shown in Figure 1-1.

The Company has four option/lease/purchase agreements in place and, with the additional claims it has located, give it control of 734 unpatented lode mining claims and mill site claims, and 87 patented.  The claims do not have an expiration date, as long as the fees and obligations are maintained.

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Figure 1-1: Location Map

1.2 Geology and Mineralization

The Project is in the southern Walker Lane trend within brittle upper-plate volcanic host rocks that were severely deformed from dominant detachment faulting and associated dip-slip and strike-slip displacements.  Epithermal solutions permeated the broken host rocks in the Bullfrog Montgomery-Shoshone (M-S) and Bonanza areas precipitating micron-sized and relatively high-grade gold (Au) within major quartz-calcite veins and disseminated gold in associated stock-works.  The veins contain gangue minerals other than quartz, such as calcite and manganese oxides, the latter of which contributes associated silver (Ag) recoveries and gold.  The district geology map is shown below in Figure 1-2.

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Figure 1-2: District Geology Map

Qal Alluvium
Ty <11 Ma volcanic and sedimentary rocks
Tyi Younger silicic plugs and dikes
Tm 11-14 Ma volcanic and sedimentary rocks
To >14 Ma volcanic and sedimentary rocks
Toi Older silicic plugs and dikes; 13.9 Ma on Bare Mtn.
To Goldfield
95
Oasis Mtn.
Sarcobatus Flat
YJ
P
M
Tyi?
BULLFROG HILLS
Inferred buried margin of Timber Mtn. Caldera
GB (40 K oz Au)
MS (213 K oz Au)
BEATTY
ML (470 K oz Au)
BM (81 K oz Au)
OB (15 K oz Au)
BARRICK BULLFROG MINE (2.5 M oz. Au)
V
Fluorspar Cyn.
FC (94 K oz Au)
SP (310 K oz Au)
374
Amargosa Desert
Bare Mountain
Crater Flat
GA
R
(35 K oz Au)
S (200 K oz Au)
Basal Tertiary Unconformity; locally faulted
pT Paleozoic and Proterozoic rocks undivided
Strike and dip of bedding compaction of metamorphic foliation
Approximately flat-lying bedding
Southern Bullfrog Hills low-angle fault
Mainly steeply to moderately dipping normal faults
Death Valley N. M.
To Las Vegas
North
0 2 4 6 Kilometers

1.3 Exploration, Drilling, Sampling and QA/QC

1.3.1 Exploration

The Company’s exploration activities to date have focused on the following:

•Exploration drilling, data acquisition and geologic modeling;

•Acquiring, organizing, digitizing and vetting electronic and paper data bases obtained from Barrick mainly related to drill data, metallurgy and project infrastructure; and

•Maintaining and expanding the land holdings.

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1.3.2 Drilling

The project drilling includes 1,311 holes, for a total of 263,757 meters completed between 1983 and early 2021.  The holes were drilled using both core and reverse circulation methods, as detailed in the drilling section of this report.  Table 1-1 summarizes the project drilling by year.

Table 1-1: Location and Depth of 2020 - 2021 Holes

	Total Drilling		Coring		Reverse Circulation
Year	Holes	Meters	Holes	Meters	Holes	Meters

1983	6	975	6	975	0	0
1984	37	3,560		0	37	3,560
1985	3	303		0	3	303
1986	29	3,364		0	29	3,364
1987	163	29,479	3	732	163	28,747
1988	321	66,325	32	6,121	321	60,204
1989	71	12,285		0	71	12,285
1990	154	37,114	33	3,676	154	33,438
1991	79	22,954	42	3,627	79	19,327
1992	23	4,907		0	23	4,907
1993	9	387		0	9	387
1994	210	31,362	9	1,412	210	29,951
1995	99	22,370	3	248	99	22,122
1996	58	15,254	19	3,329	45	11,924
2020	26	4,405	1	502	25	3,903
2021	43	14,820	38	12,749	5	2,071
Total	1,331	269,864	186	33,371	1,273	236,493

A total of 69 drill holes, 30 reverse circulation (RC) and 39 core holes have been drilled by Augusta from 2020-2021.  The purpose of the drilling was to further define resources and the ultimate limits of the Bullfrog and Montgomery-Shoshone pits and gather data to support advanced geotechnical and metallurgical studies. The 2020 program also fulfilled a final work commitment for the Company to purchase a 100% interest in lands under lease from Barrick by mid-September 2020.  Two holes were drilled at the Paradise Ridge target.  Section 7 of this report details the results of the 2020 - 2021 drilling program.

1.3.3 Sampling

1.3.3.1 Historic (1983-1986)

Historic drilling and coring information used in this resource estimate was obtained from several drill programs that began in 1983 with St. Joe Minerals, continued with Bond Gold and Lac Minerals, and ended by Barrick in late 1996.  Of 1,262 total holes drilled in the area, 147 holes included core and 1,243 holes were drilled using reverse circulation methods.  Most of the cored holes included intervals of core plus RC segments.  Percent recovery and RQD measurements were made on all core intervals.  An assessment was made of the quality of the orientation data and the core was marked accordingly.  The core was then logged, recording lithological, alteration, mineralization, and structural information including the orientation of faults, fault lineation’s, fractures, veins, and bedding. With few exceptions, the entire lengths of the holes were sampled.  Sample intervals were 5 feet and occasionally based on the geological logging, separating different lithologies and styles of mineralization and alteration.  Samples were marked and tagged in the core box before being photographed, after which the core was sawed in half, with one half sent for assay and one half retained for future reference.  Each sample interval was bagged separately and shipped to the lab for analysis.

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Cuttings from nearly all reverse circulation drill programs were divided into two streams, one was sampled and the other was disposed during the reclamation of each drill site.  Using a Jones splitter, the sample stream was further divided into two sample bags, one designated for assaying and the second duplicate designated as a field reject. Samples were collected at five-foot intervals and bagged at the drill site.  Each five-foot sample was sealed at the drill site and not opened until it reached the analytical lab.  At each 20-foot rod connection, the hole was blown clean to eliminate material that had fallen into the hole during the connection.  The designated assay samples for each five-foot interval were collected by the site geologist and moved to a secure sample collection area for shipment to accredited laboratories off site.  When duplicate samples were collected, they were retained at the drill site as a reference sample, if needed. If the duplicate samples were not used, they were blended with site materials during site reclamation

1.3.3.2 Augusta Gold Corp (2020-2021)

Augusta Gold Corporation (Augusta Gold) commenced exploration on the Bullfrog Gold Project in 2020, continuing through the second quarter of 2021. Work performed consisted of oriented diamond core drilling, conventional Reverse Circulation (RC) drilling and reconnaissance mapping and surface sampling for drill target generation. A digital, Access based database (GeoSpark) has been maintained by Augusta Gold, including all assays from drill samples and geochemical analysis from surface rock chip samples, completed on the project.

Oriented diamond core drilling (HQ3) was performed using two track-mounted LF-90 drills and one truck mounted LF-90 drill. Core orientation was collected using Reflex ACTIII tooling, overseen by staff geologists and verified by a third-party contractor. All drill core was logged, photographed, split and sampled on-site.

Conventional Reverse Circulation drilling was performed using a single Atlas Copco RD 10+, with a hole diameter of 6.75 inches. All RC samples were logged and sampled on-site. Samples were air dried, sealed in bulk bags on-site. Additionally, surface rock chip samples were collected during field reconnaissance. These samples were collected, described, and geolocated in the field before being in sealed rice bags for transport

1.3.4 QA/QC

The sampling QA/QC program was originally established by St. Joe Minerals.  Subsequent owners followed the procedures with any necessary updates to meet quality assurance standards of the time.  The standard practices included the supervision of drilling, logging of core, as well as in-stream sample submittal for blanks, certified standards, and duplicate testing to ensure laboratory performance.  All assay testing was completed by outside, fully accredited laboratories, such as Skyline, Legend, Iron King, Barringer, American Assay, Chemex, ALS and Paragon Geochemical.  Assay certificates are available and have been electronically scanned to complete the project drilling database.

1.3.5 Database Improvements

During the later half of 2021, Augusta Gold Corp. staff conducted an in-depth review and update of legacy data in the Bullfrog drilling database.  During the process, previously missing assay information was found on old assay certificates, was verified against drill logs, and added to the database.  Additionally, assay grades were checked throughout the legacy data set and consistent conversions from imperial to metric grade units were updated where needed.  During the process, it was discovered that some series of older drillholes had improper imperial-metric grade conversions and were subsequently updated, resulting in grade increases for the majority of affected drillholes.  Forte Dynamics requested and received assay certificate and logging data for approximately 10% of the relevant legacy drillholes in the economically important portions of gold deposits and has verified the accuracy of the database for those drillholes.

1.4 Mineral Processing and Metallurgical Testing

Metallurgical testing programs that are relevant to the development plans of the Project are summarized below.

In 1986 St. Joe American performed two large column tests on  composites of M-S samples and recovered 56% of the gold after 59 days of leaching material grading 0.034 opt and crushed to -19 mm (-3/4 inch).  The other column recovered 49% of

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the gold after 59 days of leaching minus 304.8 mm (-12-inch) material grading 0.037 opt.  Projected 90-day recoveries were 61% and 54% respectively.

Results from leach tests performed in 1994 by Kappes Cassiday of Reno, Nevada on 250 kg of sub-grade material from the Bullfrog mine are shown below:

Table 1-2: 1994 Leach Test Results

	Bottle	Column	Column
Size, mesh, & mm (inch)	-100 mesh	-38 mm (-1.5”)	-9.5 mm (-3/8”)
Calc. Head, opt Au	0.029	0.035	0.029
Rec %	96.6	71.4	75.9
Leach time, days	2.0	41	41
NaCN, kg/t (lb/short ton)	0.5 (0.1)	0.385 (0.77)	5.35 (10.7)
Lime, kg/t (lb/short ton	1.0 (2.0)	0.155 (0.31)	1.75 (0.35)

In 1995 Barrick performed pilot heap leach tests on 765 t (844 short tons) of BF subgrade material and 730 t (805 short tons) from the M-S pit.  Both composites were crushed to 12.7 mm (-1/2 inch).  Results are shown in Table 1-3 below.

Table 1-3: 1995 Pilot Heap Leach Test Results

	BF Low-Grade	M-S Mineralization
Calc. Head, opt Au	0.019	0.048
Calc. Head, opt Ag	0.108	0.380
Projected Au Rec %	67	74
Projected Ag Rec %	9	32
Leach Time, days	41	37
NaCN, kg/t (lb/short ton)	0.10 (0.20)	0.125 (0.25)
Lime, kg/t (lb/short ton)	Nil (Nil)	Nil (Nil)

In 2018 and 2019, standard column leach tests were performed on materials from the Bullfrog property by McClelland Laboratories, located in Reno, NV. The sample tested in 2018 was a composite sample created from a bulk sample representing “Brecciated Vein Ore Type”. Results from the 2018 test work are shown in Table 1-4 below.

Table 1-4: 2018 Column Leach Test Results

Feed Size	Crush Method	Test	Time	Au Recovery, %
9.5mm (3/8”)	Conventional	Column	60 days	58
9.5mm (3/8”)	Conventional	Bottle Roll	4 days	59
1.7mm (10 mesh)	HPGR	Column	60 days	77
1.7mm (10 mesh)	HPGR	Bottle Roll	4 days	70
150µm	Conventional/Grind	Bottle Roll	4 days	89

The 2018 column leach test results suggest a crush size dependency where HPGR crushing (high pressure grinding rolls) may have the potential to significantly improve recovery. The lime requirement for protective alkalinity was low and cyanide consumption was moderate. The results of the 2019 program are summarized in Table 1-5 below.

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Table 1-5: 2019 Column Leach Test Results

Sample	Feed Size	Crush Method	Test	Time	Au Rec., %
Composite E	9.5mm (3/8”)	Conventional	Column	151 days	75
Composite E	6.3mm (1/4”)	HPGR	Column	122 days	77
Composite E	1.7mm (10 mesh)	HPGR	Column	102 days	89
MS-M-1	9.5mm (3/8”)	Conventional	Column	108 days	66
MS-M-1	6.3mm (1/4”)	HPGR	Column	108 days	77
MS-M-1	1.7mm (10 mesh)	HPGR	Column	89 days	85
MH-M-2	9.5mm (3/8”)	Conventional	Column	109 days	83
MH-M-2	6.3mm (1/4”)	HPGR	Column	105 days	88
MH-M-2	1.7mm (10 mesh)	HPGR	Column	86 days	91

The 2019 column leach test results further highlight the size dependency on recovery and suggest that HPGR crushing may have the potential to significantly improve gold recovery. The cement required for agglomeration of the samples was adequate for maintaining protective alkalinity.  The cyanide consumption was low. Based on these test programs, Bullfrog mineralization types appear amenable to heap leach recovery methods.  Further testing is required to properly assess the benefit of HPGR crushing and better define the optimal particle size for heap leaching.

Conclusions for Heap Leaching

Based on the test work completed to-date that is applicable to the remaining mineralization in the BF and M-S pits, preliminary ultimate heap leach recoveries are projected as follows:

Table 1-6: Estimated Heap Leach Recovery

Leach Size	80% - 9.5 mm (3/8 inch)	ROM Low Grade
Estimated Recovery	70%	50%

* Silver Recovery is estimated at 1.07 x gold recovered ounces, which is the typical recovery attained by Barrick.

All mineralization known to-date would be heap leached and the pregnant solutions would be processed through a carbon ADR plant to be constructed on site.

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Augusta Gold Corp.

1.5 Mineral Resource Estimates

Mineral resources were updated based on technical information as of December 31, 2021 by Forte Dynamics for the Bullfrog project.  The update utilizes all new drilling through the end of 2021 in addition to updated geologic models and database improvements by Augusta Gold Corp. staff. Three-dimensional block models for each area (Bullfrog, Montgomery-Shoshone and Bonanza) were created using Vulcan software.  Surfaces and solids representing topography, overburden, geologic units, historic stope shapes and gold mineralization were incorporated into the resource models.  Resource estimates utilize drill hole, survey, analytical and bulk density information provided by the project personnel.  Gold and silver values have been given null values for all material that has been historically mined by both open pit and underground methods.  Bulk density has been adjusted for backfill material placed in the historical open pit and underground operations.

Mineral resources are pit constrained using reasonable cost assumptions, however detailed costing and economic evaluations have not been performed. The resources only consider mining mineralization and waste that will take place on lands controlled by Augusta Gold Corp. Pit slope parameters are based on the existing pit wall angles and vary by geology, depth and lateral extent.  Different metallurgical recoveries were assigned to oxide and sulphide material and used in the calculation of the optimized pit shells.

Mineral resources are reported inside optimized pit shells with Minemax software using high-level economic assumptions, geotechnical pit slope parameters and property boundaries.  Estimated mineral resources for the Bullfrog Project are being reported for the Bullfrog, Montgomery-Shoshone and Bonanza areas, respectively.

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Augusta Gold Corp.

Table 1-7: Combined Mineral Resources

Combined Global Resources as of December 31, 2021 - Oxide and Sulphide
Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Measured	30.13	0.544	1.35	526.68	1,309.13
Indicated	40.88	0.519	1.18	682.61	1,557.49
Measured and Indicated	71.01	0.530	1.26	1,209.29	2,866.62
Inferred	16.69	0.481	0.96	257.90	515.72

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag. No sulphide material was reported for Montgomery-Shoshone or Bonanza.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

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Augusta Gold Corp.

Table 1-8: Bullfrog Mineral Resources

Mineral Resources as of December 31, 2021 - Bullfrog
Redox	Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Oxide	Measured	24.50	0.537	1.28	422.77	1,010.02
	Indicated	36.32	0.515	1.14	602.02	1,332.18
	Measured and Indicated	60.82	0.524	1.20	1,024.79	2,342.20
	Inferred	14.40	0.460	0.77	213.06	358.49

Sulphide	Measured	1.30	0.710	1.28	29.77	53.52
	Indicated	1.99	0.625	1.32	39.94	84.47
	Measured and Indicated	3.29	0.659	1.30	69.72	137.99
	Inferred	1.05	0.657	1.14	22.14	38.53

Total - Oxide and Sulphide	Measured	25.80	0.545	1.28	452.55	1,063.54
	Indicated	38.31	0.521	1.15	641.96	1,416.65
	Measured and Indicated	64.12	0.531	1.20	1,094.51	2,480.19
	Inferred	15.44	0.474	0.80	235.20	397.02

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

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Augusta Gold Corp.

Table 1-9: Montgomery-Shoshone Mineral Resources

Mineral Resources as of December 31, 2021 - Montgomery-Shoshone
Redox	Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Oxide	Measured	1.97	0.637	3.35	40.35	212.12
	Indicated	1.35	0.555	2.85	24.04	123.66
	Measured and Indicated	3.32	0.603	3.15	64.38	335.78
	Inferred	1.05	0.586	3.45	19.76	116.41

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag. No sulphide material was reported for Montgomery-Shoshone.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

Table 1-10: Bonanza Mineral Resources

Mineral Resources as of December 31, 2021 - Bonanza
Redox	Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Oxide	Measured	2.35	0.446	0.44	33.78	33.48
	Indicated	1.22	0.422	0.44	16.61	17.17
	Measured and Indicated	3.58	0.438	0.44	50.40	50.65
	Inferred	0.19	0.473	0.37	2.94	2.28

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag. No sulphide material was reported for Bonanza.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 18 of 164	March 2022

Augusta Gold Corp.

Combined Mineral Resources presented in this report have increased over those reported in the June 2021 Bullfrog NI 43-101 technical report.  Measured and Indicated Resources increased by 18.7 million tonnes, 329,500 gold ounces, and 476,000 silver ounces.  Inferred Resources increased by 7.6 million tonnes, 127,900 gold ounces, and 272,200 silver ounces.  The changes are primarily due to new drilling, database improvements, and the updated geological controls that have led to greater continuity of higher grade material in lower portions of the Bullfrog pit resulting in a more robust pit optimization.

1.6 Conclusions

This report is based on all technical and scientific data as of December 31, 2021, the effective date of this report.  Mineral resources are considered by the QP to meet the reasonable prospects of eventual economic extraction.  Analytical data has been collected and analyzed using industry standard methods at the time they were collected.  Geologic data has been interpreted and modeled using historic maps, reports, field mapping, drillhole logging and three dimensional computer modeling.  Resource block models were developed using the geologic and analytical data to best represent the mineralization within each of the areas and accounts for historic mining of the resource by open pit and underground methods.  Lerch-Grossman optimized pit shells have been generated for each area using representative costs, metal recoveries and slope angles and resources have been summarized within those pit shells.

1.6.1 Geology and Mineral Resources

•The exploration potential within the district is high and recent drilling has shown that mineralized structures and features continue both laterally and vertically along the known mineralized trends in and near all three major areas.  Specific areas for additional exploration drilling and interpretation include Ladd Mountain and Mystery Hills near the Bullfrog pit; the Polaris vein and related disseminated mineralization near the Montgomery-Shoshone pit; along strike and beneath Bonanza Mountain near the Bonanza pit; and in the structurally prospective Gap area in the northern portion of the property.

•Considerable effort has been placed on verifying historic assays and surveys by checking against historic drill logs and assay certificates.  The database has been updated to include additional assay certificate data that was recently discovered.  Problems with imperial-metric grade conversions in a porting of the legacy data have been corrected.

•Forte Dynamics completed a review of the drilling database for Bullfrog and has verified assay data against lab certificates for approximately 10% of drillholes in the economically important portions of the deposits.

•The recent assay data has been collected in a manner appropriate for the deposit type and mineralization style.  Assay QA/QC analyses have been taken to ensure that assays are of a quality suitable for the estimation of mineral resources.

•The level of understanding of the geology is very good.  A district wide geologic model has been constructed using historic maps, geology reports and field mapping.  Drillhole logs are used in the interpretation when possible, but more effort should be placed on utilizing the downhole logging data to help refine the geologic models.

•Drillholes excluded from resource estimation have been reviewed and the list has been updated.  Some holes now have assay data and have been removed from the exclusion list. A few additional RC drillholes with downhole contamination have been added to the exclusion list.  Location and downhole survey issues for a few holes have also been identified.

•Historical production data, blastholes, pit maps, underground maps, stope surveys should be extracted from the historical archives and digitized into a format that can aid in the interpretation of the  geologic model and resource block model.  The historic data can be used to calibrate the resource model and provide a validation check.

•The treatment of outlier assays in the database is appropriate and reasonable.  The block grade interpretations have been carried out using conventional methods consistent with common industry practice.

•Block model grades have been zeroed out in areas of historic underground and open pit mining.  Block model grades were also zeroed out within geologic units known to be barren.  Backfilled areas within the open pit and underground mines have been accounted for in the volume and tonnage to be mined.

•Mining and processing costs based on similar Nevada operations have been applied in the pit optimization.  The existing pit walls remain very stable with steep overall slope angles on a majority of the pit walls.  The existing wall angles have been measured and applied in the pit optimization.

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1.6.2 Metallurgical Test Work and Mineral Processing

Metallurgical testing performed to date indicates reasonable gold recovery at small particle sizes.  The column leach tests on HPGR fine crushed materials suggest gold recovery could exceed 85% on 10 mesh material; however, further testing is required to properly characterize the recovery potential for each mineralized zone.

The metallurgical test program should be comprehensive, and include the following (at a minimum):

•Full characterization of composite samples - Au/Ag content, carbon and sulfur speciation, typical Geochem including Hg, solids specific gravity

•Crushing work index testing

•Abrasion index testing

•Column leach testing at various HPGR crush sizes, including comparative bottle roll tests and size fraction recovery analysis

•Agglomeration testing

•Compacted permeability testing

•Any required environmental tests on column test residues measured

1.6.3Infrastructure

•The project is in a jurisdiction that is amenable to mining.

•The project site is near the town of Beatty, Nevada which has adequate amenities and services.

•The project was open pit and underground mined from 1989-1999 and has remaining infrastructure that includes power lines on site, a paved highway to site and a network of roads across the district.

•Availability of adequate power through the local utility, as well as available water and water rights to support operations require further evaluation.

1.7 Recommendations

The current estimation of mineral resources indicate the potential for further work to advance the project to a Preliminary Economic Assessment (PEA).

Additional exploration drilling and delineation drilling should be carried out to expand the resource base and to further refine the geologic models and resource block models.

Metallurgical testing performed to date indicates gold recovery is reasonable at small particle sizes.  The column leach tests on HPGR fine crushed materials suggest gold recovery could exceed 85% on 10 mesh material; however, further testing is required to properly characterize the recovery potential for each mineralized zone.

Baseline study work across a range of activities can be started to support permitting activities for future study stages.

2. INTRODUCTION

This report has been prepared for Augusta Gold Corp. for the Bullfrog Gold Project in Nevada with the purpose of updating and reporting mineral resources utilizing the most recent drilling and geologic models.  The drillhole and geologic information has been used to generate a three-dimensional block model of the mineralized areas and optimized pit shells have been developed from those block models to report mineral resources.

Technical information, including locations, orientations, mapping, and analytical data has been supplied by Augusta Gold Corp.  Information pertaining to title, environment, permitting and access has also been supplied by Augusta Gold Corp. Introductory summaries pertaining to infrastructure, location, geology, and mineralization have been primarily sourced from the historical reports from past producers and by Augusta Gold Corp.

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Augusta Gold Corp.

The project site was inspected by Director of Mining, Russ Downer and Senior Resource Modeler, Larry Snider  on December 14, 2021.

2.1 Units of Measure

All references to dollars in this report are to U.S. dollars (US$) unless otherwise noted.  Distances, areas, volumes, and masses are expressed in the metric system unless indicated otherwise.  Historic data is expressed in English units, such as feet and tons.

For the purpose of this report, common measurements are given in metric units.  All tonnages shown are in Tonnes (t) of 1,000 kilograms, and precious metal grade values are given in grams per tonne (g/t), precious metal quantity values are given in troy ounces (toz).  To convert to English units, the following factors should be used:

•1 short ton = 0.907 tonne (T)

•1 troy ounce = 31.1035 grams (g)

•1 troy ounce/short ton = 34.286 grams per tonne (g/t)

•1 foot = 30.48 centimeters (cm) = 0.3048 meters (m)

•1 mile = 1.61 kilometer (km)

•1 acre = 0.405 hectare (ha)

2.2 Abbreviations

The following is a list of the abbreviations used in this report:

Abbreviation	Unit or Term
2D	two-dimensional
3D	three-dimensional
Ag	silver
Au	gold
cm	centimeter
cm3	cubic centimeters
g	gram
g/t	grams per tonne
g/cm3	grams per cubic centimeter
ha	hectare
kg	kilogram
km	kilometer
km2	square kilometers
km/h	kilometers per hour
kw-h	kilowatt per hour
m	meter
M	million
Mm	millimeter
mm/yr	millimeters per year
Mya	million years before present
NDEP	Nevada Department of Environmental Projection
NI 43-101	Canadian Securities Administrators’ National Instrument 43-101
NSR	Net Smelting Return
Pb	lead
PEA	Preliminary Economic Assessment
ppm	parts per million
QA/QC	quality assurance/quality control
T	metric ton
toz	Troy ounces
T/d	Tonnes per day
US$	United States dollars

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Augusta Gold Corp.

2.3 Qualified Persons and Details of Inspection

Below is a list of the qualified persons involved in the preparation of this TRS and details of their inspection of the property.

•Mr. Russ Downer, P.Eng., Director of Mining for Forte Dynamics, Inc., is a Qualified Person as defined by S-K 1300. Mr. Downer acted as project manager during preparation of this report and is specifically responsible for report Sections1-9 and 11-25. Mr. Downer is independent of US Gold.

•Mr. Downer conducted a site visit of the property on December 14, 2021, where he was able to review infrastructure, existing pits, waste dumps, roads, and the observable geologic features of the site.  The exploration program had been shut down earlier in the year so we were not able to view any logging and sample preparation.  However, the Forte team did receive a thorough geologic review of the site by the project geologist.

•Adam House, MMSA QP, Director of Processing for Forte Dynamics, Inc., is a qualified Person as defined by S-K 1300 and is specifically responsible for Section 10. Mr. House was not responsible for development or execution of the metallurgical test programs; however, he reviewed the data and interpretation included in the study. Mr. House has not visited the Project.

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Augusta Gold Corp.

3. PROPERTY DESCRIPTION

The Project is located in the Bullfrog Hills of Nye County, Nevada (Figure 4-1).  Bullfrog Mine’s property covers approximately 5,554 hectares of patented and unpatented lode mining claims in Sections 3, 4, 5, 6, 8, 9, 10, 14, 15, 16, 17, 21, 22, 23, 25, 26, 35 and 36 of T11S, R46E and Sections 1, 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 14, 15, 16, 17, and 23 of T12S, R46E, Mt. Diablo Meridian.  The Project is accessible via a 2¼ hour (260 km) drive north of Las Vegas, Nevada along US Highway 95.  Las Vegas is serviced by a major international airport and is the closest major hub for providing equipment, supplies, services, and other support to the Project.  The Project lies 4 miles west of the Town of Beatty, Nevada, which has a population of approximately 1,000 and contains most basic services, including motels, gasoline stations, schools, and a variety of stores and services.  Access around the Project is provided by a series of reasonably good gravel roads that extend to the existing mines and important exploration areas.

Figure 3-1:  Location Map

Augusta Gold has four option/lease/purchase agreements in place and, with the additional claims it has located, give it control of 734 unpatented lode mining claims and mill site claims, and 87 patented.  These lands are listed in Table 3-1.  A property map with the locations shown in detail can be seen in Figure 3-2. The claims do not have an expiration date, as long as the fees and obligations are maintained.

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Augusta Gold Corp.

Table 3-1: Lands Under the Control of Augusta Gold Corp.

Augusta Gold Corp. Patented Claims
Patent Name	Mineral Survey No.
Amathyst	2629
Augusta Gold Corp. Patented Claims
Standard Gold
Patent Name	Mineral Survey No.
Providence	2470
Aurium	2654
Augusta Gold Corp. Patented Claims
Mojave Gold Mining
Patent Name	Mineral Survey No.
Polaris Fraction	2426
Inaugural Fraction	2426
Three Peaches	2426
Little Fraction	2471A
Indian Johnnie	2471A
Shoshone	2471A
Del Monte Fraction	2501A
Shoshone Two	2471A
Shoshone Three	2471A
Oro Grande	2470
Shoshone Extension	2470
Greenhorn	2470
Augusta Gold Corp. Patented Claims
Brown Claims
Patent Name	Mineral Survey No.
Crystal	2418
Oliver	2340
Augusta Gold Corp. Patented Claims
Lunar Landing Claims
Patent Name	Mineral Survey No.
Elkhorn	2736
Red Bluff	2540
Black Bull	2425
Bell Boy Fraction	2425
South Fraction	2425
Lookout	2461
Molly Gibson #1	3043
Molly Gibson # 2	3043
Molly Gibson #3	3043

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Augusta Gold Corp.

Molly Gibson #4	3043
Molly Gibson #5	3043
Rand	2784
Rand #1	2784
Rand #2	2784
Rand #3	2784
Rand Fraction	2784
Early Bird	2491
Unexpected	2735
Scorpion	2411
St. Anthony	2734
Eva Bell	2576
Gem Fraction	2377
Quartzsite Fraction	2422
Annex	2715
Augusta Gold Corp. Unpatented Claims
Claim Name	BLM Serial Number
BFGC 1	NMC1147851
BFGC 2	NMC1147852
BFGC 3	NMC1147853
BFGC 4	NMC1147854
BFGC 5	NMC1147855
BFGC 6	NMC1147856
BFGC 8	NMC1147857
BFGC 9	NMC1147858
BFGC 10	NMC1147859
BFGC 11	NMC1147860
BFGC 12	NMC1147861
BFGC 13	NMC1147862
BFGC 14	NMC1147863
BFGC 15	NMC1147864
BFGC 16	NMC1147865
BFGC 17	NMC1147866
BFGC 18	NMC1147867
BFGC 19	NMC1147868
BFGC 20	NMC1147869
BFGC 21	NMC1147870
BFGC 22	NMC1147871

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Augusta Gold Corp.

BFGC 23	NMC1147872
BFGC 24	NMC1147873
BFGC 25	NMC1147874
BFGC 26	NMC1147875
BFGC 27	NMC1147876
BFGC 28	NMC1147877
BFGC 29	NMC1147878
BFGC 30	NMC1147879
BFGC 31	NMC1147880
BFGC 32	NMC1147881
BFGC 33	NMC1147882
BFGC 34	NMC1147883
BFGC 35	NMC1147884
BFGC 36	NMC1147885
BFGC 37	NMC1147886
BFGC 38	NMC1147887
BFGC 39	NMC1147888
BFGC 40	NMC1147889
BFGC 41	NMC1147890
BFGC 42	NMC1147891
BFGC 43	NMC1147892
BFGC 44	NMC1147893
BFGC 45	NMC1147894
BFGC 46	NMC1147895
BFGC 47	NMC1147896
BFGC 48	NMC1147897
BFGC 49	NMC1147898
BFGC 50	NMC1147899
BFGC 51	NMC1147900
BFGC 52	NMC1147901
BFGC 53	NMC1147902
BFGC 54	NMC1147903
BFGC 55	NMC1147904
BFGC 56	NMC1147905
BFGC 57	NMC1147906
BFGC 58	NMC1147907
BFGC 59	NMC1147908

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Augusta Gold Corp.

BFGC 60	NMC1147909
BFGC 61	NMC1147910
BFGC 62	NMC1147911
BFGC 7	NMC1154057
BFGC 63	NMC1154058
BFGC 64	NMC1154059
BFGC 65	NMC1154060
BFGC 66	NMC1154061
BFGC 67	NMC1154062
BFGC 68	NMC1154063
BFGC 69	NMC1154064
BFGC 70	NMC1154065
BFGC 71	NMC1154066
BFGC 72	NMC1154067
BFGC 73	NMC1154068
BFGC 74	NMC1154069
BFGC 75	NMC1154070
BFGC 76	NMC1154071
BFGC 77	NMC1154072
BFGC 78	NMC1154073
BFGC 79	NMC1154074
BFGC 80	NMC1154075
BFGC 81	NMC1154076
BFGC 82	NMC1154077
BFGC 83	NMC1154078
BFGC 84	NMC1154079
BFGC 85	NMC1154080
BFGC 86	NMC1154081
BFGC 87	NMC1154082
BFGC 88	NMC1154083
BFGC 89	NMC1177609
BFGC 90	NMC1177610
BFGC 91	NMC1177611
BFGC 92	NMC1177612
BFGC 93	NMC1177613
BFGC 94	NMC1177614
BFGC 95	NMC1177615

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Augusta Gold Corp.

BFGC 96	NMC1177616
BFGC 97	NMC1177617
BFGC 98	NMC1177618
BFGC 99	NMC1177619
BFGC 100	NMC1177620
BFGC 101	NMC1177621
BFGC 102	NMC1177622
BFGC 103	NMC1177623
BFGC 104	NMC1177624
BFGC 105	NMC1177625
BFGC 106	NMC1177626
BFGC 107	NMC1177627
BFGC 108	NMC1177628
BFGC 109	NMC1177629
BFGC 110	NMC1177630
BFGC 111	NMC1177631
BFGC 112	NMC1185280
BFGC 113	NMC1185281
BFGC 114	NMC1185282
BFGC 115	NMC1185283
BFGC 116	NMC1185284
BFGC 117	NMC1185285
BFGC 118	NMC1185286
BFGC 119	NMC1185287
BFGC 120	NMC1185288
BFGC 121	NMC1185289
BFGC 122	NMC1185290
BFGC 123	NMC1185291
BFGC 124	NMC1185292
BFGC 125	NMC1185293
BFGC 126	NMC1185294
BFGC 127	NMC1185295
BFGC 128	NMC1185296
BFGC 129	NMC1185297
BFGC 130	NMC1185298

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Augusta Gold Corp.

BFGC 131	NMC1185299
BFGC 132	NMC1185300
BFGC 133	NMC1185301
BFGC 134	NMC1185302
BEATTY CON # 1	NMC109662
LUCKY QUEEN	NMC109667
BC # 8 BABINGTON	NMC109697
BC # 9 CORNELL	NMC109698
BC # 10 FLIN FLON 2	NMC109699
BVD 6	NMC987963
BVD 5	NMC987964
BVD 324	NMC987965
BVD 323	NMC987966
BVD 322	NMC987967
BVD 321	NMC987968
BVD 317	NMC987969
BVD 316	NMC987970
BVD 315	NMC987971
BVD 314	NMC987972
BVD 303	NMC987973
BVD 302	NMC987974
BVD 301	NMC987975
BVD 300	NMC987976
BVD 207	NMC987977
BVD 206	NMC987978
BVD 205	NMC987979
BVD 204	NMC987980
BVD 203	NMC987981
BVD 202	NMC987982
BVD 201	NMC987983
BVD 200	NMC987984
BVD 107	NMC987985
BVD 106	NMC987986
BVD 105	NMC987987
BVD 41	NMC987988

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 29 of 164	March 2022

Augusta Gold Corp.

BVD 40	NMC987989
BVD 32	NMC987990
BVD 31	NMC987991
BVD 30	NMC987992
BVD 29	NMC987993
BVD 36	NMC987994
BVD 35	NMC987995
BVD 34	NMC987996
BVD 33	NMC987997
BVD 28	NMC987998
BVD 27	NMC987999
BVD 26	NMC988000
BVD 25	NMC988001
BVD 19	NMC988002
BVD 18	NMC988003
BVD 17	NMC988004
BVD 16	NMC988005
BVD 24	NMC988006
BVD 23	NMC988007
BVD 22	NMC988008
BVD 21	NMC988009
BVD 20	NMC988010
BVD 15	NMC988011
BVD 14	NMC988012
BVD 13	NMC988013
BVD 12	NMC988014
BVD 11	NMC988015
BVD 39	NMC988016
BVD 38	NMC988017
BVD 37	NMC988018
BVD 10	NMC988019
BVD 9	NMC988020
BVD 8	NMC988021
BVD 7	NMC988022
BVD 4	NMC988023
BVD 3	NMC988024

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 30 of 164	March 2022

Augusta Gold Corp.

BVD 2	NMC988025
BVD 1	NMC988026
BVD 401	NMC992989
BVD 402	NMC992990
BVD 403	NMC992991
BVD 404	NMC992992
BVD 405	NMC992993
BVD 406	NMC992994
BVD 407	NMC992995
BVD 408	NMC992996
BVD 409	NMC992997
BVD 410	NMC992998
BFG 135	NV105225834
BFG 136	NV105225835
BFG 137	NV105225836
BFG 138	NV105225837
Augusta Gold Corp. Unpatented Claims
Abitibi Option
Claim Name	BLM Serial Number
AR 1	1209019
AR 2	1209020
AR 3	1209021
AR 4	1209022
AR 5	1209023
AR 6	1209024
AR 7	1209025
AR 8	1209026
AR 9	1209027
AR 10	1209028
AR 11	1209029
AR 12	1209030
AR 13	1209031
AR 14	1209032
AR 15	1209033
AR 16	1209034
AR 17	1209035

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 31 of 164	March 2022

Augusta Gold Corp.

AR 18	1209036
AR 19	1209037
AR 20	1209038
AR 21	1209039
AR 22	1209040
AR 23	1209041
AR 24	1209042
AR 25	1209043
AR 26	1209044
AR 27	1209045
AR 28	1209046
AR 29	1209047
AR 30	1209048
AR 31	1209049
AR 32	1209050
AR 33	1209051
AR 34	1209052
AR 35	1209053
AR 36	1209054
AR 37	1209055
AR 38	1209056
AR 39	1209057
AR 40	1209058
AR 41	1209059
AR 42	1209060
AR 43	1209061
Augusta Gold Corp. Patented Claims
Barrick Claims
Claim Name	Patent Number
EMERALD	44862
RUBY	44862
NORTHSTAR	45830
LOUISVILLE	35256
DENVER FRACTION	45316
TRAMP NO. 2	46191
SIDEWINDER	45387
TIGER	45387
TRAMP EXTENSION	46171

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 32 of 164	March 2022

Augusta Gold Corp.

TRAMP NO. 1	46171
HOBO	45253
VIRGINIA	529024
DIAMOND HITCH	46187
COMET	46182
LE ROI	46181
UGLY DUCKLING	46180
LE ROI FRACTION	46179
DEL MONTE	46173
POLARIS	46173
DENVER NO. 2	45348
VENTURE	45348
DENVER NO. 3	77975
SUNSET NO. 1	45371
SUNSET NO. 2	45371
CHIEF	45815
PRINCE	45815
S.L.	46223
SPEARHEAD	46223
SUMMIT	46223
AURORA	47481
GRAND PRIZE	47481
QUARTETTE	47481
H071 TRACT 37 PATENT
BULL FROG NO. 2	44644
BULLFROG	44644
BULLFROG FRACTION LODE	45120
DELAWARE NO. 1	46263
ETHEL	46263
JUMBO	46263
NEVADA	88070
ROOSEVELT	88070
TEDDY	88070
TEDDY FRACTION	88070
PACIFIC PLACER	952102

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 33 of 164	March 2022

Augusta Gold Corp.

NEVADA PLACER	952102
PARIAN PLACER	952102
Augusta Gold Corp. Unpatented Claims
Barrick Claims
Mine Claims
Claim Name	BLM Serial Number
Shorty 1	NMC 1058705
Shorty 2	NMC 1058706
Shorty 3	NMC 1058707
Shorty 4	NMC 1058708
Shorty 5	NMC 1058709
Shorty 6	NMC 1058710
Shorty 7	NMC 1058711
Shorty 8	NMC 1058712
Shorty 10	NMC 1058713
Shorty 11	NMC 1058714
Shorty 12	NMC 1058715
ACE NUMBER 1	NMC 112229
ACE NO. 2*	NMC 112230
ACE NO. 3*	NMC 112231
RHYOLITE NO. 1	NMC 128702
RHYOLITE NO. 5	NMC 128705
WEST SIDE RHYOLITE	NMC 128708
EAST SIDE	NMC 128709
YANKEE GIRL # 2	NMC 128710
FROG EXTENSION	NMC 128711
FROG NO. 1	NMC 128712
BOLIVAR NO. 1	NMC 128713
CASH BOY	NMC 128714
GOLDEN EAGLE # 2*	NMC 298788
GOLDEN EAGLE # 3*	NMC 298789
GOLDEN AGE # 1*	NMC 298790
GOLDEN AGE # 2*	NMC 298791
GOLDEN AGE # 3*	NMC 298792
GOLDEN AGE # 4*	NMC 298793
GOLDEN AGE # 5*	NMC 298794
GOLDEN AGE # 15*	NMC 298802
GOLDEN AGE # 16*	NMC 298803

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 34 of 164	March 2022

Augusta Gold Corp.

BEV # 43	NMC 350754
BEV # 44	NMC 350755
BEV # 45	NMC 350756
BEV # 46	NMC 350757
BEV # 53	NMC 350764
BEV # 54	NMC 350765
BEV # 65	NMC 350776
BEV # 73	NMC 350784
RACHAEL # 3	NMC 400293
RACHAEL # 4	NMC 400294
RACHAEL # 5	NMC 400295
MIKE 9	NMC 415141
MIKE 10	NMC 415142
IRBF # 5	NMC 418634
IRBF # 6	NMC 418635
IRBF # 8	NMC 418637
IRISH EYES # 2	NMC 436850
CHERYL MARIE # 3	NMC 436852
GOLDEN SLIVER	NMC 436855
TOTO # 1	NMC 436856
TOTO # 2	NMC 436857
TOTO # 3	NMC 436858
TOTO # 4	NMC 436859
TOTO # 5	NMC 436860
TOTO # 6	NMC 436861
TOTO # 7	NMC 436862
OVERSIGHT	NMC 436870
ERICA ANN # 1	NMC 436876
DINY F	NMC 443898
DOUG'S DESPAIR # 1	NMC 453427
LITTLE BEV # 7	NMC 462038
BEV NO. 17	NMC 507261
BEV NO. 18	NMC 507262
BEV NO. 19	NMC 507263
BEV NO. 20	NMC 507264
BEV NO. 55	NMC 507277
BEV NO. 66	NMC 507287

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 35 of 164	March 2022

Augusta Gold Corp.

BEV NO. 67	NMC 507288
LITTLE BEV # 9	NMC 523201
BROTHER 1	NMC 551789
BROTHER 2	NMC 551790
GOLDEN AGE # 6	NMC 583381
GOLDEN AGE # 7*	NMC 583382
GOLDEN AGE # 8*	NMC 583383
GOLDEN AGE # 9*	NMC 583384
GOLDEN AGE # 12*	NMC 583385
GOLDEN AGE # 13*	NMC 583386
GOLDEN AGE # 14*	NMC 583387
GOLDEN AGE # 17*	NMC 583388
BEV 47 A	NMC 819978
BEV 48 A	NMC 819979
Augusta Gold Corp. Millsite Claims
Barrick Claims
Claim Name	BLM Serial Number
BFMS NO. 1	NMC 519933
BFMS NO. 2	NMC 519934
BFMS NO. 3	NMC 519935
BFMS NO. 4	NMC 519936
BFMS NO. 5	NMC 519937
BFMS NO. 6	NMC 519938
BFMS NO. 7	NMC 519939
BFMS NO. 8	NMC 519940
BFMS NO. 9	NMC 519941
BFMS NO. 10	NMC 519942
BFMS 11	NMC 519943
BFMS NO. 12	NMC 519944
BFMS NO. 13	NMC 519945
BFMS NO. 14	NMC 519946
BFMS NO. 15	NMC 519947
BFMS NO. 16	NMC 519948
BFMS NO. 17	NMC 519949
BFMS NO. 18	NMC 519950
BFMS NO. 19	NMC 519951
BFMS NO. 20	NMC 519952
BFMS NO. 21	NMC 519953

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 36 of 164	March 2022

Augusta Gold Corp.

BFMS NO. 22	NMC 519954
BFMS NO. 23	NMC 519955
BFMS NO. 24	NMC 519956
BFMS NO. 25	NMC 519957
BFMS NO. 26	NMC 519958
BFMS NO. 27	NMC 519959
BFMS NO. 28	NMC 519960
BFMS NO. 29	NMC 519961
BFMS NO. 30	NMC 519962
BFMS NO. 31	NMC 519963
BFMS NO. 32	NMC 519964
BFMS NO. 33	NMC 519965
BFMS NO. 36	NMC 519968
BFMS NO. 37	NMC 519969
BFMS NO. 38	NMC 519970
BFMS 41	NMC 519973
BFMS NO. 42	NMC 519974
BFMS NO. 43	NMC 519975
BFMS NO. 46	NMC 519978
BFMS NO. 48	NMC 519980
BFMS NO. 49	NMC 519981
BFMS NO. 50	NMC 519982
BFMS NO. 51	NMC 519983
BFMS NO. 52	NMC 519984
BFMS NO. 53	NMC 519985
BFMS NO. 56	NMC 519988
BFMS NO. 57	NMC 519989
BFMS NO. 58	NMC 519990
BFMS NO. 59	NMC 519991
BFMS NO. 60	NMC 519992
BFMS NO. 61	NMC 519993
BFMS NO. 63	NMC 519995
BFMS NO. 64	NMC 519996
BFMS NO. 65	NMC 519997
BFMS NO. 66	NMC 519998
BFMS NO. 67	NMC 519999
BFMS NO. 71	NMC 528590

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 37 of 164	March 2022

Augusta Gold Corp.

BFMS 72	NMC 528591
BFMS NO. 73	NMC 528592
BFMS NO. 92	NMC 528611
BFMS NO. 93	NMC 528612
BFMS NO. 94	NMC 528613
BFMS NO. 95	NMC 528614
BFMS NO. 96	NMC 528615
BFMS NO. 97	NMC 528616
BFMS NO. 98	NMC 528617
BFMS NO. 101	NMC 528620
BFMS NO. 104	NMC 528623
BFMS NO. 105	NMC 528624
BFMS NO. 106	NMC 528625
BFMS NO. 107	NMC 528626
BFMS NO. 110	NMC 528629
BFMS NO. 111	NMC 528630
BFMS NO. 114	NMC 528633
BFMS NO. 115	NMC 528634
BFMS NO. 116	NMC 528635
BFMS NO. 119	NMC 528638
BFMS NO. 205	NMC 528724
BFMS NO. 206	NMC 528725
BFMS NO. 207	NMC 528726
BFMS NO. 208	NMC 528727
BFMS NO. 209	NMC 528728
BFMS NO. 250	NMC 528769
BFMS NO. 251	NMC 528770
BFMS NO. 252	NMC 528771
BFMS NO. 253	NMC 528772
BFMS NO. 254	NMC 528773
BFMS NO. 255	NMC 528774
BFMS NO. 256	NMC 528775
BFMS 257	NMC 528776
BGMW NO. 1	NMC 551064
BGMW NO. 3	NMC 551065
BGMW NO. 11	NMC 551066
BGMW NO. 13	NMC 551067
BFMS 47 A	NMC 817723

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 38 of 164	March 2022

Augusta Gold Corp.

Augusta Gold Corp. Unpatented Claims
Sawtooth Mtn. Claims
Claim Name	BLM Serial Number
AUG 001	NV105253630
AUG 002	NV105253631
AUG 003	NV105253632
AUG 004	NV105253633
AUG 005	NV105253634
AUG 006	NV105253635
AUG 007	NV105253636
AUG 008	NV105253637
AUG 009	NV105253638
AUG 010	NV105253639
AUG 011	NV105253640
AUG 012	NV105253641
AUG 013	NV105253642
AUG 014	NV105253643
AUG 015	NV105253644
AUG 016	NV105253645
AUG 017	NV105253646
AUG 018	NV105253647
AUG 019	NV105253648
AUG 020	NV105253649
AUG 021	NV105253650
AUG 022	NV105253651
AUG 023	NV105253652
AUG 024	NV105253653
AUG 025	NV105253654
AUG 026	NV105253655
AUG 027	NV105253656
AUG 028	NV105253657
AUG 029	NV105253658
AUG 030	NV105253659
AUG 031	NV105253660
AUG 032	NV105253661
AUG 033	NV105253662
AUG 034	NV105253663
AUG 035	NV105253664
AUG 036	NV105253665

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 39 of 164	March 2022

Augusta Gold Corp.

AUG 037	NV105253666
AUG 038	NV105253667
AUG 039	NV105253668
AUG 040	NV105253669
AUG 041	NV105253670
AUG 042	NV105253671
AUG 043	NV105253672
AUG 044	NV105253673
AUG 045	NV105253674
AUG 046	NV105253675
AUG 047	NV105253676
AUG 048	NV105253677
AUG 049	NV105253678
AUG 050	NV105253679
AUG 051	NV105253680
AUG 052	NV105253681
AUG 053	NV105253682
AUG 054	NV105253683
AUG 055	NV105253684
AUG 056	NV105253685
AUG 057	NV105253686
AUG 058	NV105253687
AUG 059	NV105253688
AUG 060	NV105253689
AUG 061	NV105253690
AUG 062	NV105253691
AUG 063	NV105253692
AUG 064	NV105253693
AUG 065	NV105253694
AUG 066	NV105253695
AUG 067	NV105253696
AUG 068	NV105253697
AUG 069	NV105253698
AUG 070	NV105253699
AUG 071	NV105253700
AUG 072	NV105253701
AUG 073	NV105253702
AUG 074	NV105253703
AUG 075	NV105253704

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 40 of 164	March 2022

Augusta Gold Corp.

AUG 076	NV105253705
AUG 077	NV105253706
AUG 078	NV105253707
AUG 079	NV105253708
AUG 080	NV105253709
AUG 081	NV105253710
AUG 082	NV105253711
AUG 083	NV105253712
AUG 084	NV105253713
AUG 085	NV105253714
AUG 086	NV105253715
AUG 087	NV105253716
AUG 088	NV105253717
AUG 089	NV105253718
AUG 090	NV105253719
AUG 091	NV105253720
AUG 092	NV105253721
AUG 093	NV105253722
AUG 094	NV105253723
AUG 095	NV105253724
AUG 096	NV105253725
AUG 097	NV105253726
AUG 098	NV105253727
AUG 099	NV105253728
AUG 100	NV105253729
AUG 101	NV105253730
AUG 102	NV105253731
AUG 103	NV105253732
AUG 104	NV105253733
AUG 105	NV105253734
AUG 106	NV105253735
AUG 107	NV105253736
AUG 108	NV105253737
AUG 109	NV105253738
AUG 110	NV105253739
AUG 111	NV105253740
AUG 112	NV105253741
AUG 113	NV105253742
AUG 114	NV105253743

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 41 of 164	March 2022

Augusta Gold Corp.

AUG 115	NV105253744
AUG 116	NV105253745
AUG 117	NV105253746
AUG 118	NV105253747
AUG 119	NV105253748
AUG 120	NV105253749
AUG 121	NV105253750
AUG 122	NV105253751
AUG 123	NV105253752
AUG 124	NV105253753
AUG 125	NV105253754
AUG 126	NV105253755
AUG 127	NV105253756
AUG 128	NV105253757
AUG 129	NV105253758
AUG 130	NV105253759
AUG 131	NV105253760
AUG 132	NV105253761
AUG 133	NV105253762
AUG 134	NV105253763
AUG 135	NV105253764
AUG 136	NV105253765
AUG 137	NV105253766
AUG 138	NV105253767
AUG 139	NV105253768
AUG 140	NV105253769
AUG 141	NV105253770
AUG 142	NV105253771
AUG 143	NV105253772
AUG 144	NV105253773
AUG 145	NV105253774
AUG 146	NV105253775
AUG 147	NV105253776
AUG 148	NV105253777
AUG 149	NV105253778
AUG 150	NV105253779
AUG 151	NV105253780
AUG 152	NV105253781
AUG 153	NV105253782

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 42 of 164	March 2022

Augusta Gold Corp.

AUG 154	NV105253783
AUG 155	NV105253784
AUG 156	NV105253785
AUG 157	NV105253786
AUG 158	NV105253787
AUG 159	NV105253788
AUG 160	NV105253789
AUG 161	NV105253790
AUG 162	NV105253791
AUG 163	NV105253792
AUG 164	NV105253793
AUG 165	NV105253794
AUG 166	NV105253795
AUG 167	NV105253796
AUG 168	NV105253797
AUG 169	NV105253798
AUG 170	NV105253799
AUG 171	NV105253800
AUG 172	NV105253801
AUG 173	NV105253802
AUG 174	NV105253803
AUG 175	NV105253804
AUG 176	NV105253805
AUG 177	NV105253806
AUG 178	NV105253807
AUG 179	NV105253808
AUG 180	NV105253809
AUG 181	NV105253810
AUG 182	NV105253811
AUG 183	NV105270056
AUG 184	NV105270057
AUG 185	NV105270058
AUG 186	NV105270059
AUG 187	NV105270060
AUG 188	NV105270061
AUG 189	NV105270062
AUG 190	NV105270063
AUG 191	NV105270064
AUG 192	NV105270065
AUG 193	NV105270066

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 43 of 164	March 2022

Augusta Gold Corp.

AUG 194	NV105270067
AUG 195	NV105270068
AUG 196	NV105270069
AUG 197	NV105270070
AUG 198	NV105270071
AUG 199	NV105270072
AUG 200	NV105270073
AUG 201	NV105270074
AUG 202	NV105270075
AUG 203	NV105270076
AUG 204	NV105270077
AUG 205	NV105270078
AUG 206	NV105270079
AUG 207	NV105270080
AUG 208	NV105270081
AUG 209	NV105270082
AUG 210	NV105270083
AUG 211	NV105270084
AUG 212	NV105270085
AUG 213	NV105270086
AUG 214	NV105270087
AUG 215	NV105270088
AUG 216	NV105270089
AUG 217	NV105270090
AUG 218	NV105270091
AUG 219	NV105270092
AUG 220	NV105270093
AUG 221	NV105270094
AUG 222	NV105270095
AUG 223	NV105270096
AUG 224	NV105270097
AUG 225	NV105270098
AUG 226	NV105270099
AUG 227	NV105270100
AUG 228	NV105270101
AUG 229	NV105270102
AUG 230	NV105270103
AUG 231	NV105270104
AUG 232	NV105270105

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 44 of 164	March 2022

Augusta Gold Corp.

AUG 233	NV105270106
AUG 234	NV105270107
AUG 235	NV105270108
AUG 236	NV105270109
AUG 237	NV105270110
AUG 238	NV105270111
AUG 239	NV105270112
AUG 240	NV105270113
AUG 241	NV105270114
AUG 242	NV105270115
AUG 243	NV105270116
AUG 244	NV105270117
AUG 245	NV105270118
AUG 246	NV105270119
AUG 247	NV105270120
AUG 248	NV105270121
AUG 249	NV105270122
AUG 250	NV105270123
AUG 251	NV105270124
AUG 252	NV105270125
AUG 253	NV105270126
AUG 254	NV105270127
AUG 255	NV105270128
AUG 256	NV105270129
AUG 257	NV105270130
AUG 258	NV105270131
AUG 259	NV105270132
AUG 260	NV105270133
AUG 261	NV105270134
AUG 262	NV105270135
AUG 263	NV105270136
AUG 264	NV105270137
AUG 265	NV105270138
AUG 266	NV105270139
AUG 267	NV105270140
AUG 268	NV105270141
AUG 269	NV105270142
AUG 270	NV105270143
AUG 271	NV105270144
AUG 272	NV105270145

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 45 of 164	March 2022

Augusta Gold Corp.

AUG 273	NV105270146
AUG 274	NV105270147
AUG 275	NV105270148
AUG 276	NV105270149
AUG 277	NV105270150
AUG 278	NV105270151
AUG 279	NV105270152
AUG 280	NV105270153
AUG 281	NV105270154
AUG 282	NV105270155
AUG 283	NV105270156
AUG 284	NV105270157
AUG 285	NV105270158
AUG 286	NV105270159
AUG 287	NV105270160
AUG 288	NV105270161
AUG 289	NV105270162
AUG 290	NV105270163
AUG 291	NV105270164
AUG 292	NV105270165
AUG 293	NV105270166
AUG 294	NV105270167
AUG 295	NV105270168

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 46 of 164	March 2022

Augusta Gold Corp.

Figure 3-2: Property Map of the Bullfrog Project

Legend
Augusta Gold Patented
Augusta Gold Unpatented
Fee Property
Fee Property - Deeded
Lunar Landing Option
Mojave Option
Abitibi Option
Text
0 0.5 1 2 3 4 Kilometers
N
507500
510000
512500
515000
517500
520000
4097500
4095000
4092500
4090000
4087500
4085000
4082500
4080000

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 47 of 164	March 2022

Augusta Gold Corp.

3.1 NPX Assignment of Lands

In September 2011, the Company issued 14.4 million shares of the Company to the shareholders of Standard Gold Corp. (SGC) to acquire 100% of SGC and its assets.  SGC is a private Nevada corporation and now wholly owned by the Company.  Concurrently, NPX Metals, Inc. (NPX) and Bull Frog Holding, Inc. (BHI) assigned all title and interests in 79 claims and two patents to SGC.  The Company granted a production royalty of 3% NSR on the property to NPX and BHI, plus an aggregate 3% NSR cap on any acquired lands within one mile of the 2011 boundary.  Thus, NPX and BHI would not receive any royalty on acquisitions having a 3% or greater NSR.

3.2 Mojave Gold Option

In March 2014, the Company formed Rocky Mountain Minerals Corp. (RMMC), a private Nevada corporation, as a wholly owned subsidiary specifically for holding and acquiring assets.  On October 29, 2014, RMMC exercised an option to purchase from Mojave Gold Mining Co. 12 patents west and adjacent to the Company’s initial property and that cover the NE half of the M-S pit.  Mojave was paid 750,000 shares of BFGC plus $16,000.  RMMC agreed to make annual payments totaling $180,000 over nine years to fully exercise the option, and expend as a minimum work commitment for the benefit of the Property $100,000 per year and a total of $500,000 over five years on the Properties and surrounding lands within one-half mile of the 12 Mojave patents.  Alternatively, RMMC can pay cash to Mojave at 50% of the difference between the minimum required and the actual expenditures.  Mojave retained a sliding scale Net Smelter Return royalty ranging from 1% for gold prices below $1,200/ounce and up to 4% for gold prices above $3,200 per ounce.  For reference, Barrick terminated a lease on the 12 Mojave patents in mid-2000 (then known as the Dees group) and all residual access rights in 2010.

3.3 Barrick Bullfrog Inc. Lease and Option

On March 23, 2015, Bullfrog Mines LLC (Bullfrog Mines), the successor by conversion of Barrick Bullfrog Inc., and RMMC, among others, entered into a lease and option to purchase agreement (the Lease and Option Agreement) dated March 23, 2015 for RMMC to acquire six patents, 20 unpatented claims, and eight mill site claims from Bullfrog Mines.  The Lease and Option Agreement terminated upon execution of the Membership Interest Purchase Agreement (MIPA).

3.4 Lunar Landing Lease

On July 1, 2017, RMMC entered a lease with Lunar Landing LLC on 24 patents in the Bullfrog District:

•Two patents are adjacent and west of the M-S pit that could allow potential expansion of the pit down dip of the Polaris vein and stock work system.

•Ten patents have provided the Company with contiguous and connecting lands between the M-S and Bullfrog pits.  These patents will also allow further expansions of the Bullfrog pit to the north and east.

•Four patents are within 0.5 to 1.2 miles west of the Bullfrog pit in the vicinity of the Bonanza Mountain open pit mine.

•Eight patents are in an exploration target area located about 1.5 miles NW of the Bullfrog pit and where the Company has owned the Aurium patent since 2011.

•The lease includes the following:

•The Company paid $26,000 on signing and is scheduled to annually pay $16,000 for years 2 5, $21,000 for years 6-10, $25,000 for years 11-15, $30,000 for years 16-20, $40,000 for years 21-25 and $45,000 for years 26-30.

•Production royalty of 5% net smelter returns with the right to buy-down to 2.5%.

•The Company is to expend as a work commitment not less than $50,000 per year and $500,000 in total to maintain the lease.

•The Company has rights to commingle mineralization and the flexibility to operate the Project as a logical land and mining unit.

3.5 Brown Claims

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On January 29, 2018, RMMC purchased the two patented claims, thereby eliminating minor constraints to expand the Bullfrog pit to the north.  As partial consideration for the Brown Claims, RMMC granted the sellers of the Brown Claims a 5% net smelter returns royalty on the Brown Claims, of which 2.5% can be purchased by RMMC for aggregate consideration of US$37,500.

3.6 Barrick Claims (2020)

On October 26, 2020, the Company completed its acquisition of Bullfrog Mines pursuant to the MIPA with Homestake Mining Company of California (Homestake) and Lac Minerals (USA) LLC (Lac Minerals and together with Homestake, the Barrick Parties).

Pursuant to the MIPA, the Company purchased from the Barrick Parties all of the equity interests (the Equity Interests) in Bullfrog Mines for aggregate consideration of (i) 54,600,000 units of the Company, each unit consisting of one share of common stock of the Company and one four-year warrant purchase one share of common stock of the Company at an exercise price of C$0.30, (ii) a 2% net smelter returns royalty (the Barrick Royalty) granted on all minerals produced from all of the patented and unpatented claims (subject to the adjustments set out below), pursuant to a royalty deed, dated October 26, 2020 by and among Bullfrog Mines and the Barrick Parties (the Royalty Deed), (iii) the Company granting indemnification to the Barrick Parties pursuant to an indemnity deed, dated October 26, 2020 by and among the Company, the Barrick Parties and Bullfrog Mines, and (iv) certain investor rights, including anti-dilution rights, pursuant to the investor rights agreement, dated October 26, 2020, by and among the Company, Augusta Investments Inc., and Barrick.

Through the Company’s acquisition of the Equity Interests, the Company acquired rights to the 1,500 acres of claims adjoining the Company’s Bullfrog Gold deposit.

Pursuant to the Royalty Deed, the Barrick Royalty is reduced to the extent necessary so that royalties burdening any individual parcel or claim included in the Barrick Properties on October 26, 2020, inclusive of the Barrick Royalty, would not exceed 5.5% in the aggregate, provided that the Barrick Royalty in respect of any parcel or claim would not be less than 0.5%, even if the royalties burdening a parcel or claim included in the Barrick Properties would exceed 5.5%.

3.7 Abitibi Royalties Option

On December 9, 2020, Bullfrog Mines entered into a mining option agreement with Abitibi Royalties (USA) Inc. (Abitibi) granting Bullfrog Mines the option (the Abitibi Option) to acquire forty-three unpatented lode mining claims to the south of the Bullfrog deposit.  Bullfrog Mines made an initial payment to Abitibi of C$25,000 and can exercise the Abitibi Option by:

•Paying to Abitibi C$50,000 in cash or shares of Company common stock by December 9, 2021;

•Paying to Abitibi C$75,000 in cash or shares of Company common stock by December 9, 2022; and

•Granting to Abitibi a 2% net smelter royalty on the claims subject to the Abitibi Option by December 9, 2022, of which Bullfrog Mines would have the option to purchase 0.5% for C$500,000 on or before December 9, 2030.

In order to exercise the Abitibi Option, Bullfrog Mines is also required to keep the underlying claims in good standing.

3.8 Other Property Considerations

All the unpatented lode mining claims are on U.S. public land administered by the Bureau of Land Management (“BLM”) and, therefore, are subject to exploration and development permits as required by the several current regulations.  The unpatented lode mining claims require annual payments of $155 per claim to the BLM and $12 per claim to Nye County.

In summary, the lands controlled by Augusta Gold Corp. are in good standing with no significant liens, encumbrances, or title adversities.

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3.9 Environmental and Permitting

The author is not aware of any outstanding environmental, reclamation or permitting issues that would impact future exploration work.  Future exploration work will require a Plan of Operations to be filed with the BLM and the Nevada Department of Environmental Protection.

The following outlines the general framework for permitting a mine in Nevada and the required permits.  Many of the permits discussed herein apply to the construction stage and are not currently being pursued.

Exploration activities on Federal mining claims on BLM lands requires a Notice of Intent (NOI) for exploration activities under five acres of disturbance and a Plan of Operations for larger scale exploration activities.  A Plan of Operations is also required with the Nevada Department of Environmental Protection (NDEP) to fulfill the State of Nevada permitting obligations on private and public lands, respectively.  Reclamation bonds related to environmental liabilities need to be calculated and posted to cover activities on the Project.  Additional permits and bonding will be required for developing, constructing, operating, and reclaiming the Project.

Additional Baseline Studies will be required to update the historical studies completed by Barrick.  This will include geochemistry, hydrologic studies of the in-pit water and water in existing wells, plant, wild life and threatened and endangered species surveys, meteorological information, and cultural surveys.

Major permits, not inclusive of the Plan of Operations above, that will be required include:

•Water Pollution Control Permits (WPCP):  The WPCP application must address the open pit, heap leach pad, mining activities and water management systems with respect to potentially degrading of the waters of Nevada.  Sufficient engineering, design and modeling data must be included in the WPCP.  A Tentative Permit Closure Plan must be submitted to the NDEP-BMRR in conjunction with the WPCP.  A Final Permanent Closure Plan will be needed two years prior to Project closure.

•Air Quality:  An application for a Class II Air Quality Permit must be prepared using Bureau of Air Pollution Control (BAPC) forms.  The application must include descriptions of the facilities, a detailed emission inventory, plot plans, process flow diagrams and a fugitive dust control plan for construction and operation of the Project.  A Mercury Operating Permit and a Title V Operating permit will also be necessary for processing loaded carbon or electro-winning precipitates.

•Water Right:  Additional water rights will need to be acquired from third parties or obtained from the Nevada Division of Water Resources (NDWR) for producing Project water.

•Industrial Artificial Pond:  Water storage ponds, which are part of the water management systems, will require Industrial Artificial Pond permits (IAPP) from the Nevada Department of wildlife.  Approval from the Nevada State Engineer’s Office is also required if embankments exceed specified heights.

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Additional minor permits will be required for the project to advance to production and are listed in Table 3-2.

Table 3-2: Additional Minor Permits Required

Notification/Permit	Agency
Mine Registry	Nevada Division of Minerals
Mine Opening Notification	State Inspector of Mines
Solid Waste Landfill	Nevada Bureau of Waste Management
Hazardous Waste Management Permit	Nevada Bureau of Waste Management
General Storm Water Permit	Nevada Bureau of Water Pollution Control
Hazardous Materials Permit	State Fire Marshall
Fire and Life Safety	State Fire Marshall
Explosives Permit	Bureau of Alcohol, Tobacco, Firearms & Explosives
Notification of Commencement of Operation	Mine Safety and Health Administration
Radio License	Federal Communications Commission
Public Water Supply Permit	NV Division of Environmental Protection
MSHA Identification Number and MSHA Coordination	U.S. Department of Labor Mine Safety and Health Administration (MSHA)
Septic Tank	NDEP-Bureau of Water Pollution Control
Petroleum Contaminated Soils	NV Division of Environmental Protection

3.10 Significant Risk Factors

The author is not aware of any outstanding environmental, reclamation or permitting issues that would impact future exploration work.

The author is unaware of any other significant risk factors that may affect access, title, or right or ability to perform work on the property.

4. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1 Accessibility

The Bullfrog Project is accessible via a 2½ hour (120 mile) drive north of Las Vegas, Nevada on US Highway 95.  Las Vegas, the largest city in Nevada, is serviced by a major international airport, and has ample equipment, supplies and services to support many of the Project’s needs.  The Project is 4 miles west of the Town of Beatty, Nevada via a paved highway.  Beatty has a population of approximately 1,000 and can provide basic housing, services, and supplies.  Access around the Project is by a series of reasonably good gravel roads that extend to the open pit mines and most of the significant exploration areas.

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4.2 Physiography, Climate and Vegetation

Figure 4-1: Photo of Bullfrog Hills at Rhyolite

The Bullfrog Project is in Western Nevada’s high desert, which receives about 15 cm of precipitation per year, mostly as modest snowfall in the winter and thunderstorms in the summer.  Temperatures typically range from -12°C (10°F) in winter to 43.3°C (110°F) in the summer.  Due to the relatively mild climate at the Project, the operating season is year-round.

The hills at the Project are covered with sparse low brush including creosote, four‐wing saltbush, rabbit brush, and Nevada ephedra.  The Project is in the Basin and Range province, but the local topographic relief is only a few hundred feet.  Elevations in the main Project areas range from 1,035 m in the valleys to 1,270 m at the peak of Ladd Mountain and 1,320 m at the peak of Montgomery Mountain.  Most of the Project is characterized by low hills separated by modest width valleys.  Although the U.S. Fish and Wildlife Service has designated the area as habitat for desert tortoise-a threatened and endangered species-Barrick and others have successfully coped with this designation, and the rough terrain is not conducive for these species.  Additional studies may be required to meet requirements regarding the tortoise habitat.

4.3 Local Resources and Infrastructure

Augusta Gold Corp. maintains sufficient surface rights to support mining operations, including areas for potential waste disposal, tailings storage, heap leach pads and potential mill sites.  The Company recently located additional mining claims and is pursuing the acquisition of other lands in the area.  Most claim blocks are contiguous, and the water rights that Barrick held through Bullfrog Mines were indirectly acquired by Augusta Gold Corp. as part of its acquisition of Bullfrog Mines.

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The towns of Beatty, Pahrump and Tonopah in Nye County have populations that support mining operations in the area.

Valley Electric Association based in Pahrump, Nevada owns a 138 KV transmission line and a 24.9 KV distribution line that remain on-site and serviced mining at the site previously.  The substation connected to the 24.9 KV line remains on-site, but the transformers and switchgear have been removed.

Pumping from wells completed near the bottom of the Bullfrog pit is required to access deeper mineralization and could produce most of the Project water needs.  Water may also be available from Barrick’s production wells located a few miles south of Highway 374, possibly from the Town of Beatty wellfield, and to a limited extent from deepening the M-S pit.

5. HISTORY

The original Bullfrog deposit was discovered in 1904 by Frank “Shorty” Harris and Ernest Cross.  This deposit is located 3.5 miles WSW of the Montgomery Shoshone (M-S) mine and initially had un-recorded but minor production.  In 1904 the M-S deposit was discovered, and an underground mine was developed to the 700-foot level.  A 300-tpd cyanidation mill was constructed for processing the mined material.  The M-S operation recovered 67,000 gold equivalent ounces from 141,000 tons or 0.48 gold ounce/ton (opt) during the period 1907 to 1911.  The mine was shut down in late 1910 due to declining grades and operating issues at depth.  The adjacent Polaris mine produced 4,900 ounces of gold from 9,500 tons, or an average recovery of 0.52 gold opt.

Through 1911 the District produced 94,000 ounces of gold, but thereafter only minor exploration, development, and production activities occurred until St. Joe American successfully initiated modern exploration programs in 1982.  In July 1987, Bond International Gold acquired St. Joe and constructed a nominal 9,000-tpd cyanidation mill in July 1989.  In November 1989, Lac Minerals acquired Bond’s interest.  In September 1994, Lac was acquired by Barrick.  Recorded Project gold production from 1989 to 1999 is summarized in Table 5-1.

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Table 5-1: Bullfrog Project Production

Year	Mined Tons	Gold Rec. OPT	Gold Rec. Oz	Silver Rec. Oz	Source Report
1989	1,025,000	0.060	56,771	35,752	Bond Gold
1990	3,036,000	0.080	220,192	228,647	Bond Gold
1991	2,988,000	0.073	198,863	188,824	Lac Min.
1992	3,173,000	0.111	323,825	313,100	Lac Min.
1993	3,080,000	0.125	354,900	469,899	Lac Min.
1994	3,093,000	0.105	301,000	NR	Barrick
1995	3,110,100	0.062	176,307	NR	Barrick
1996	3,008,600	0.073	205,300	NR	Barrick
1997	3,070,700	0.073	206,571	NR	Barrick
1998	3,213,000	0.070	208,123	NR	Barrick
1999	From Stockpiles		77,000	NR	NV G.S.
Total/Avg.	28,797,400	0.081	2,328,852	2,493,591 est.
	Mine	Mineralized Material Tonnes	g Gold/T Mineralization	Gold Oz Rec.	Years Mined
	BF Pit	18,428,840	2.44	1,346,852	1989 - 1994
	BF UG	2,782,077	8.30	690,000	1992 - 1998
	M-S Pit	3,504,309	2.10	220,000	1994 - 1997
	Bonanza Pit	1,416,715	1.70	72,000	1995 - 1996
		26,131,942	2.98	2,328,852

Open pit mine production began in 1989 and underground mine production started in 1992 in the Bullfrog deposit.  Bullfrog pit operations were terminated in late 1994, with the underground mine scheduled to produce the remaining Bullfrog reserves.  The M-S deposit was open pit mined between 1994 and 1997, during which time the Bonanza Mountain deposit was also mined.  Underground operations were shut down in late 1998 due to adverse economic conditions and depletion of remaining reserves.  During the last years of mill operations, all remaining low- and high-grade stockpiles, grading +0.5 gold g/t, were blended with underground ores.  For reference, gold prices averaged less than $290 per ounce during 1998 and 1999 and hit a multi-year low of $252/oz in August 1999.

By December 2000 Barrick completed all major reclamation and closure requirements, and subsequently removed all mine and processing equipment and buildings.  Per Barrick’s permit requirements, the deep north part of the Bullfrog pit has now been backfilled with alluvium to an elevation of 927 meters to cover the gradually rising water table, which currently is at an elevation of 906 m.  There has been no backfilling in the M-S pit since it is above the water table.  Since 2000 no significant activities in the south half of the Bullfrog Mining District have been performed, other than reclamation by Barrick.

Notably, on October 26, 2020, Augusta acquired Bullfrog Mines LLC (the successor by conversion of Barrick Bullfrog Inc.) from certain wholly owned subsidiaries of Barrick Gold Corporation.

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6. GEOLOGICAL SETTING, MINERALISATION AND DEPOSIT

The following Geological Setting and Mineralization section was in large measure excerpted with permission from a paper presented at the Geological Society of Nevada Symposium “Geology and Ore Deposits of the American Cordillera”, April 10-13, 1995, titled “Geology and Mineralization of the Bullfrog Mine and Vicinity Nye County, Nevada.”

6.1 Regional Geology

Figure 6-1: Regional Setting of the Bullfrog Mine (Eng et al., 1996)

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The Bullfrog Project lies in the southwestern portion of the Great Basin along the southern part of the Walker Lane structural belt (Stewart, 1988) and in the southwestern part of the southwestern Nevada Volcanic Field (Noble et al., 1991).  The Walker Lane lies along the western margin of the Great Basin and is bounded to the west by the Sierra Nevada province (Figure 6-1).  Stewart (1988) divided the north-trending Walker Lane belt into nine blocks characterized by different structural fabric and development.  The boundaries between blocks are commonly major strike slip faults or ill-defined transitions of structural fabric.  The Bullfrog District lies near the southwestern margin of the Goldfield block.  This block shows a general lack of strike slip faults but has locally substantial large-scale Late Tertiary extension faults notably in the Mineral Ridge Weepah Hills area to the north and detachment type faulting in the Bullfrog Hills, and Bare Mountain area to the south.

The Goldfield block is bounded on the west by the northwest-striking right-lateral Death Valley-Furnace Creek fault zone, which is one of the largest strike-slip faults in the Walker Lane with approximately 40 100 km of right-lateral displacement (cf. Stewart, 1967; McKee, 1968), and on the north and south by the east-northeast striking, left-lateral Coaldale fault zone and Mine Mountain-Rock Valley fault zones, respectively.  The eastern boundary of the Goldfield block is less well defined; it lies buried under alluvium of Cactus Flat and is further obscured by volcanic centers of the southwest Nevada volcanic field.

The Bullfrog Hills are in the western part of the southwestern Nevada volcanic field (Figure 6-1) which encompasses a complex of nested and overlapping calderas that developed between about 15 - 11 Ma (see Byers et al., 1989; Sawyer et al., 1994 and references therein).  Two additional volcanic centers formed to the northwest at 9.4 Ma and 7.5 Ma (Noble et al., 1984).  Many of the Tertiary volcanic rocks in the Bullfrog Hills came from these volcanic centers which collectively erupted >13,500 km3 of magma.  Source areas for some of the older volcanic units (>14 Ma) in the Bullfrog Hills are less well known, whereas the younger small-volume tuffs and lavas (11-10 Ma) appear derived mainly from flow domes within the Bullfrog Hills (Noble et al., 1991; Connors, 1995; Weiss et al., 1995).

Large-scale extension of the Bullfrog Hills in the mid- to late-Miocene led to moderate to steep eastward tilting of rocks along listric normal faults in the hanging wall of a major low angle fault zone, recently referred to as a "detachment fault" (e.g. Hamilton, 1988, Maldonado 1990a, b).  Most of the extensional faulting and tilting in the Bullfrog Hills temporally overlapped with volcanism in the southwestern Nevada volcanic field and with eruption of local tuffs and lavas in the Bullfrog Hills.  Precious metal mineralization in the southern Bullfrog Hills occurred during the final episodes of large-scale extension and tilting.

6.2 Local and Property Geology

Rocks in the southern Bullfrog Hills consist of lower- and upper-Proterozoic metamorphic rocks, Paleozoic marine sedimentary rocks, and Cenozoic volcanic and sedimentary rocks; Mesozoic sedimentary rocks are absent.  Tertiary volcanic and less abundant sedimentary rocks are exceptionally well exposed and record an episode of major crustal extension and volcanism and are the principal hosts to precious metal deposits.  The Proterozoic and Paleozoic rocks are only exposed locally, and because they have limited potential for hosting economic precious metal deposits in the area they were not studied in detail and are only discussed briefly here.

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Figure 6-2: Bullfrog District - Stratigraphy and Mineralization

STRATIGRAPHY AND MINERALIZATION
BULLFROG DISTRICT
STRATIGRAPHIC POSITION OF MINES AND PROSPECTS
MINERALIZATION AGE DATES
AGE
MAP UNITS
LITHOLOGY
MAJOR MINES
SMALLER MINES AND PROSPECTS
QUATERNARY
PLIOCENE
MIOCENE
PALEOZOIC
PROTEROZOIC
BULLFROG 9.99 ±0.04 Ma
BF,MS,OB MP,BM
SP,ML?
MAYFLOWER – PIONEER (MP)
MONTGOMERY-SHOSHONE (MS)
BONANZA MTN. (BM)
BULLFROG (BF)
GOLD BAR
SECRET PASS (SP)
ORIGINAL BULLFROG (OB)
MOTHER LODE ? (ML)
FLUORSPAR CANYON
STERLING
REWARD, GOLD ACE
7.5 Ma
10.33 Ma
10.7–10.3 Ma
10.56 Ma
10.7 Ma
11.45 Ma
11.6 Ma
12.7 Ma
12.8 Ma
13.2 Ma
14.0 Ma
>14.0 Ma
Qal
Tr16
Tr11
T1
Tb4
Tr10
Tr9,Tb3
Tr8
Tr7,Tb2
Tr6
Tr5
Tr4
Tr3
Tb1
Tr2
Tr1g
Tr1
Tr1cgl
Pzs
P€
Alluvium and Pediment Gravels
Gravels and Tuff of Sober-Up Gulch
Donovan Mtn. Latite Lavas
Rainbow Mtn. Sequence
Rhyolitic tuffs, lavas and intrusives
Includes heterolithic debris flows and landslide breccias in the Northern Bullfrog Hills
T1 Tuffaceous sediments and landslide breccias
Basalt Lavas (50–75m)
Ammonia Tanks Tuff, Timber Mtn. Group
Welded rhyolitic tuff with abundant quartz crystals, minor biotite; basaltic lithics. (100–200m)
Rainier Mesa Tuff, Timber Mtn. Group
Welded rhyolitic tuff, abundant quartz crystals. (200–300m)
Salmon-pink less welded basal zone of Tr8 (15–20m)
White, bedded, crystal-lithic tuffs (40–60m)
Tiva Canyon Tuff, Paintbrush Group
Crystal-poor, except upper caprock which contains 10–15% feldspar and biotite crystals (100–150m)
Topopah Springs Tuff, Paintbrush Group
Mainly very crystal-poor tuff; commonly spherulitic (100–120m)
Bullfrog Tuff, Crater Flat Group
Rhyolitic with small resorbed quartz crystals and biotite (2–3%) (150–200m)
Lithic Ridge Tuff
Rhyolitic crystal-lithic tuff and re-worked tuff, with minor biotite (150–200m)
Upper Tr1 – "Latite" Lavas and Sediments
Porphyritic with abundant feldspar (20%) and biotite (2%) (150–200m)
Tr1g and underlying sediments are lithologically and time-stratigraphically correlated to the Rocks of Joshua Hollow
Lower Tr1 – Older Tuffs and Sediments
Includes Upper and Lower Tuffs of Sawtooth Mtn. and the Tuff of Buck Spring. Lower part of section may include Tuff of Yucca Flat (15.1 Ma) and/or older Tuffs of Slate Ridge and Gold Mtn. (15–17 Ma).
Basal Tertiary Conglomerate
Limestone, Shale, Siltstone and Quartzite
Southern Bullfrog Hills Fault
Schist, Gneiss and Marble
500 m
400 m
300 m
200 m
100 m
0
1000 ft
750 ft
500 ft
250 ft
0
Approximate Vertical Scale
Unconformity / Tilting
Gravels and Alluvium
Sedimentary Rocks
Poorly Welded Tuffs
Phenocryst-rich Tuffs
Lithic-rich Tuffs
Breccias and Conglomerates
Lava Flows
STRATIGRAPHY AND MINERALIZATION
BULLFROG DISTRICT
Figure 4
Mar. 03, 1995
DATA BY: T. ENG
DRAWN BY: J. BIGGS
STRAT.DWG

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Figure 6-3: Cross Section of the Bullfrog Project Area

6.2.1 Cenozoic Rocks

The Tertiary section in the southern Bullfrog Hills is dominated by volcanic rocks, in particular ash-flow tuffs, and subordinate interbedded volcaniclastic and epiclastic sedimentary rocks.  These rocks range in age from >14 Ma to about 7.5 Ma in the southern Bullfrog Hills.

6.2.2 Pre-14 Ma Rocks

Pre-14 Ma rocks are a heterogeneous assemblage of variably welded crystal-poor to crystal-rich ash-flow tuffs, conglomerate and fanglomerate, pumiceous gritstones, tuffaceous sedimentary shales (locally carbonaceous and calcareous), and a capping sequence of porphyritic lava flows and associated ruffs.  This group of rocks comprises almost half of the Tertiary section (approximately 2.5 km aggregate thickness) and is the least understood because of abrupt facies changes, several nondescript units, and widespread alteration.

6.2.2.1 Basal Fanglomerate and Breccia

The unit is discontinuously exposed along the southwest foot of Ransome Ridge, where it forms a clast-supported fanglomerate or breccia, including cobble- to boulder-size clasts of Paleozoic limestone, quartzite, phyllitic shale, and lesser Tertiary porphyritic volcanic rocks.  A coarse-grained feldspathic-lithic sandstone comprises the matrix.  The unit is interpreted to mark a basal Tertiary fanglomerate shed from nearby highlands underlain mostly by Paleozoic rocks.

6.2.2.2 Tuffs and Tuffaceous Sedimentary Rocks of Buck Spring

These rocks are the oldest clearly volcanic and volcaniclastic rocks in the district and are exposed in the immediate footwall of the Ransome fault.  Overlying these lower units is a compound cooling unit consisting of a lower poorly to moderately

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welded crystal-lithic ash-flow tuff overlain by a thick densely welded crystal-rich ash-flow tuff.  Total thickness of this unit is about 175 m.

6.2.2.3 Tuffs and Tuffaceous Sedimentary Rocks of Sawtooth Mountain

This is also a heterogeneous sequence of rocks, subdivided into the lower and upper tuffs of Sawtooth Mountain following terminology of Maldonado and Hausback (1990).  Good outcrops of these rocks are exposed on Ransome Ridge and on Sawtooth Mountain 3 km to the north where the combined thickness is approximately 1 km.  The rocks also crop out on the east side of Beatty, but drilling suggests that the units probably thin to the east. The lower tuff of Sawtooth Mountain is dominated by variably reworked crystal-lithic ruffs and interbedded lacustrine and volcaniclastic sedimentary rocks that have an aggregate thickness of 370 m to 550 m.  The upper tuff of Sawtooth Mountain underlies much of Ransome Ridge and is approximately 500 m thick.  It has a 10-15 m thick poorly welded base that grades abruptly into densely welded ash-flow tuff.  The unit is characterized by hackly fracture and is widely bleached and weakly silicified.

6.2.2.4 Thin-Bedded Calcareous to Carbonaceous Shales

These variably carbonaceous to calcareous shales and siltstones are also locally exposed in the footwall of the Bullfrog deposit.  The contact with the underlying tuffs of Sawtooth Mountain is poorly exposed; it appears to be an angular unconformity.

6.2.2.5 Latitic Flows and Associated Tuffs and Volcaniclastic Rocks (Tr1g)

This sequence of rocks is best exposed in central Box Canyon and in the footwall of the mineralized vein zone at the Bullfrog deposit.  This unit consists predominantly of porphyritic lava; variably reworked tuff occurs at the base and middle of the unit.  The sequence which has an exposed aggregate thickness of about 400 m, is collectively termed Tr1g by exploration staff at the Bullfrog mine following an earlier stratigraphic division of rhyolite unit one of Ransome et al. (1910).  The rock has been mapped and described as quartz latite (Maldonado and Hausback, 1990).  The sequence of latitic lavas and associated tuffs rests conformably on underlying carbonaceous shales in Box Canyon.  Soft sediment deformation in the shales is common in proximity to the contact.  At the Bullfrog mine, carbonaceous shales are locally interbedded with flows of latite.

6.2.2.6 Intrusive Rocks

Intrusive rocks of this age group consist of diabase/diorite dikes, silicic porphyry dikes, and porphyritic quartz latite.  The diabase/diorite dikes intrude Proterozoic gneiss and schist south and southwest of the Original Bullfrog mine.  They consist of fine- to medium-grained, generally equigranular pyroxene-hornblende diabase or diorite.  Unlike the rocks they intrude, the diabase dikes are un-foliated and postdate probable Cretaceous age metamorphism (Hoisch et al., in press).  The diabase dikes have not been observed to intrude Tertiary volcanic and sedimentary rocks.  Silicic porphyry dikes consist of a quartz porphyry and feldspar porphyry.  Both rock types contain about 25% phenocrysts of mostly plagioclase and (or) quartz.  The dikes are exposed on Ransome Ridge where they intrude the lower tuff of Sawtooth Mountain.  The quartz porphyry dikes are typically moderately to strongly propylitized, whereas the feldspar porphyry dikes are relatively fresh suggesting that they may be younger.  Porphyritic quartz latite forms dikes that fill faults and small plugs.  The rock is only observed intruding porphyritic latite lavas at the top of the pre-14-Ma age group of rocks in central Box Canyon.  The rock is lithologically like the intruded latite lavas, but it contains several percent quartz phenocrysts.  It may represent the eroded parts of flow domes that fed the latite lavas.

6.2.3 14 to 11 Ma Rocks

This age group consists of rocks ranging from the 14.0-Ma Lithic Ridge Tuff to the 11.45-Ma Ammonia Tanks Tuff.  Most of the rocks of this age group are units of rhyolite ash flow tuff erupted from calderas in the southwestern Nevada volcanic field and have a total thickness of approximately 1.5 km in the southern Bullfrog Hills.

6.2.3.1 14.0-Ma Lithic Ridge Tuff (Tr2) and Basalt Flow One (Tbl)

The Lithic Ridge Tuff is prominently exposed in the hills north of Ransome Ridge and on Bullfrog Mountain, where the total thickness is about 270 m.  Most of the unit consists of poorly to moderately welded, crystal-lithic rhyolite ash-flow ruff, containing as much as 20% lithic clasts of mainly intermediate to mafic volcanic rocks.

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6.2.3.2 Bullfrog Tuff (Tr3)

The Bullfrog Tuff is exposed on Bullfrog Mountain, and more locally on the lower southwest flank of Ladd Mountain and in the Bullfrog open pit.  The Bullfrog Tuff is the middle unit of the Crater Flat Group, and is the principal unit exposed in the southern Bullfrog Hills; it corresponds to what Ransome et al. (1910) mapped as rhyolite three.  Radiometric age (40Ar/39Ar) for the Bullfrog Tuff is 13.25 ± 0.04 Ma (Sawyer et al., 1994).

6.2.3.3 Tuffs of the Paintbrush Group (Tr4, Tr5)

The Topopah Spring (Tr4) and overlying Tiva Canyon (Tr5) Tuffs comprise the Paintbrush Group in the southern Bullfrog Hills.  These tuffs have 40Ar/39Ar ages of 12.8 ± 0.03 Ma and 12.7 Ma ± 0.03 Ma, respectively (Sawyer et al., 1994) and broadly correlate with rhyolite units four and five of Ransome et al. (1910).  The Topopah Spring Tuff thickens eastward from 25 m on Bullfrog Mountain, to 110 m on the lower western flank of Ladd Mountain.  Lithologically, it is a densely welded fine-grained, very crystal-poor ash-flow tuff.  The unit contains 1% crystals of feldspar, except in the uppermost 3-5 m where the crystal content increases to 5%.  The unit is also shard-rich and fiamme-poor.  In many places, the Topopah Spring Tuff is characterized by a vuggy to knobby or pimply appearance due to pronounced spherulitic or lithophysal devitrification.

The Tiva Canyon Tuff (Tr5) is exposed over a wide area from Bullfrog Mountain on the west to Ladd Mountain on the east.  It is separated from the underlying Topopah Spring Tuff by a thin layer (<1 m) of reworked tuff.  Total thickness of the Tiva Canyon Tuff ranges from about 215 m on Bullfrog Mountain to approximately 120 m along the west side of Ladd Mountain.  The Tiva Canyon Tuff consists of two mappable subunits.  The lower subunit (Tr5a) consists of a 5 m thick poorly welded devitrified zone that grades upward into densely welded tuff containing dark grey wavy lenticles in its lower part.  The lower subunit contains 3-5% crystals of sanidine, and ranges in thickness from about 100 m on Ladd Mountain to 150 m at Bullfrog and Bonanza Mountains.  The contact between the lower and upper subunits is marked by a thin (<1.0 m) laterally persistent horizon of spherulitic devitrification.  The upper subunit (Tr5b), for most of its extent, forms a lithological distinctive caprock distinguished by 10- 15% crystals of feldspar and conspicuous biotite.  The upper subunit of Tr5 ranges in thickness from 70-75 m on Bullfrog Mountain to about 15 m on the west side of Ladd Mountain.

6.2.3.4 Monolithic (Paintbrush Group) Scarp Breccia (Tr5c)

Overlying the upper subunit of the Tiva Canyon Tuff is a newly identified, a restricted avalanche or scarp breccia (Tr5).  The unit is locally exposed in the hanging wall of the Rush fault in Box Canyon, where it ranges in thickness from 0-30 m and consists of lenses of mostly monolithic clast supported fragments of Topopah Spring and Tiva Canyon Tuffs.

6.2.3.5 Bedded Tuffs and Local Debris Breccias (Tr6)

This distinct unit consists mostly of an interbedded mixture of light-colored, poorly welded crystal-lithic rhyolite ash-flow tuff and tuffaceous sedimentary rocks.  Sanidine from an ash-flow tuff layer at the base of the sequence (Huysken et al., 1994) indicating that deposition of these rocks began almost immediately after eruption of the 12.7-Ma Tiva Canyon Tuff.  The unit is about 40-50 m thick on Bonanza and Ladd Mountains, but thickens rapidly eastward to as much as 200 m in the southwest portion of the Bullfrog open pit.  West of Box Canyon, however, Tr6 pinches out and it is absent on Bullfrog Mountain.

6.2.3.6 Basalt Flow Number Two (Tb2)

This basalt flow is exposed on Sutherland Mountain (located between Bonanza Mountain and Box Canyon) where it forms the conspicuous dark layer below the summit.  The unit is restricted in area as evidenced by its discontinuous presence just to the east on Bonanza Mountain, and its general absence on Ladd Mountain and in the Bullfrog pit Thickness ranges from 0-18 m.

6.2.3.7 Tuffs of the Timber Mountain Group (Tr7, 8, 9, 10)

This sequence consists of the Rainier Mesa and Ammonia Tanks Tuffs, which have 40Ar/39Ar ages of 11.6 Ma ± 0.03 and 11.45 ± 0.03 Ma, respectively (Sawyer et al., 1994).  They are well exposed throughout the southern Bullfrog Hills and have an aggregate thickness of about 600 m.  The Rainier Mesa Tuff (Tr7, Tr8) consists of a salmon-pink, poorly to moderately

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welded base (Tr7) that grades upward into a brown purple, densely welded interior that comprises the bulk of the tuff (Tr8).  The main densely welded part of the Rainier Mesa Tuff can be sub-divided, in many places, into three subunits-a lower subunit of moderately welded fiamme-rich quartzose tuff, a middle subunit of densely welded quartzose tuff containing 15-20% crystals, and a capping subunit marked by noticeable increase in biotite (l.0-1.5%).  Lithics are sparse throughout.  The Rainier Mesa Tuff is about 400 m thick on Ladd Mountain and is a main host for mineralization at the Bullfrog deposit.

In most places the Rainier Mesa Tuff is overlain by a massive to vesicular flow of basalt (Tb3).  The basalt forms subdued outcrops but is well exposed in the north wall of the Bullfrog open pit, where the unit is 20-25 m thick.  At the Montgomery-Shoshone deposit, the basalt flow is generally absent, and a 1-3 m thick basaltic, chlorite-bearing gritstone and reworked tuff horizon is present.

The Ammonia Tanks Tuff consists of a poorly welded base (Tr9) that grades upward into light-grayish, moderately to densely welded tuff that comprises most of the tuff (Tr10).  In and near the Montgomery-Shoshone deposit, a distinctive light green to dark gray vitrophyre is present near the base and is about 5 m thick.  The Ammonia Tanks Tuff has a maximum exposed thickness of about 250 m.

6.2.3.8 Intrusive Rocks

Intrusive rocks of this age group are volumetrically minor in the southern Bullfrog Hills and consist of crystal-poor rhyolite and basalt dikes.  The rhyolite occurs as small bodies intruding latite lava (Tr1g) and the Topopah Spring Tuff (Tr4) near Box Canyon.  The rhyolite is crystal-poor to aphyric and is typically finely flow laminated.  Dikes of basalt are the most widespread intrusive rock.

6.2.4 Post 11 Ma to 7.6 Ma Rocks

This age group includes a basal flow of basalt overlain by epiclastic breccias and conglomerates, a thick sequence of tuffs and lavas, and locally capping gravels and intercalated ash flow tuff.  The thick sections of tuffs and lavas have been referred to as the tuffs and lavas of the Bullfrog Hills (Noble et al., 1991; Connors, 1995; Weiss et al., 1995) and as the rhyolite tuffs and lavas of Rainbow Mountain (Maldonado and Hausback 1990).

6.2.4.1 Basalt Flow Number Four (Tb4)

This basalt forms subdued exposures north and south of highway 374 south of Burton Mountain (Figure 6-2).  There, the basalt has an exposed true thickness of about 200 m, but it is thinner elsewhere.  A K-Ar age of 10.3 ± 0.4 Ma is reported for this unit (Marvin et al., 1989; Maldonado and Hausback, 1990).  A lithological similar basalt flow at the same stratigraphic position in Fluorspar Canyon east of Beatty yielded a K-Ar age of 10.7 ± 0.2 Ma (Monsen et al., 1992).  In the southern Bullfrog Hills, angular discordance between the basalt and underlying Ammonia Tanks Tuff (Tr10) is probably minor (<5°).

6.2.4.2 Epiclastic Rocks and Breccias

This unit overlies basalt Tb4 and is best exposed north of highway 374 about 1.5 km west of Beatty.  These rocks weather into conspicuous pale green to reddish pink northwest-trending hogbacks.  Ransome et al. (1910) designated this sequence as tuff unit one (t1), and Maldonado and Hausback (1990) mapped the unit as sedimentary rocks and tuff.  The unit thins to the northwest and is absent along the west base of Rainbow Mountain.  Near the Mayflower and Pioneer mines in the northern Bullfrog Hills, this sedimentological diverse section of rocks was mapped as an early phase of a debris flow sequence (Conners et al., in Conners, 1995).  In areas west of Beatty, the unit is comprised of thinly bedded tuffaceous shale, siltstone, and local pebbly conglomerate, coarse fanglomerates, and mega-breccia slide blocks.  Dips of bedding decrease upward through the unit from 45-50° at the base to about 30-35° at the top.  Breccia deposits in the unit are heterolytic to monolithic with clasts ranging from <1 m to several meters across.  In some breccia deposits, clasts rest in a muddy matrix suggesting deposition into a shallow lake from nearby over-steepened slopes.  Stratigraphically lower breccia deposits contain clasts derived from underlying basalt flow four, whereas higher breccia deposits contain clasts from the Rainier Mesa and Ammonia Tanks Tuffs.  A megalithic block (-100 m long) of a portion of the Rainier Mesa Tuff and underlying bedded tuffs (Tr6) occurs near the top of the unit just north of highway 374.  The upward change of breccia clasts in the unit suggests progressive uplift and erosion of the source rocks from which the breccia deposits were derived.

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6.2.5 10.6-10.0 Ma Rainbow Mountain Sequence (Trm, Tr11-16 and other units)

This sequence is well exposed on Rainbow Mountain and nearby Black Peak.  Total thickness of section exposed in these areas is about 760 m.  New 40Ar/39Ar ages from this study indicate most of the sequence was deposited between 10.6 and 10.3 Ma.  Unlike the ash-flow tuffs of the 14-11 Ma group which came from calderas to the east, these deposits are locally derived from scattered plugs and volcanic domes in the Bullfrog Hills.

6.2.5.1 Basalt, Gravels of Sober-up Gulch, and Stonewall Flat Tuff

These rocks are exposed mainly in the east-central and northern Bullfrog Hills and are essentially flat lying.  The gravels of Sober-up Gulch are loosely consolidated alluvial deposits containing well-rounded pebbles and boulders of pre• dominantly locally derived Tertiary volcanic rocks.  The Spearhead Member of the Stonewall Flat Tuff is locally interbedded with the gravels of Sober-up Gulch (Noble et al., 1991) and has a 40Ar/39Ar age of 7.61 ± 0.3 Ma (Hausback et al., 1990).

6.2.5.2 Intrusive Rocks

Few intrusive rocks of this age group occur in the southern Bullfrog Hills.  However, rhyolitic plugs and domes are common in the central and northern Bullfrog Hills where they appear to mark the sources of the flows and ash-flow tuffs of the Rainbow Mountain sequence (Maldonado and Hausback, 1990; Noble et al., 1991; Weiss et al., 1995).  They are sparsely to moderately porphyritic and contain phenocrysts of quartz, plagioclase, sanidine, and accessory biotite.

6.2.5.3 Timing of Tertiary Deformational Events

The oldest Tertiary structural event is recorded by the basal Tertiary fanglomerate and breccia, which consists of mainly Paleozoic clasts, but also includes Tertiary volcanic rocks.  Uplift and erosion that produced these localized deposits of fanglomerate and breccia took place prior to 15 Ma as indicated from previously discussed stratigraphic relationships.  Continued episodic structural events between about 15 Ma and 14 Ma are indicated by local angular unconformities, and by variable thicknesses and abrupt lateral fades changes of rock units laid down during this time.  East of the district on the lower northeast flank of Bare Mountain, Fridrich, 1999 documents a major angular unconformity between a round stone conglomerate and overlying carbonaceous sedimentary rocks of Joshua Hollow (Monsen et al., 1992), indicating that tectonic activity was widespread in the region prior to 14 Ma.

A significant episode of faulting occurred at about 12.7 Ma as evidenced by (1) fault scarp breccia and coarse conglomerate that directly overlies the 12.7 Ma Tiva Canyon Tuff and underlies the inferred 12.7 Ma base of Tr6 in the hanging wall of the Rush fault, (2) absence of Tonopah Spring and Tiva Canyon Tuffs in the Bullfrog pit and presence instead of volcaniclastic debris breccia whose clasts consist of those units and of older rocks, and (3) a modest angular unconformity (10-20°) between the Tiva Canyon Tuff and overlying bedded tuffs in the lower and middle parts of Tr6 on the west side of Ladd Mountain.  This episode of faulting appears to have been quite widespread as evidenced by a major angular unconformity between the Paintbrush and Timber Mountain Groups in upper Fluorspar Canyon (Monsen et al., 1992) and by the presence of landslide breccias intersected in drill holes along the west side of Crater Flat (the valley east of Bare Mountain) that lie between the Paintbrush and Timber Mountain Groups in the hanging wall of the Bare Mountain fault (Fredrich, 1999).  The next episode of faulting in the southern Bullfrog Hills is chronicled by a syntectonic sedimentary unit that lies between a 10.7-Ma basalt flow (Tb4) and the lowest part of the Rainbow Mountain sequence dated at 10.56 Ma.  During this time 15-20° of eastward tilting occurred.  Most of the Rainbow Mountain sequence is tilted uniformly about 30° east.  Although negligible differences in tilting are evident, episodes of faulting are recorded by intercalated lenses of fanglomerate and breccia that punctuate the Rainbow Mountain sequence.  Between the latite, dated at 10.33 Ma, and the capping quartz-bearing latite, the tilt decreases 10-15° indicating a renewed phase of tilting between 10.3 and about 10 Ma.  The final 15° of tilting occurred between about 10 Ma and the time of deposition of an un-tilted basalt dated at 8.1 Ma in the western Bullfrog Hills (Marvin et al., 1989).

6.3 District Geology

The District is located in the southern Walker Lane trend within brittle upper plate volcanic host rocks that were severely broken from dominant detachment faulting and associated dip-slip and strike-slip displacements.  Epithermal solutions permeating the broken host rocks in the Bullfrog, M-S and Bonanza areas precipitated micron-sized but relatively high-grade gold within major quartz-calcite veins and disseminated gold in associated stock works.  The veins contain very little gangue

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minerals other than quartz, calcite and manganese oxides, the latter of which contributes to low silver recoveries.  The Montgomery system occurs on the east side of the M-S pit, strikes northerly and dips 70-85° west.  The Polaris fault occurs on the west side of the pit, strikes nearly due north and dips 50-60° west.

Detachment-related structures and mineral trends are projected to extend onto the Company’s lands to the north and east of the M-S open pit and deep drill holes intercepted thick zones of lower-grade mineralization that are 300 meters below the existing pit.  Prior to oxidation the veins contained less than 2% sulfides, the low content of which is favorable with respect to processing and environmental concerns.  Surface geology is shown in Figure 6-4.

Figure 6-4: District Geology Map - Each Section is 1.6 km, or 1 Mile Square

6.4 Mineralization and Veining

The gold mineralization of the southern Bullfrog Hills is contained in epithermal quartz-calcite veins and stockworks.  The main host rocks are middle Miocene volcanic rocks ranging from latite lavas (Tr1g, >14 Ma) to rhyolitic Ammonia Tanks Tuff (Tr10, 11.45 Ma).

6.4.1 Bullfrog Mineralization

The strike length of the Bullfrog mineralization is about 1,600 m, including the underground portion which accounts for about 600 m of the strike length.  True widths mined in the underground, where the ore cutoff was 3.0 g/t Au, typically average 5-10 m and local zones may be as much as 15-20 m wide.  The highest grades typically correlate with zones of black

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manganese-rich material, where much of the early manganiferous calcite has been leached out, rendering the vein a rubble zone of quartz, calcite, and wad.  Veins continue up dip and down dip, but the gold grades and thicknesses diminish rapidly above and below these elevations.

As in the underground mine, the highest grades in the open pit were associated with veins and vein breccias along the MP fault and its immediate hanging wall.  Higher ore grades also occurred in veins along the UP fault, but widths were generally narrow.  Zones of quartz stockwork veins and breccia were developed between the MP and UP faults in intensely silicified and adularized wall rocks.  The ore zone in the hanging wall of the MP fault, was termed the upper stockwork zone (Jorgensen et al., 1989).  Many of the stockwork veins are subparallel in strike to the MP and UP faults, but dip more steeply.  A zone of stockwork quartz veins also occurs in the footwall latite lavas (Tr1g) immediately beneath the MP fault, but here the ore zone is usually <10-15 m thick.  This was termed the lower stockwork zone (Jorgensen et al., 1989).  In this zone individual veins are often subparallel to the MP fault, and vein densities are typically in the range of 5-15%.

In most parts of the open pit, mineralized rock is truncated by the erosional surface and gravels.  The ore zone thinned up-dip and only a modest amount of ore was probably lost to erosion.  Below the open pit, ore grade values persist.

In the Bullfrog mineralization, the high-grade zones do not comprise obvious discrete plunging ore shoots.  Instead high-grade ore zones are developed along the plane of the MP fault/vein, within 10-20° of the dip of the fault.  The overall geometry of these zones is that of elongate lenses in the plane of the fault, with long dimensions that strike roughly north-south at a low angle of plunge.  The highest gold grades roughly coincided with the oxidation-reduction boundary in the deposit and the pre-mining water table, and modest localized supergene enrichment of precious metals near this boundary is suggested.

6.4.1.1 Ore Controls

The zoning patterns of ore grades, veins, and altered rock indicate that the MP-UP fault system was the main ore control and fluid pathway for the Bullfrog mineralization.  Minor local changes in the strike and (or) dip of these faults created dilatant zones aiding deposition of gold, particularly some of the higher-grade ore.  Northeast-trending faults were also an important control, acting as secondary fluid pathways and providing additional ground preparation.  This is indicated by changes in ore character and geometry where these faults intersect the MP-UP fault system.  As in most epithermal systems, physicochemical conditions limit precious metal ore deposition to a particular vertical interval.  In the case of the Bullfrog mineralization, the apparent maximum extent is 250-300 m, between about 1,075 and 775 m in elevation.  Supergene and (or) hypogene oxidation may have also aided in local enrichment of ore and is supported by the location of higher gold grades near the redox boundary and the pre-mining water table.  The common occurrence of visible gold (electrum) in limonitic pyrite casts is also evidence for the concentration of gold during oxidation.  However, unlike porphyry copper deposits, the enrichment and redeposition of precious metals was probably over the scale of millimeters or micrometers (Castor and Sjoberg, 1993).

6.4.2 Montgomery-Shoshone Mineralization

The main host for the Montgomery-Shoshone deposit is the lowermost part of unit Tr10 (Ammonia Tanks Tuff, 11.45 Ma).  The uppermost portion of unit Tr8 (Rainier Mesa Tuff, 11.6 Ma) is a less important host, along with Tb3, basalt dikes, and (or) unit Tb4.  Basalt flow Tb4 appears to have acted as a barrier to ore fluids (Jorgensen et al., 1989), as virtually no mineralized rock occurs stratigraphically above unit Tr10 in the rhyolite tuffs and lavas of the Rainbow Mountain sequence, even though these rocks are all pre-mineral in age.  The best marker bed is Tb3, which at Montgomery-Shoshone consists mainly of a 1-3 m thick irregular zone of basaltic, chlorite-bearing volcanic gritstone and re-worked tuff; a thin irregular basalt flow is less common at this horizon.  The base of Tr10 is often a useful marker and consists of a light greenish or dark gray zone of more densely welded and vitrophyric tuff; the vitrophyric portion is usually less than 5-6 m thick.

Altered rocks are similar to those at the Bullfrog deposit, although rocks are more strongly clay altered and oxidized at Montgomery-Shoshone.  Unlike at Bullfrog, carbon-pyrite is absent at depth.  In the hanging wall of the deposit, rocks of the Rainbow Mountain sequence are argillized and bleached and contain 1-2% fine-grained disseminated pyrite.  Wall rocks adjacent to veins and stockwork zones are typically flooded with silica-adularia, especially in Tr8 (Rainier Mesa Tuff) in the

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footwall of the deposit.  Such silicified and adularized rock is absent, however, in the Rainbow Mountain sequence.  Basalts of Tb4 in the hanging wall of the deposit are mostly unaltered, except along their margins near faults where they are argillized and clay altered.

There are two key structures for controlling mineralization at M-S; the Montgomery and Polaris faults. At the northern end of the deposit, these faults are about 100-150m apart. The Montgomery fault occurs on the east and strikes northerly and dips 10-85 degrees west. In the southern part of the deposit the fault strikes about N30-40 degrees east. The Montgomery is actually composed of a series of several subparallel faults developed over a width of about 25-35 meters , which collectively has about 70-80 meters of normal displacement. The Polaris fault strikes almost due north for most of its extend (about 500 m), and dips about 50-60 degrees west, and has slightly less displacement than the Montgomery.

The Contact fault is a major structure that bounds the mineralization on the north side of the deposit. The fault is composed of a series of splays developed over a width of 100-200 meters, which has an average strike of N60 degrees E and dips of 60 degrees NW. Net stratigraphic offset across the Contact fault zone is on the order of 400-600 meters. In the upper portion of the deposit (above 1200m), the Contact fault is postmineral in age, as both the Polaris and Montgomery zones are clearly terminated and fault gouge and breccia contain clasts of crushed vein. In the lower portion of the deposit the, Ransome (1910) described and mapped the “contact vein” which is developed along the fault as well as narrow veins in the footwall. Based on these observations, the Contact fault is interpreted to be premineral in age, but was later reactivated.

6.4.2.1 Mineralization

Mineralized zones at Montgomery-Shoshone consists mainly of stockwork quartz-calcite veins forming 5 35% of the rock, with less abundant narrow irregular quartz-calcite-Mn oxide veins generally <1-3 m wide.  Many of the textures that typify the high-grade veins at the Bullfrog deposit-such as strong banding and chaotic vein breccia-are absent, and it appears that the main-stage event was not as well developed.  The widest zones of mineralization developed are along the Montgomery zone north of about 9,900N, and may locally be as much as 60-80 m wide.  However, individual mineralized zones with >0.5 - 1 g/t Au in many portions of the deposit are commonly only 10-30 m wide, and the continuity of mineralization down dip and along strike is relatively poor.

Ransome (1910) noted that most of the higher-grade veins were localized within about 45 m of the basalt (Tb4) at the Contact fault, and that the veins decreased in grade and thickness below the 300 level (1,170 m).  The veins were explored in these workings to about 1,050 m in elevation (700 level).  The structures and veins continue below the 1,125 m elevation level, but as at the Bullfrog deposit, the grade and thickness of the mineralized zones uniformly diminish, with much of the rock containing only 0.1-0.5 g/t Au.  However, deep exploration drilling encountered thick intervals of mineralized rock about 200-250 m in elevation below the current pit; the controls for this mineralized zone are unclear and further evaluation continues.

The veins generally increase in calcite content along strike to the south, as well as down dip, and this corresponds to a general decrease in the grade of mineralized rock; a similar change was noted by Ransome (1910).  The Polaris vein zone exposed in the south pit high wall, consists of friable and leached, gray-brown quartz pseudomorphs after calcite, with minor Mn oxides.  These types of veins characterize much of the southern half of the deposit and are uniformly of low grade or below pit cutoff (0.50 g/t Au).

6.4.3 Bonanza Mineralization

Primary host rocks for mineralization at Bonanza Mountain are unites Tr5b (upper most Tiva Canyon Tuff), Tr6 and Tr7 (lower most Rainier Mesa Tuff). The majority (>60%) of the mineralization is between the contact of Tr5b and Tr6, which suggests some stratigraphic control, with fluid migration outward from the main mineralized faults along this permeable horizon. The wall rocks in the vicinity of the deposit are silica flooded and adularized, especially Tr6 and Tr5a.

The rocks at Bonanza Mountain are cut by a complex series of normal faults, all with relative minor displacements. The two primary structures are, the Hobo and Scepter faults, which together define a narrow, northerly-trending graben structure 700-100 meters wide. The Hobo fault defines the east side of the graben, is better mineralized and dips 55 degrees west.

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Displacement on the Hobo is as much as 90-100 meters. The Scepter bounds the west side of the graben and has as much as 50-100 meters of displacement. The Scepter dips mainly east at about 75-85 degrees.

6.4.3.1 Mineralization

Mineralization at Bonanza Mountain consists of irregular quartz-calcite-Mn veins and stockworks emplaced along faults. The veins are usually less than 5-10 meters wid. By volume, the bulk of the mineralization (<75%) is contained in stockwork with an average vein density between 5-20 percent. The quartz is typically fine-grained and may be locally interlayered with medium-grained calcite. Overall the veins are similar to those of the Bullfrog mineralization, although cockscomb and drusy quartz, replacement of bladed calcite by quartz and banded quartz are less common.

Fine-grained gold as much as 0.1-0.2 mm has been observed in some of the highest grade historic drill cuttings and was associated with limonite after pyrite. Very local high-grade values (15-30 g/t) were found in a few historic drill holes but are difficult to correlate. The higher grades at Bonanza extend for a strike length of 300 meters. Two to three discrete sub-parallel mineralized zones are associated with the Hobo and Scepter structures, these individual zones are as much as 15-20 meters wide in true thickness. Veins and continuity of mineralization grades are very erratic - hence the area was historically drilled on 25 meter centers.

The Bonanza Mountain and Bullfrog areas are geochemically similar. Bonanza Mountain has a very low Ag:Au ratio averaging around 1:1. Epithermal Au pathfinder elements are also very low, although similar to Bullfrog and Montgomery-Shoshone, preliminary data suggest that As and Mo may be weekly anomalous in the silica-adularia flooded wall rocks adjacent to the veins. The age of mineralization at Bonanza Mountain is probably about 10 Ma on adularia-gold mineralization from the Rush fault, about 1 km northwest of Bonanza Mountain.

6.5 Deposit

The gold deposits of the southern Bullfrog Hills are contained in epithermal quartz-calcite veins and stockworks.  The main host rocks are middle Miocene volcanic rocks ranging from latite lavas (Tr1g, >14 Ma) to rhyolitic Ammonia Tanks Tuff (Tr10, 11.45 Ma).  The veins contain little gangue other than quartz, calcite, and manganese oxides; adularia is present in trace to minor amounts, but it is usually microscopic.  Fluorite and barite were noted during the development of the Bullfrog deposit (Jorgensen et al., 1989), but these minerals were only rarely observed during mining.  The veins are commonly banded and crustiform, and although now mostly oxidized, originally contained minor amounts (<1-2%) of sulfide minerals, principally pyrite.  The deposits fit the "adulariasericite" type classification of Heald et al. (1987), although adularia and sericite (or illite) are only minor or trace constituents in the veins.

The deposits would also fit the "low-sulfidation" or "low-sulfur" classification (Sillitoe, 1993; Bonham, 1988) due to the impoverishment of sulfides and sulfates.  The veins and stockworks fill open spaces and are often sheeted.  They are hosted and controlled by northerly striking normal faults with modest to large displacements (50-1000 m), and moderate to steep dips (35-85°).  Northeast-striking faults are also locally important but are generally less mineralized.  Within and adjacent to the veins and stockworks, the volcanic wall rocks are pervasively replaced by very-fine-grained hydrothermal quartz and adularia, and, where unoxidized, may contain 1-3% disseminated pyrite.  In proximity to the deposits, clay minerals are not especially pronounced, except in poorly welded portions of the ash-flow tuffs, and in post mineral fault gouge or oxidized zones.

Latite lavas (Tr1g) in the footwall of the orebody are altered to a propylitic alteration assemblage, characterized in hand specimen by thin fracture fillings or coatings of chlorite, calcite, and quartz, with disseminated or fracture filling pyrite.  Petrographic and lithogeochemical data indicate that these rocks become strongly hydrothermally altered as the orebody is approached, with additions of potassium, silica, and rubidium; secondary albite also replaces plagioclase phenocrysts (Lac unpublished data; Weiss et al., 1995).  Carbon-pyrite is also present in the footwall lavas; the carbon usually occurs as sooty coatings on fractures, but also locally occurs as glassy carbon in cavities.  Laboratory studies show that the carbon is an organic, amorphous phase between bitumen and graphite (Allison, 1993), and it was probably remobilized by hydrothermal solutions from underlying carbonaceous Tertiary sedimentary or Paleozoic rocks.

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Stratigraphic offset across the MP and UP fault zone decreases from about 1,000 m at the north end of the pit where the two faults converge, to about 600-800 m at the south end of the pit.  As the Southern Bullfrog Hills fault is approached, offset decreases to about 500 m or less; farther south, the faults flatten and merge into or are cut off by the Southern Bullfrog Hills fault.  Deep drilling on the southwest flank of Ladd Mountain indicates that the MP-UP faults become listric down dip, flattening to about 25°.  Drilling in this area also suggests that the faults merge into or are cut off by the Southern Bullfrog Hills fault.  Overall, the MP-UP fault system appears to have a scissored normal displacement, steepening to the north away from the Southern Bullfrog Hills fault, with generally increasing amounts of displacement as far north as the Montgomery South faults.

7. EXPLORATION

Despite the long history of drilling and mining at the Bullfrog Project, there is still significant exploration potential. Mineralized zones remain open at the three historically mined areas and there are several unexplored areas within the property that exhibit hydrothermal alteration and structural setting to host high-grade deposits. Figure 7-1 highlights the primary exploration targets on the property.

Figure 7-1: Exploration and Mining Targets at the Bullfrog Project

Legend
Augusta Gold Corp. Property
Gap Target
Montgomery-Shoshone
Paradise Ridge
Bullfrog
Bonanza
Mountain
0 0.5 1 2
Kilometers
7500
10000
12500
7500
10000
12500
15000
12500
10000
7500
5000
15000
12500
10000
7500
5000

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7.1 Bullfrog

The Bullfrog area has two primary target areas; Mystery Hills and Ladd Mountain.

7.1.1 Mystery Hills

Mystery Hills is located on the east side of the Bullfrog deposit in the footwall of the Middle Plate Fault (MP) which is the main mineralizing structure. The MP fault appears to be the source of epithermal solutions that mineralized the MHF. The extensions of the MH mineralized fault down-dip and along strike have good potential for adding a large volume of low-grade mineralization to the project. Drilling in the target area has intercepted broad zones of mineralization (>100 meters grading 0.3 g/t) which outcrops on surface and extends at depth several hundred meters. This zone was targeted in 2020 and 2021 drilling conducted by Augusta Gold. The zone remains open along strike and at depth and warrants additional drilling. (See Figure 7-1)

7.1.2 Ladd Mountain

Historic drilling suggests there are multiple mineralized structures east and along strike of the existing open pit. These mineralized structures have the potential to host narrow HG veins with adjacent low-grade zones of stockwork mineralization. Discovery and delineation of mineralized material under Ladd Mountain has the potential to add a significant volume of mineralized material to the current resource and lower the strip ratio.

7.2 Montgomery-Shoshone Area

The M-S area has three discernible target areas that have the potential to add additional resources to the area.

7.2.1 Polaris Vein

The Polaris vein and associated stockwork is one of the two primary hosts of mineralization at M-S. Historically, the northern portion of the vein was extensively drilled and mined but the southern portion remains open along strike and down-dip. Augusta Gold drilling in 2021 targeted the southern extension confirming the mineralization extents to the south. Additional drilling will be required to further delineate the mineralization. Highlights from the 2021 drilling are shown in Table 7-4.

7.2.2 East Zone

East of the M-S pit is an area that is 700 meters by 1,300 meters and only has one shallow historic hole for which no data is available.  Only a portion of this area may be prospective, but additional study and exploration drilling is warranted.  Lac’s 1994 map shows a hole south of this area that had anomalous mineralization (BB-9 with no data available), but holes edh-18 and -19 appear to have tested this to the south.

7.2.3 Deep Potential

Deep intercepts were encountered in four of ten deep angle holes drilled by Barrick below the M-S pit.  The depths and grades of these intercepts are not foreseeably economic, but they demonstrate that additional gold occurs in a potentially large epithermal system with the potential for expansion and possible high-grade discovery.  In this regard, there is no deep drilling northwest of holes RDH-733, 717, 734 and 778, and no drilling south of holes RDH-732, 777 and 779.

These deep intercepts could be part of a feeder zone that created the upper M-S mineralization and may range from a limited area, or possibly extend along strike as well as up- and down-dip.  A potential mineral inventory cannot be estimated in the deep zone based on the limited amount of drilling completed to date.  Three of the deep holes also had significant shallow intercepts in the Polaris vein/stock-works (52 meters of 1.35 g/t, 12 m of 1.14 g/t and 4.6 m of 6.03 g/t).

Holes RDH-779 and RDH-777 were barren below 900 meters elevation, thereby limiting the down-dip extension of mineralization in RDH-732, but there are not enough holes to fully assess this deep zone.

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7.3 Bonanza Mountain

The Bonanza Mountain pit area is located 2 km west of the Bullfrog deposit.  Historically the area likely produced about 10,000 ounces in the early 1900’s from several underground mines.  Barrick’s open pit mining began in late 1995 with a resource of 1.3 million tonnes averaging 1.8 g/t, based on a 0.5 g/t cutoff grade and a strip ratio of 4:1.  Most of the mineralization occurs in the Hobo, Lester and Sceptre veins, which had limited widths of adjacent mineralization.  Notwithstanding, the Bonanza Mountain area has several veins that have not been thoroughly drilled to the north and south.  An estimate of mineralization around the Bonanza pit was not prepared for this report.  The Company recently leased three patents and staked two claims to cover an exploration target in the west Bonanza Mountain area; further study is required before a drill program can be proposed.

7.4 Gap

The Gap area is located approximately 2.5 km northeast of the M-S pit. This area has been vastly under explored and has a prospective structural setting with a strong alteration signature. There are multiple areas of interest at the Gap.

The main splays of the Donovan fault skirt around the Gap on the western side. Proceeding east from the Donovan fault, which forms the western boundary of the Gap area, the rocks are cut by several steep north-south trending faults with minor offset. Silicification is locally strong along these faults, and small stockworks of translucent banded quartz +/- pyrite are rarely present. These faults are commonly strongly oxidized, with significant hematite, and locally moderate manganese oxide present. A large damage zone, with pervasive clay alteration and “pods” of strongly silicified rock is present within the tuff sequence. This damage zone has a roughly linear trend to the northwest.

A second target area, is roughly centered on the Contact fault to the north-east, and comprises a wide fault zone. This target area is a north-south trending strip of land roughly paralleling the Contact fault. The Contact fault is a major district scale structure. It is strongly brecciated in places, and pervasively silicified along its eastern side. In general, there are three structural trends identified in this area: major north-south trending steeply dipping normal faults which host some small quartz veins, minor east-west trending normal faults which host some small quartz veins, and moderately sized northwest-southeast trending moderately dipping normal faults that appear to bridge the Donovan and Contact faults. Faults are weakly to moderately stained with hematite and pyrolusite and can host discontinuous flow-banded quartz veins with colloform texture.

Overall, the Gap target demonstrates strong oxidization, clay alteration, hydrothermally breccia and pervasive silicification, with some ashy beds within the tuffs being entirely altered to chalcedony. Flow banded rhyolites exhibit strong chalcedonic silica alteration. Local patches of tuffs appear to have been particularly susceptible to silicification due to porosity and have locally been altered to residual vuggy silica.

7.5 Drilling

Between 1983 and 1996, 1,262 reverse circulation (RC) and core holes totaling 253,255 meters were drilled in the Bullfrog, Montgomery-Shoshone, and Bonanza areas by Barrick and three predecessor companies who conducted sampling and assaying using customary industry standards.  Between 2020 and early 2021, Augusta drilled 30 RC holes and 39 core holes for a total of 19,225 meters, average core recovery for Augusta drilling in 2020 - 2021 was 89%. These drill statistics are summarized in Table 7-1 and operators are listed in Table 7-2. Tom John, Geological Consultant to Augusta Gold, and Barrick Bullfrog’s former Exploration Manager from 1995 through 1997, has presented information on the quality control of the data collected under his supervision as well as the data obtained from the exploration departments of St. Joe, Bond International Gold, and Lac Minerals.

Augusta Goldinitially obtained a partial electronic/digital drill hole database, but eventually scanned Barrick’s complete paper drill-hole database stored in Elko, Nevada.  These scanned files included assay certificates, geologic logs, surface and

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down-hole survey data and notes, and maps prepared by site geologists.  The data missing from the partial electronic/digital files was used to create a complete digital data on 1,262 holes in the Bullfrog area.

Table 7-1: Drilling Totals by Type

Year	Total Drilling		Coring		Reverse Circulation
	Holes	Meters	Holes	Meters	Holes	Meters
1983	6	975	6	975	0	0
1984	37	3,560		0	37	3,560
1985	3	303		0	3	303
1986	29	3,364		0	29	3,364
1987	163	29,479	3	732	163	28,747
1988	321	66,325	32	6,121	321	60,204
1989	71	12,285		0	71	12,285
1990	154	37,114	33	3,676	154	33,438
1991	79	22,954	42	3,627	79	19,327
1992	23	4,907		0	23	4,907
1993	9	387		0	9	387
1994	210	31,362	9	1,412	210	29,951
1995	99	22,370	3	248	99	22,122
1996	58	15,254	19	3,329	45	11,924
2020	26	4,405	1	502	25	3,903
2021	43	14,820	38	12,749	5	2,071
Total	1,331	269,864	186	33,371	1,273	236,493

* NOTE:  Many core holes were pre-collared using RC drilling and a few included deeper RC intervals.

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Table 7-2: Active Years by Operator

Operator	Years Active
St. Joe American	August 1983 - July 1987
Bond International Gold	July 1987 - November 1989
Lac Minerals	November 1989 - September 1994
Barrick Bullfrog Inc.	September 1994 - 1999

7.5.1 2020 - 2021 Drilling

Twenty-seven RC holes and twenty-two core holes were drilled by Augusta Gold in 2020 - early 2021 and were available for inclusion in the June resource model update.  An additional three RC holes and seventeen core holes were drilled later in 2021 and were available for the end-of-year model update presented in this technical report.  The purpose of this drilling program was to further define resources and ultimate limits of the Bullfrog and Montgomery-Shoshone pits.  Two holes were drilled at the Paradise Ridge Target. Table 7-3 lists the location, azimuth, dip, and total depth of each of the 2020 - 2021 holes and Figure 7-2 through Figure 7-4 show the location of the holes drilled by Augusta Gold.

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Figure 7-2: Plan Map of Drill Hole Collars

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Table 7-3: Location and Depth of 2020 - 2021 Holes

Hole ID	Easting	Northing	Elevation	Azimuth	Dip	Total Depth
BM-20-1	10,040	9,995	1,117	135	-70	68.58
BM-20-2	9,979	9,967	1,120	100	-57	89.92
BM-20-3	9,823	9,868	1,139	130	-53	120.4
BH-20-4	9,450	8,910	1,143	90	-60	190.49
BH-20-5	9,431	8,875	1,144	90	-60	220.98
BH-20-6	9,409	8,839	1,138	90	-60	227.08
BH-20-7	9,419	8,790	1,128	90	-60	71.63
BH-20-7A	9,416	8,787	1,128	90	-65	71.63
BH-20-8	9,560	8,864	1,128	90	-57	141.73
BH-20-9	9,491	8,764	1,119	90	-80	193.55
BH-20-10	9,449	8,723	1,116	90	-60	199.64
BH-20-11	9,530	8,764	1,127	90	-60	199.64
BH-20-12	9,575	8,737	1,127	120	-60	138.68
BH-20-13	9,580	8,613	1,110	285	-70	169.16
BH-20-14	9,584	8,615	1,111	50	-54	120.4
BH-20-15	9,552	8,703	1,117	0	-90	163.07
BH-20-16	9,609	8,797	1,123	90	-60	120.4
BH-20-17	9,656	8,768	1,122	90	-60	114.3
BH-20-18	9,611	8,548	1,109	0	-90	105.16
BH-20-19	9,682	8,494	1,104	90	-60	105.16
BM-20-20	9,805	10,048	1,223	135	-58	211.84
BM-20-21	9,952	10,103	1,226	155	-60	217.93
BM-20-22	10,026	10,122	1,226	155	-57	187.45
BP-20-23	11,560	8,102	1,110	65	-60	187.45
BP-20-24	11,560	8,099	1,110	135	-60	266.7
BFG20-MS01	9,858	10,072	1,223	114	-55	502.01
BFG21-MS02	9,858	10,072	1,223	114	-70	626.06
BFG21-MS03	9,783	9,851	1,143	115	-80	245.67
BFG21-MS04	9,954	9,632	1,270	115	-57	498.96

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Hole ID	Easting	Northing	Elevation	Azimuth	Dip	Total Depth
BFG21-MS05	10,139	10,142	1,226	114	-60	648.61
BFG21-MS06	9,954	9,632	1,270	115	-45	449.88
BFG21-MS07	10,139	10,142	1,226	114	-85	558.09
BFG21-MS08	9,936	9,581	1,273	115	-65	432.21
BFG21-MS09	9,792	9,644	1,247	115	-45	392.28
BFG21-MS10	10,054	10,132	1,228	114	-85	572.11
BFG21-MS11	9,792	9,644	1,247	115	-65	161.24
BFG21-MS12	9,670	9,707	1,201	115	-45	295.05
BFG21-MS13	9,714	9,927	1,205	114	-45	350.22
BFG21-MS14	9,669	9,708	1,201	115	-65	230.43
BFG21-MS15	9,738	9,558	1,266	115	-45	258.47
BFG21-MS16	9,714	9,927	1,205	114	-65	299.92
BFG21-MH17	9,670	8,496	1,104	90	-45	204.83
BFG21-MS18	10,016	9,983	1,117	90	-45	373.38
BFG21-MS19	9,816	10,017	1,214	114	-70	365.15
BFG21-MS20	9,725	9,609	1,259	115	-45	288.95
BFG21-MH21	9,608	8,555	1,110	90	-65	346.86
BFG21-MS22	9,959	9,943	1,123	114	-45	373.38
BFG21-MS23	9,948	10,099	1,219	155	-70	360.58
BFG21-MS24	9,751	9,729	1,218	115	-45	380.39

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Figure 7-3: Drilling in the Montgomery-Shoshone Area from the 2020 - 2021 Drill Campaign

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Figure 7-4: Drilling in the Bullfrog Area from the 2020 - 2021 Drill Campaign

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Table 7-4: Drilling Results from the 2020 - 2021 Program

Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BM-20-1	0	41	41	0.42	2.26	MS Vein Zone
includes	0	23	23	0.55	1.95	MS Vein Zone

BM-20-2	0	26	26	0.33	1.04	MS Vein Zone
includes	0	20	20	0.37	1.15	MS Vein Zone

BM-20-3	49	59	11	0.26	0.33	MS Vein Zone

BH-20-4	76	81	5	0.35	1.54	Mystery Hills
BH-20-4	85	119	34	0.27	0.6	Mystery Hills
BH-20-4	157	184	27	0.32	0.93	Mystery Hills

BH-20-5	101	108	8	0.26	1.22	Mystery Hills
BH-20-5	117	168	50	0.24	0.49	Mystery Hills
BH-20-5	175	209	34	0.58	0.82	Mystery Hills

BH-20-6	90	200	110	0.41	0.61	Mystery Hills
includes	120	146	26	0.91	0.91	Mystery Hills

BH-20-7	46	53	8	3.23	3.36	Mystery Hills

BH-20-8	35	40	5	1.13	0.21	Mystery Hills
BH-20-8	47	53	6	0.38	0.25	Mystery Hills

BH-20-9	23	29	6	0.53	0.91	Mystery Hills
BH-20-9	37	43	6	0.31	0.45	Mystery Hills
BH-20-9	46	53	8	0.31	0.33	Mystery Hills
BH-20-9	104	195	91	0.33	0.32	Mystery Hills

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Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BH-20-10	41	55	14	2.42	2.19	Mystery Hills
includes	41	47	6	4.89	4.14	Mystery Hills
BH-20-10	104	110	6	0.58	0.26	Mystery Hills

BH-20-11	27	40	12	0.3	0.2	Mystery Hills
BH-20-11	49	56	8	0.31	0.08	Mystery Hills
BH-20-11	67	91	24	0.35	0.18	Mystery Hills
BH-20-11	128	139	11	0.2	0.34	Mystery Hills

BH-20-12	32	52	20	0.35	0.33	Mystery Hills
BH-20-12	79	91	12	0.45	0.18	Mystery Hills

BH-20-13	0	21	21	0.24	0.28	Mystery Hills
BH-20-13	38	50	12	0.44	0.34	Mystery Hills
BH-20-13	94	140	46	0.3	0.2	Mystery Hills

BH-20-14	0	12	12	0.22	0.3	Mystery Hills
BH-20-14	23	29	6	0.3	0.21	Mystery Hills
BH-20-14	49	55	6	0.28	0.2	Mystery Hills
BH-20-14	67	79	12	0.44	0.47	Mystery Hills
BH-20-14	84	93	9	0.4	0.16	Mystery Hills
BH-20-14	116	122	6	0.24	0.46	Mystery Hills

BH-20-15	11	40	29	0.29	0.26	Mystery Hills
BH-20-15	96	111	15	0.26	0.19	Mystery Hills
BH-20-15	120	165	44	0.31	0.39	Mystery Hills

BH-20-18	5	11	6	0.23	0.21	Mystery Hills
BH-20-18	40	69	29	0.22	0.16	Mystery Hills
BH-20-18	75	96	21	0.24	0	Mystery Hills

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Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BH-20-19	0	35	35	0.44	0.3	Mystery Hills
includes	2	17	15	0.64	0.31	Mystery Hills
BH-20-19	43	59	17	0.27	0.25	Mystery Hills
BH-20-19	70	78	8	0.21	0.09	Mystery Hills

BM-20-20	171	184	12	0.3	0.76	MS Vein Zone

BFG20-MS01	114.77	154.35	39.58	0.34	2.82	MS Vein Zone
BFG20-MS01	246.21	259.37	13.16	1.30	2.79	MS Vein Zone
BFG20-MS01	275.23	284.77	9.54	0.89	5.60	MS Vein Zone

BFG21-MS02	125.56	166.62	41.06	0.35	1.39	MS Vein Zone
BFG21-MS02	229.73	254.04	24.31	0.31	0.23	MS Vein Zone
BFG21-MS02	298.31	310.53	12.22	0.22	0.55	MS Vein Zone

BFG21-MS03	105.19	115.39	10.20	0.49	0.37	Polaris Vein

BFG21-MS04	121.15	122.67	1.52	0.60	0.50	Other

BFG21-MS05	99.95	102.99	3.04	0.39	0.35	MS Vein Zone

BFG21-MS06	NSV					Other

BFG21-MS07	149.96	151.49	1.53	0.29	1.50	MS Vein Zone
BFG21-MS07	175.87	177.32	1.45	0.35	0.10	MS Vein Zone

BFG21-MS08	NSV					Other

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Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BFG21-MS09	81.82	109.12	27.30	0.42	5.03	Polaris Vein
including	93.88	98.50	4.62	1.10	13.22	Polaris Vein
BFG21-MS09	133.50	141.07	7.57	0.19	0.94	Polaris Vein
BFG21-MS09	163.98	168.16	4.18	0.27	0.10	Polaris Vein
BFG21-MS09	179.70	185.32	5.62	0.39	0.27	Polaris Vein

BFG21-MS10	203.00	229.21	26.21	0.52	3.29	MS Vein Zone
including	216.52	219.50	2.98	1.38	5.34	MS Vein Zone
and including	224.00	229.21	5.21	0.90	8.66	MS Vein Zone

BFG21-MS11	79.75	84.31	4.56	0.23	0.33	Polaris Vein
BFG21-MS11	99.30	160.00	60.70	0.35	2.12	Polaris Vein

BFG21-MS12	170.08	184.52	14.44	0.26	0.44	Polaris Vein

BFG21-MS13	105.45	116.33	10.88	0.39	0.55	MS Vein Zone
including	105.94	108.20	2.26	0.91	0.75	MS Vein Zone
BFG21-MS13	179.22	211.75	32.53	0.88	1.58	Polaris Vein
including	183.79	192.40	8.61	2.32	4.61	Polaris Vein

BFG21-MS14	179.30	189.89	10.59	0.17	0.11	Polaris Vein

BFG21-MS15	135.33	138.38	3.05	0.32	5.38	Polaris Vein
BFG21-MS15	153.62	161.22	7.60	0.52	0.72	Polaris Vein

BFG21-MS16	178.00	205.18	27.18	0.26	0.32	MS Vein Zone

BFG21-MH17	0.00	36.88	36.88	0.27	0.12	Mystery Hills
BFG21-MH17	47.55	99.61	52.06	0.19	0.25	Mystery Hills

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Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BFG21-MS18	0.00	51.82	51.82	0.33	2.02	MS Vein Zone
including	0.00	4.57	4.57	0.73	3.29	MS Vein Zone

BFG21-MS19	145.00	157.80	12.80	0.48	1.08	MS Vein Zone
BFG21-MS19	188.06	205.44	17.38	0.33	0.56	MS Vein Zone
BFG21-MS19	211.56	217.68	6.12	0.41	0.15	MS Vein Zone

BFG21-MS20	151.18	197.51	46.33	0.42	0.98	Polaris Vein
including	159.71	163.07	3.36	1.58	4.39	Polaris Vein

BFG21-MH21	7.46	10.05	2.59	0.20	0.10	Mystery Hills
BFG21-MH21	54.25	62.00	7.75	0.22	0.10	Mystery Hills
BFG21-MH21	73.76	76.81	3.05	0.19	0.10	Mystery Hills
BFG21-MH21	95.11	101.96	6.85	0.35	0.25	Mystery Hills
BFG21-MH21	128.38	131.20	2.82	0.24	0.30	Mystery Hills

BFG21-MS22	15.24	16.76	1.52	0.45	0.30	MS Vein Zone
BFG21-MS22	94.49	96.01	1.52	0.23	0.50	MS Vein Zone

BFG21-MS23	93.68	163.98	70.30	0.32	4.12	MS Vein Zone
including	94.94	106.07	11.13	0.63	16.04	MS Vein Zone
BFG21-MS23	229.10	238.05	8.95	0.75	2.36	MS Vein Zone
BFG21-MS23	257.27	298.65	41.38	0.36	0.51	MS Vein Zone
including	276.75	286.54	9.79	0.89	0.91	MS Vein Zone
BFG21-MS23	325.87	331.96	6.09	0.27	0.17	MS Vein Zone

BFG21-MS24	123.58	157.08	33.50	0.34	1.63	Polaris Vein
including	144.86	147.90	3.04	0.82	2.25	Polaris Vein
BFG21-MS24	166.13	173.73	7.60	0.23	1.24	Polaris Vein
BFG21-MS24	191.00	195.22	4.22	0.27	0.61	Polaris Vein

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7.5.2 2021 Additional Drilling Included in the End of Year 2021 Resource Model

Twenty new core and RC drillholes were unavailable when the model was completed in June 2021 and have since been drilled and added to this report Drillhole collar coordinates, depths, and orientations are listed below.  *RC drillhole.

Table 7-5: Location and Depth of Additional 2021 Holes

Hole ID	Easting	Northing	Elevation	Azimuth	Dip	Total Depth
BFG21-MH25	9,438	8,908	1,142	90	-70	419.1
*BFG21-IS26	11,782	12,882	1,189	90	-45	470.9
BFG21-MS27	9,947	10,101	1,224	155	-60	380.4
BFG21-MH28	9,437	8,908	1,142	90	-85	353.3
BFG21-MS29	9,836	9,695	1,237	117	-50	258.5
BFG21-IS30	10,667	12,927	1,219	45	-45	639.2
BFG21-MH31	9,411	8,786	1,127	90	-45	358.8
*BFG21-IS32	11,391	13,286	1,211	90	-45	449.6
*BFG21-IS33	11,641	14,190	1,304	115	-45	403.9
BFG21-MH34	9,411	8,786	1,127	90	-65	394.7
BFG21-MS35	10,012	9,985	1,116	90	-45	179.2
BFG21-MS36	9,868	9,718	1,231	115	-45	224.9
BFG21-MH37	9,411	8,786	1,127	90	-85	346.6
BFG21-IS38	10,666	12,926	1,219	45	-70	328.6
BFG21-IS39	10,668	12,930	1,219	90	-45	403.9
BFG21-MS40	9,847	9,550	1,267	115	-45	180.8
BFG21-BF41	9,063	8,728	1,135	90	-45	343.1
BFG21-BF42	9,071	8,788	1,135	90	-50	349.5
BFG21-BF45	9,072	8,788	1,135	90	-75	505.4
BFG21-BF44	9,065	8,728	1,135	90	-75	999.0
BFG21-MH25	9,438	8,908	1,142	90	-70	419.1

Results from the new drilling available since the June resource model are listed below.

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Table 7-6: Drilling Results from Additional Drilling in 2021 Program

Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BFG21-MH25	80.40	175.20	94.80	0.27	0.44	BF Vein
BFG21-MH25	236.17	242.25	6.08	0.61	2.42	Mystery Hills

BFG21-IS26	138.68	146.30	7.62	0.36	0.84	Indian Springs

BFG21-MS27	90.19	143.71	53.52	0.97	8.24	MS Vein Zone
includes	139.15	143.71	4.56	7.02	39.70	MS Vein Zone
BFG21-MS27	224.60	235.24	10.64	1.39	1.31	MS Vein Zone

BFG21-MH28	92.24	114.00	21.76	1.04	1.00	BF Vein
includes	93.73	96.72	2.99	5.73	5.86	BF Vein
BFG21-MH28	217.62	223.72	6.10	0.34	0.10	Mystery Hills
BFG21-MH28	241.30	249.85	8.55	0.31	0.10	Mystery Hills

BFG21-MS29	61.86	80.16	18.30	0.60	5.48	Polaris Vein
includes	70.40	74.98	4.58	1.43	8.02	Polaris Vein
BFG21-MS29	85.95	87.78	1.83	0.72	5.50	Polaris Vein
BFG21-MS29	123.00	124.21	1.21	0.85	3.50	Polaris Vein

BFG21-IS30	274.89	276.45	1.56	0.83	0.30	Indian Springs - Main Gap

BFG21-MH31	75.44	87.22	11.78	1.62	3.38	BF Vein
BFG21-MH31	125.54	197.55	72.01	0.24	0.13	Mystery Hills
BFG21-MH31	203.04	207.70	4.66	0.26	0.10	Mystery Hills
BFG21-MH31	223.42	233.69	10.27	0.23	0.15	Mystery Hills
BFG21-MH31	256.66	278.09	21.43	0.22	0.10	Mystery Hills

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Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BFG21-IS30	NSV					Indian Springs South
BFG21-IS33	NSV					Indian Springs South

BFG21-MH34	77.88	221.00	143.12	0.32	0.57	Mystery Hills

BFG21-MS35	1.83	54.50	52.67	0.39	1.60	MS Vein Zone
includes	3.30	7.92	4.62	1.13	3.30	MS Vein Zone

BFG21-MS36	64.61	80.97	16.36	0.34	3.27	Polaris Vein
BFG21-MS36	112.60	115.09	2.49	0.21	0.15	Polaris Vein
BFG21-MH37
BFG21-MH37	85.04	134.72	49.68	0.57	6.65	BF Vein
includes	92.35	100.42	8.07	2.54	5.25	BF Vein
BFG21-MH37	147.55	178.19	30.64	0.20	0.11	Mystery Hills
BFG21-MH37	205.44	221.74	16.30	0.32	0.17	Mystery Hills

BFG21-IS38	NSV					Indian Springs - Main Gap

BFG21-IS39	250.50	251.52	1.02	1.74	0.50	Indian Springs - Main Gap

BFG21-MS40	NSV					Other

BFG21-BF41	177.76	182.60	4.84	0.39	1.44	BF Hanging Wall
BFG21-BF41	296.53	324.78	28.25	0.25	2.99	BF Hanging Wall
BFG21-BF41	329.79	339.55	9.76	0.59	2.80	BF Vein
includes	329.79	332.72	2.93	1.29	2.70	BF Vein

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Hole ID	Interval in meters			Au	Ag	Zone
	From	To	Length	g/t	g/t
BFG21-BF42	129.13	140.40	11.27	0.82	17.38	BF Hanging Wall
BFG21-BF42	163.21	176.17	12.96	0.21	0.23	BF Hanging Wall
BFG21-BF42	232.56	329.78	97.22	0.41	2.45	BF Hanging Wall
BFG21-BF42	335.00	340.77	5.77	13.55	33.17	BF Vein
BFG21-BF42	346.25	349.45	3.20	0.50	5.39	BF Foot Wall

BFG21-BF44	213.97	217.21	3.24	0.49	1.26	BF Hanging Wall
BFG21-BF44	274.93	282.30	7.37	0.20	0.78	BF Hanging Wall
BFG21-BF44	290.96	313.42	22.46	0.26	1.32	BF Hanging Wall
BFG21-BF44	325.67	338.94	13.27	0.26	0.79	BF Hanging Wall
BFG21-BF44	344.13	353.40	9.27	0.27	0.70	BF Hanging Wall
BFG21-BF44	357.17	371.25	14.08	0.29	0.94	BF Hanging Wall
BFG21-BF44	371.25	376.28	5.03	2.11	5.07	BF Vein
BFG21-BF44	376.28	390.29	14.01	0.26	0.67	BF Foot Wall

BFG21-BF45	137.92	144.00	6.08	0.37	8.72	BF Hanging Wall
BFG21-BF45	160.93	177.82	16.89	0.33	0.36	BF Hanging Wall
BFG21-BF45	303.06	308.90	5.84	0.24	0.56	BF Hanging Wall
BFG21-BF45	325.22	335.98	10.76	0.64	0.96	BF Hanging Wall
BFG21-BF45	340.77	369.57	28.80	0.53	1.96	BF Hanging Wall
includes	350.58	353.66	3.08	1.47	1.70	BF Hanging Wall
BFG21-BF45	375.80	382.57	6.77	1.54	4.55	BF Vein

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8. SAMPLE PREPARATION, ANALYSES, AND SECURITY

8.1 Historic Data (1983 - 1996)

Drilling and coring information used in this resource estimate was obtained from several drill programs that began in 1983 with St. Joe Minerals, continued with Bond Gold and Lac Minerals, and continued with Barrick in late 1996.  Of 1,262 total holes drilled in the area, 147 holes included core and 1,243 holes were drilled using reverse circulation methods.  Most of the cored holes included intervals of core plus RC segments.  Percent recovery and RQD measurements were made on all core intervals.  An assessment was made of the quality of the orientation data and the core was marked accordingly.  The core was then logged, recording lithological, alteration, mineralization, and structural information including the orientation of faults, fault lineation’s, fractures, veins, and bedding.  With few exceptions, the entire lengths of the holes were sampled.  Sample intervals were 5 feet and occasionally based on the geological logging, separating different lithologies and styles of mineralization and alteration.  Samples were marked and tagged in the core box before being photographed, after which the core was sawed in half, with one half sent for assay and one half retained for future reference.  Each sample interval was bagged separately and shipped to the lab for analysis.

Cuttings from nearly all reverse circulation drill programs were divided into two streams, one was sampled and the other was disposed during the reclamation of each drill site.  Using a Jones splitter, the sample stream was further divided into two sample bags, one designated for assaying and the second duplicate designated as a field reject.  Samples were collected at five-foot intervals and bagged at the drill site.  Each five-foot sample was sealed at the drill site and not opened until it reached the analytical lab.  At each 20-foot rod connection, the hole was blown clean to eliminate material that had fallen into the hole during the connection.  The designated assay samples for each five-foot interval were collected by the site geologist and moved to a secure sample collection area for shipment to accredited laboratories off site.  When duplicate samples were collected, they were retained at the drill site as a reference sample, if needed.  If the duplicate samples were not used, they were blended with site materials during site reclamation.

8.2 Augusta Gold Corp. (2020-2021)

Augusta Gold Corporation (Augusta Gold) commenced exploration on the Bullfrog Gold Project in 2020, continuing through the second quarter of 2021. Work performed consisted of oriented diamond core drilling, conventional Reverse Circulation (RC) drilling and reconnaissance mapping and surface sampling for drill target generation. A digital, Access based database (GeoSpark) has been maintained by Augusta Gold, including all assays from drill samples and geochemical analysis from surface rock chip samples, completed on the project.

8.2.1 Augusta Gold Corp. 2020

The 2020 drilling program drilled 25 reverse circulation holes.  To ensure reliable sample results, Augusta has a QA/QC program in place that monitors the chain-of-custody of samples and includes the insertion of blanks and certified reference materials (CRMs).  Barren coarse-grained blanks (“blanks”) were inserted at lithology changes.  Three CRMs with variations in gold grade were inserted at the end of each batch by random selection.  The following QA/QC program was followed for the 2020 drilling.  All testing for the 2020 program was done by American Assay Laboratories (AAL), an independent ISO/IEC 17025 certified laboratory in Sparks, Nevada.

8.2.1.1 Standards

A74383, B74110, and C73909 standards were purchased from Legend, a wholesale distributor for mining products.  The standards were made by KLEN International, a Western Australian company that specializes in the manufacture and supply of fire assay fluxes.  A total of 8 A74383, 8 B74110, and 8 C73909 were inserted with RC drill samples.  Expected values for each CRM are listed in Table 8-1 through Table 8-3.

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Table 8-1: CRM Expected Values

CRM	Au (ppm)	Ag (ppm)
A 74383	4.93	47.6
B 74110	0.237	No certified value
C 73909	0.778	No certified value

Table 8-2: Summary of Gold in CRM's

RM	N	Outliers Excluded	Failures Excluded	Au ppm		Observed Au ppm		Percent of Accepted
				Accepted	Std. Dev.	Average	Std. Dev.
C 73909	8	-	-	0.778	0.023	0.775	0.018	99.6%
B 74110	8	-	-	0.237	0.009	0.240	0.005	101.2%
A 74383	7	1	-	4.930	0.080	4.913	0.074	99.7%
Total	23						Weighted Average	100.2%

Table 8-3: CRM Expected Values

RM	N	Outliers Excluded	Failures Excluded	Ag ppm		Observed Ag ppm		Percent of Accepted
				Accepted	Std. Dev.	Average	Std. Dev.
A 74383	4	1	3	47.600	1.200	45.329	0.878	95.2%
Total	4						Weighted Average	95.2%

8.2.1.2 Blanks

Barren coarse-grained blanks were submitted with samples to determine if there has been contamination or sample cross-contamination.  Three types of blanks were used with sample submission.  BM-20-1 and BM-20-2 used material from an outcrop nearby, BP-20-23 and BP-20-24 used garden pumice obtained from Home Depot, and the remainder of the holes used Black Basalt Cinders provided by AAL. Certificate of Analysis’ with Au and Ag thresholds for blank materials used are not available.

A total of 108 blanks were inserted with RC chip samples, blank materials are determined to have failed if the values exceed the maximum threshold of the analyte. Maximum threshold values are listed in Table 8-4.

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Table 8-4: Blank Failure Threshold

Blank	Gold (ppm)	Silver (ppm)
Blank (ASL)	0.03	2

8.2.1.3 Duplicates

Duplicates were inserted into the sample sequence every 100-ft. RC chip samples were split at the drill rig.  The second half of a RC sample is assayed to determine if the reproducibility of assays for different chips, and if there is any sampling bias. A total of 115 duplicates were submitted with sample submissions. Only duplicate pairs above 10 times the lower detection are considered significant and are included in calculations. 65% or 75 pairs are considered significant for gold, and 2.61% or 3 pairs are considered significant for silver. Duplicate sample results (Table 8-5) show that 100% of the duplicates agree within +/-5% for gold and silver.

Table 8-5: Duplicate Sample Results

		% of Sample Pairs (>10x d.l.) Reporting Within
Analyte	# of Pairs above 10x d.l.	±5
Au	75	100%
Ag	3	100%

8.2.2 Augusta Gold Corp 2021

8.2.2.1 Sample Preparation and Security

Oriented diamond core drilling (HQ3) was performed using two track-mounted LF-90 drills and one truck mounted LF-90 drill. Core orientation was collected using Reflex ACTIII tooling, overseen by staff geologists and verified by a third-party contractor. All drill core was logged, photographed, split and sampled on-site.

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Figure 8-1: Truck Mounted Core Rig

Conventional Reverse Circulation drilling was performed using a single Atlas Copco RD 10+, with a hole diameter of 6.75 inches. All RC samples were logged and sampled on-site. Samples were air dried, sealed in bulk bags on-site. Additionally, surface rock chip samples were collected during field reconnaissance. These samples were collected, described, and geolocated in the field before being sealed in rice bags for transport. All samples were stored in sealed bulk bags and transported weekly to Paragon Geochemical in Reno, Nevada, USA.  Paragon is independent of Augusta Gold and is ISO 9001 compliant.

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Figure 8-2: Laydown Yard and Sample Storage

All surface rock chip samples collected were described in the field and located using hand-held global positioning system (GPS) methods. Sample descriptions were completed either in field notebooks or using a tablet computer. Hard copy notes were digitized for archive, and field notebooks were retained. All sample descriptions were compiled into a master Excel spreadsheet before being imported into the GeoSpark database maintained by Augusta Gold. Samples were bagged and stored in a secure building before being shipped to the lab.

Drill core was transported from the rig to the logging facility daily by staff geologists, where washing, logging, photographing, and sampling were completed. Logging data was recorded directly into the GeoSpark database on laptop computers. All core logs and digital core photos were backed up on Microsoft Teams.

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Figure 8-3: Logging Laptop

Rock chip samples from RC drilling were transported from the rig to the logging facility daily by staff geologists, where they were air-dried and placed in sealed bulk bags for transport. A geologist was present at the drill rig during all drilling operations, where they oversaw sample collection, built chip trays with representative material, and logged chips on-site. Bulk reject bags were stacked out adjacent to the drill pad and were retained until lab results were received and checked.

Surface Rock Chip Sampling: Grab samples were collected from outcrop or rubble crop. These were spot samples taken from well-mineralized or altered rock. Float samples represent transported rock of uncertain origin. All rock samples were located in the field using GPS methods and field descriptions and notes were entered into a master digital database at the end of each field day.

Diamond Drill Core Processing: Drill core was transported by pickup truck from the drill site to the logging facility located eight miles north of Beatty, Nevada, proximal to the project area. Upon arrival at the core shack, core was laid out on outdoor quick-logging tables where it was washed, and RQD and recovery measurements were collected. Core was then brought indoors and laid out on tables for detailed geologic logging.

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Figure 8-4: Core Shed and Quick Log Station

First, the quality of orientation marks and lines were checked, and any necessary corrections were made. Core was then marked up using china markers and permanent marking pens to identify important features for logging and recording in photographs. Oriented structural measurements were recorded using the Reflex IQ logger where possible, and manual protractor methods when rock quality precluded the use of the logging device. Sample tags were stapled inside the wax-impregnated cardboard core boxes at geologically determined intervals by the geologist, leaving every fifteenth sample tag available for either a blank or a standard.

Figure 8-5: Logging Facility

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Core was cut using Husqvarna masonry saws, and core techs were instructed to cut core along the orientation line. Split core was then placed back in the core boxes until it was sampled. During sampling, one half of the split core from each sample interval was placed in a cloth bag with the sample number written on it. A corresponding barcode sample tag was placed in each bag, and the bag was tied closed. Sample bags were then stacked in 1-ton super sacks, sealed, and stored in the core yard while waiting for shipment to the lab.

Figure 8-6: Core Saw

The remnant half core was retained in the core boxes, which were palletized and tarped for storage in the core yard at the logging facility. Significant intercepts and holes of interest were stored in locked shipping containers at the logging facility.

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Figure 8-7: Sampling Tables

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Figure 8-8: Core Cutting Facility

Reverse Circulation Chip-Sample Processing: Samples were collected from a rotary splitter mounted to the cyclone discharge on the drill rig. The rotary splitter was adjusted to provide a sample with a nominal weight of 15 lbs (6.8 kg). A small split was collected in a mesh screen for populating chip trays for geologic logging, and the remaining sample reject was bagged separately and stacked next to the drill pad to be retained until laboratory results had been received and quality checked. Chips collected in the screen were washed and put into chip trays, which were labelled with the corresponding interval footage. The chips were quick-logged at the drill rig by a geologist using a hand lens, and were then transported back to the logging facility at the end of each day for detailed logging under a binocular microscope.

RC samples were collected in cloth bags with the sample number and footage interval written on them and a corresponding sample tag inside. As with diamond core samples, every fifteenth sample number was reserved for either a blank or a standard. Samples were transported to the logging facility by pickup truck each day, where they were stacked outside on metal trays for airdrying. Once deemed sufficiently dry, the sample bags were stacked in 1-ton super sacks, sealed, and stored in the core yard while waiting for shipment to the lab.

All samples collected during the 2020-2021 exploration program at the Bullfrog Project were stored at the logging facility until being transported directly to Paragon Geochemical in Reno, Nevada. A chain-of-custody form was signed by on-site staff at the time of sample pickup by the laboratory courier service.

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Figure 8-9: Sample Pick Up Area

8.2.2.2 Standards

The company used three standards; OREAS 250, OREAS-250b, and OREAS 253. These reference materials were purchased from OREAS North America. The reference materials are high quality and were analyzed at more than fifteen laboratories to determine expected values and tolerances. The materials are matrix-matched for the Bullfrog Project mineral style and were prepared from a blend of gold-bearing Wilber Lode oxide ore from the Andy Well Gold Project and barren basaltic saprolite and siltstone (OREAS-250 and OREAS-250b) and basaltic scoria (OREAS-253) sourced from quarries north of Melbourne, Australia.

OREAS-250b was ordered as the replacement for OREAS-250, both being nearly identical low grade gold standards. This report contains data from both CRMs. Expected values for the CRMs are based on aqua regia digest inductively coupled plasma analyses for silver and fire assay for gold and are available in Table 8-6. Summary statistics of CRMs performance during the exploration program are summarized in Table 8-7.

Table 8-6: CRM Expected Values

CRM	Gold (ppm)	Silver (ppm)
OREAS-250	0.309	0.258
OREAS-250b	0.332	0.073
OREAS-253	1.22	-

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Table 8-7: Summary of Gold in CRMs

RM	N	Outliers Excluded	Failures Excluded	Au ppm		Observed Au ppm		Percent of Accepted
				Accepted	Std. Dev.	Average	Std. Dev.
OREAS-253	110	-	2	1.220	0.045	1.236	0.041	101.3%
OREAS-250b	12	-	1	0.332	0.011	0.322	0.012	96.9%
OREAS-250	94	-	2	0.309	0.013	0.320	0.013	103.7%
Total	216						Weighted Average	102.1%

8.2.2.3 Blanks

Barren coarse-grained blanks were submitted with samples to determine if there has been contamination or sample cross-contamination. Elevated values for blanks may also indicate sources of contamination in the analytical procedure (contaminated reagents or test tubes) or sample solution carry-over during instrumental finish. A total of 220 blanks were inserted with samples and blank materials are determined to have failed if the values exceed the maximum threshold of the analyte. Maximum threshold values are listed in Table 8-8.

Table 8-8: Blank Failure Threshold

Blank	Gold (ppm)	Silver (ppm)
Blank	0.03	2

8.2.2.4 Pulp Duplicates

Based on 42 pairs of pulp duplicates above 0.005 ppm gold, 76% duplicates agree within 20% of the original assay. 10 pairs were outside of the limits being 20% above or below the original. The comparison is shown in Figure 8-10.

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Figure 8-10: Gold Pulp Comparison

8.2.2.5 Summary

•Two mislabels were identified and changed in the database. As a result, sampling procedures were updated in Q1 2021 to avoid mislabels.

•Five failures were flagged. Four are a result of two consecutive failures outside two standard deviations. One failure reported outside three standard deviations.  These were corrected.

•Silver values were only evaluated for blanks and not standards in this report due to very low values reporting below or close to analytical detection limits.

•Standard OREAS-250 was replaced by OREAS-250b; data from both standards are included in this report.

•Pulp duplicates performed as expected with 76% of pairs reporting within 20%.

•Check assay analysis determined that Paragon reported higher gold values than SGS for 70% of the 80 sample pulps with gold greater than 0.5 g/t Au.

•QC analysis indicates that the CRMs performed well with only 2% of CRMs reporting outside of expectations, the blanks indicate that no instances of contamination occurred.

•In the author’s opinion, the security, sampling and analytical procedures are appropriate and consistent with common industry practice.

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9. DATA VERIFICATION

The data for this mineral resource estimate comes from historical exploration and operations.  The original laboratory certificates were available for most of the drilling.  Data collected by previous operators has in part been verified by the corroborating data in the original laboratory certifications, as well as existing physical and digital records.  Blind entry spot checks were run against the database and the laboratory certificates to ensure the quality of the database.  No additional exploration drilling has been performed since the closure of the Bullfrog Mine, until the program carried out by Augusta in 2020.  QA/QC protocols were followed and reviewed for the 2020 drilling program, including blanks, standards, and duplicates.  Lab certificates were available for the 2020 drilling program.

A site visit was performed in by Patrick Garretson in June 2021 with the purpose of observing and reviewing the site infrastructure, exploration drilling program, core logging and sample preparation facilities.  All three existing pits were observed from the highwall or from within the pit.  Special attention was given to pit limit boundaries, pit highwall integrity, waste dump placement and pit backfill areas.  Infrastructure in terms of roads, claim boundaries and previous site infrastructure were observed and cross-referenced with available property maps and diagrams.  The geology of each area was discussed with the project geologists and important geologic features such as faults, veins and lithologic contacts were observed in the exposed pit walls or on surface outcrops.

The core storage, sample preparation area and logging facility were visited and site personnel were observed while performing these activities.  The facilities have recently been built and the area was very clean and well organized.  The core logging facility was well lit and core tables were constructed to allow personnel to log core in an ergonomic position.  The core boxes and core within were properly marked for downhole measurements.  Geologic data was being logged via laptop computers using a logging program (GeoSpark) with dropdown fields for the selection of geologic features.  Sample preparation, bagging and labeling took place in a separate area to avoid cross-contamination.  Samples were properly bagged, labeled and prepared for transport to the assay lab.  A large whiteboard posted in the logging facility was used to track the progress of a drillhole from the time it was received at the facility to the time it was bagged and ready for transport.  A procedure and process for measuring specific gravity via the wax and water immersion process was in place.

Core and chip trays from the pre-2020 drilling are no longer available.

During the later half of 2021, Augusta Gold Corp. staff conducted an in-depth review and update of legacy data in the Bullfrog drilling database. During the process, previously missing assay information was found on old assay certificates, was verified against drill logs, and added to the database.  Additionally, assay grades were checked throughout the legacy data set and consistent conversions from imperial to metric grade units were updated where needed. During the process, it was discovered that some series of older drillholes had improper imperial-metric grade conversions and were subsequently updated, resulting in grade increases for the majority of affected drillholes.

In order to verify the updated database, Forte Dynamics requested and received assay certificate and logging data for approximately 10% of the relevant legacy drillholes in the economically important portions of the three gold deposits at Bullfrog.  Although there were a few random, single assay discrepancies, most of the drillholes had all their assays match between the new database and assay certificates. Some of the drillholes checked were ones earlier identified with problematic imperial-metric grade conversions and those now show to match certificate grades and now have correct converted metric grades.  Legacy drillholes with newly found assay data were also checked against scans of the assay certificates and they were show to be correct in the new database.  Some of the drillholes that were selected for verification had missing runs of assay data and it was verified from the logs and certificates that there were data gaps for those drillholes.

9.1 Check Assay

The Company submitted 148 core pulps to SGS for multi-element check assays. Samples that are below detection limits are not included in the graphs. The comparison between Paragon and SGS for gold and silver are shown in Figures 9-1 to 9-3.

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Figure 9-1: Check Assay Gold Comparison

Of the 147 pulps, 68 pairs agree within 20% for gold. Figure 9.2 shows the relative percent different (Paragon less SGS divided by the Paragon result) vs. the Paragon result. There are more cases with positive differences showing that Paragon tends to report higher than SGS.

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Figure 9-2: Check Assay Gold - Percent Difference

Table 9-1: Check Assay Gold Statistics

Grade	N	# with Paragon>SGS	# with Paragon <SGS	Average Bias*
0.1 - 0.5 g/t	30	17	13	6
>0.5 g/t	80	56	24	19

There is better agreement between Paragon and SGS results for assays less than 0.5 g/t Au. For these samples, there is a nearly even number of cases with positive and negative differences. For samples with assays greater than 0.5 g/t Au, Paragon reports higher assays for more than twice the cases compared to SGS reporting higher than Paragon.

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Figure 9-3: Silver Check Assay Comparison

There are 19 pulps where silver values are above detection limit in both labs and results are compared in Figure 9.2. The detection limit for silver at SGS is 1 ppm and due to the poor precision of the method, good agreement below 5 ppm is not expected.  The silver values greater than 5 ppm show good agreement.

In summary, Paragon reported higher gold values than SGS for 70% of the 80 sample pulps with gold greater than 0.5 g/t Au. Given that there were no certified reference materials assayed by SGS, it is not possible to determine which laboratory is more accurate. Paragon performed reasonably well on CRMs and there is no other indication of high bias. Additional check assays are recommended perhaps at a different lab than SGS.

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10. MINERAL PROCESSING AND METALLURGICAL TESTING

Most of the metallurgical tests on the Project were conducted on high-grade ores using conventional milling and agitated leaching methods.  Typical processing statistics from 1989 into 1999 are shown in Table 10-1.

Table 10-1: Typical Processing Statistics from 1989-1999

Gold Recovery	91%
Silver Recovery	65%
Leach Time	48 hours
Grind	80% -150 mesh
Rod Consumption	2.3 lbs/ tonne
Ball Consumption	2.1 lbs/ tonne
Cyanide Consumption	0.5 lbs/ tonne
Lime Consumption	1.2 lbs/ tonne

Barrick’s mill recoveries were good for gold, but silver recoveries were lower mainly due to its refractory association with manganese.  As a result, the 26 million tonnes of tailings stored south of NV Hwy 374 currently have little value.

10.1 St. Joe

10.1.1 Large Column Leach Test

Reports by St. Joe Minerals provide detailed information on two large column tests on bulk samples of the M-S area.  The test facility included a carbon adsorption plant and two concrete columns 24-feet high with inside diameters of 5.5 feet.

An area surrounding reverse circulation hole RDH-20 in the M-S area was drilled and blasted to produce 250 tons of bulk sample.  The mined sample was split to produce 20 tons of uncrushed or run-of-mine column feed and 22 tons of crushed column feed.  The columns were then loaded with efforts to minimize compaction and size sorting of the sample.  Solution was applied at a rate of 0.004 gpm/sq. ft.  Results after 59 days of leaching are shown below.  A 90-day projected recovery was 61% Au on 19 mm (3/4”) crushed ore and 54% on 305 mm (12”) run-of-mine ore.  Previous bottle roll tests on drill cuttings in this area averaged 78% gold and 33% silver.

Screen analyses of the -19 mm (-3/4”) leached residue shows that the -65 mesh and -10 to + 65 mesh fractions yielded gold recoveries 96% and 86% for respective head assays of 0.074 and 0.057 oz/ton gold.  The screen analyses also show that the loss of fines from a sample (which did occur) will not only depress the apparent gold grade but will also cause an even greater depression in the apparent gold recovery.

St. Joe came to the following conclusions:

•M-S mineral is permeable and readily heap leachable.  Cyanide and lime consumptions were reported as “average”, but not quantified.

•Fine fractions yield the highest recovery, and if lost will depress gold recovery.

•Evidence suggests many fines were lost during handling and the recoveries were deemed minimum or conservative.

•There appeared to be little correlation between recovery and grade.

•There were no observable chemical or percolation problems with the sample.

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10.1.2 Bottle Roll Tests on UG Samples

Bottle roll tests on 39 underground sample composites obtained from the glory hole and 200 and 300 levels of the M-S mine recovered 78% of the gold from material averaging 0.16 opt and crushed to -8 mesh.  Recoveries ranged from 52% to 98% with no obvious correlation between grade and recovery.  St. Joe concluded that bottle roll test (presumably for 24 hours) on material crushed to -8 mesh provides good representation as to what may be achieved in a column test sized at 19 mm (3/4-inch).

10.1.3 Column Testing by Kappes Cassiday & Associates

Results from leach tests performed in 1994 by Kappes Cassiday & Associates (KCA) from a 250-kg composite of low-grade material from the Bullfrog mine are shown below:

Table 10-2: Leach Test Results

	Bottle	Column	Column
Size, mesh, & mm (inch)	-100 mesh	-38 mm (-1.5”)	-9.5 mm (-3/8”)
Calc. Head, opt Au	0.029	0.035	0.029
Rec %	96.6	71.4	75.9
Leach time, days	2.0	41	41
NaCN, kg/t (lb/short ton)	0.5 (0.1)	0.385 (0.77)	5.35 (10.7)
Lime, kg/t ( lb/short ton)	1.0 (2.0)	0.155 (0.31)	1.75 (0.35)

Two 45 kg sample were crushed and loaded into 6-inch diameter columns to heights of five feet.  Leach solution was applied at a rate ranging from 0.004 to 0.006 gpm/sq ft and initially contained 1.0 g NaCN/l and 0.5 g/l lime.  Input solutions were 0.4 to 0.6 g/l NaCN while maintaining a pH of 9.5 to 10.5.  The initial solution was clear and bright yellow, and the final solution was clear and colorless.  Column tailings retained 6% to 7.5% moisture after drain down, and each were screened and assayed for size fractions.  The leach recovery curves are shown below in Figure 10-1.

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Figure 10-1: Leach Test Results

The recovery in the coarse crush (-38.1 mm [-1.5”]) was a 2-stage crush size and was 4.5% less than the fine crush (-9.5mm [-3/8”]), which would require 3-stage crushing.  The 41-day leach periods are also short and ultimate heap leach recoveries may be greater.

10.2 Pilot Testing by Barrick

In 1995, Barrick performed pilot heap leach tests on 844 tons of low-grade material from the Bullfrog pit and 805 tons of typical material from the M-S pit.  Both materials were crushed to -1/2 inch and leached at an application rate of 0.006 gpm/sq ft.  Lift heights were 12 feet.  Results are listed below:

Table 10-3: Heap Leach Pilot Tests - Barrick

	BF Low-Grade	M-S Mineralization
Calc. Head, opt Au	0.019	0.048
Calc. Head, opt Ag	0.108	0.380
Projected Au Rec %	67	74
Projected Ag Rec %	9	32
Leach Time, days	41	37
NaCN, kg/t (lb/short ton)	0.10 (0.20)	0.125 (0.25)
Lime, kg/t ( lb/short ton)	Nil (Nil)	Nil (Nil)

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Low-grade material was stockpiled during pit operations and ranged from a cutoff of 0.5 g/t gold and Barrick’s operating mill cutoff of 0.85 g/t.  These stockpiles were later blended with underground ore and milled during 1998 and early 1999.  All pit material below 0.5 g/t was dumped as waste rock.  Based on the source and grade of this material, it is representative of the mineralization remaining in the Bullfrog deposit.  The M-S sample represented ore that was in large measure mined by Barrick after this pilot test, but the information on reagent consumption is applicable to remaining mineralization and the recovery has reference value.

Acceptable solution grades at the end of the tests and leaching beyond 41 days at lower solution application rates could result in higher ultimate recoveries.  Lime and cyanide consumptions were low.  The test heap also did not reach maximum recovery due to poor solution distribution in the first couple of feet, which could be recovered from multiple lifts in a production scenario and improved solution distribution.

10.3 Column Leach Tests

In 2018 and 2019, standard column leach tests were performed on materials from the Bullfrog property by McClelland Laboratories, located in Reno, NV. The sample tested in 2018 was a composite sample created from a bulk sample representing “Brecciated Vein Ore Type”.  The exact location (or locations) of the sample is not known, and it is unclear whether these samples can be considered representative of the entire deposit. The results of the 2018 program are summarized in Table 10-4 below.

Table 10-4: Column Leach Test Results (2018)

Feed Size	Crush Method	Test	Time	Au Recovery, %
9.5mm (3/8”)	Conventional	Column	60 days	58
9.5mm (3/8”)	Conventional	Bottle Roll	4 days	59
1.7mm (10 mesh)	HPGR	Column	60 days	77
1.7mm (10 mesh)	HPGR	Bottle Roll	4 days	70
150µm	Conventional/Grind	Bottle Roll	4 days	89

The 2018 column leach test results suggest a crush size dependency where HPGR crushing (high pressure grinding rolls) may have the potential to significantly improve recovery. The lime requirement for protective alkalinity was low and cyanide consumption was moderate. The samples tested in 2019 were prepared from three (3) bulk samples.  The exact location (or locations) of these samples is not known, and it is unclear whether these samples can be considered representative of the entire deposit. The results of the 2019 program are summarized in Table 10-5 below.

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Table 10-5: Column Leach Test Results (2019)

Sample	Feed Size	Crush Method	Test	Time	Au Rec., %
Composite E	9.5mm (3/8”)	Conventional	Column	151 days	75
Composite E	6.3mm (1/4”)	HPGR	Column	122 days	77
Composite E	1.7mm (10 mesh)	HPGR	Column	102 days	89
MS-M-1	9.5mm (3/8”)	Conventional	Column	108 days	66
MS-M-1	6.3mm (1/4”)	HPGR	Column	108 days	77
MS-M-1	1.7mm (10 mesh)	HPGR	Column	89 days	85
MH-M-2	9.5mm (3/8”)	Conventional	Column	109 days	83
MH-M-2	6.3mm (1/4”)	HPGR	Column	105 days	88
MH-M-2	1.7mm (10 mesh)	HPGR	Column	86 days	91

The 2019 column leach test results further highlight the size dependency on recovery and suggest that HPGR crushing may have the potential to significantly improve gold recovery. The cement required for agglomeration of the samples was adequate for maintaining protective alkalinity.  The cyanide consumption was low. Based on these test programs, Bullfrog mineralization types appear amenable to heap leach recovery methods.  Further testing is required to properly assess the benefit of HPGR crushing and better define the optimal particle size for heap leaching.

10.4 Conclusions for Heap Leaching

Based on the test work completed to-date that is applicable to the remaining mineralization in the BF and M-S pits, preliminary ultimate heap leach recoveries are projected as follows:

Table 10-6: Estimated Heap Leach Recovery

Leach Size	80% - 9.5 mm (3/8 inch)	ROM Low Grade
Estimated Recovery	70%	50%

* Silver Recovery is estimated at 1.07 x gold recovered ounces, which is the typical recovery attained by Barrick.

All mineralization known to-date would be heap leached and the pregnant solutions would be processed through a carbon ADR plant to be constructed on site.

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The Bullfrog and M-S deposits originally contained less than 2% sulfide minerals that were thoroughly oxidized below existing and proposed mining depths, including the current water table and virtually all deep drill holes.  The historic water table was much lower in the geologic past, and the detachment and associated faults allowed epithermal solutions to oxidize the host and adjacent wall rocks to great depths.  There is a small volume of mineralization in the footwall stock-works or east side of the central Bullfrog area near section 8148 north that contains carbon-pyrite alteration with attendant reductions in leach recoveries.  This area needs to be researched further as to extent and recovery.  Additional leach tests are needed to optimize performance versus crush size, as well as better understand silver recovery, agglomeration, permeability, and potential impacts from sulfides or organic carbon.

10.5 Leach Pad Siting

There are seven areas that potentially could serve as leach pad sites within reasonable trucking or conveying distances from the Bullfrog and M-S pits as described below in Figure 10-2:

Figure 10-2: Potential Leach Pad Sites & Approximate Capacities

In all cases, additional drilling is required to adequately explore or condemn these areas, and considerable technical and economic studies are needed to select any site.

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10.6 Additional Testing

In 2020 a new test program was completed, and this information is summarized below.

Cyanidation bottle rolls tests were conducted on 14 variability composites from the Bullfrog project.  The samples are considered representative of the various types and styles of mineralization.  The composites were generated from coarse assay rejects from a reverse circulation drilling program.  Composite gold grades ranged from 0.14 to 0.91 Au g/tonne, with an average grade of 0.42 Au g/tonne.  A nominal crush size of 1.7 mm was used for the test work.  The samples were not crushed using an HPGR.  Summary bottle roll testing results are showed in Table 10-7.

Table 10-7: Summary Metallurgical Results - Bottle Roll Tests

Composite	Drillhole						REAGENT REQUIREMENTS
		Interval (ft)		Au Rec.	Head Grade Au g/tonne		kg/tonne mineralized material
		From	To	%	Calculated	Assayed	NaCN Cons.	Lime Added
4594-001	BM-20-1	0	40	67.8	0.59	0.80	0.15	1.1
4594-002	BM-50-1	40	75	67.2	0.58	0.50	0.11	1.2
4594-003	BM-20-4	280	335	44.4	0.27	0.26	0.12	1.7
4594-004	BM-20-4	335	390	38.7	0.31	0.30	0.17	1.5
4594-005	BM-20-6	295	395	66.7	0.27	0.29	0.11	1.4
4594-006	BM-20-6	395	485	58.5	1.06	0.86	0.11	1.6
4594-007	BM-20-11	95	185	72.7	0.22	0.18	<0.07	1.1
4594-008	BM-20-14	0	45	58.1	0.31	0.27	<0.07	1.8
4594-009	BM-20-14	90	135	80.0	0.15	0.13	0.14	1.5
4594-010	BM-20-14	170	235	84.2	0.19	0.21	0.14	1.2
4594-011	BM-20-14	235	260	86.8	0.53	0.57	0.09	1.2
4594-012	BM-20-15	35	130	72.3	0.47	0.46	0.17	1.4
4594-013	BM-20-19	0	115	73.3	0.30	0.27	0.08	1.4
4594-014	BM-20-22	305	385	81.0	0.63	0.67	0.09	1.6

The Bullfrog variability composites generally were amenable to agitated cyanidation treatment at a nominal 1.7 mm feed size. Gold recovery ranged from 38.7% to 86.8% and averaged 68.0%.  Recovery was 58.1% or greater for 12 of the 14 composites. Gold recovery rates were moderate, and generally, gold extraction was substantially complete in 24 hours of leaching.  Gold recovery was not correlated to gold head grades for these 14 composites.  Gold recovery consistently decreased with increasing sulfide sulfur content.

Silver extractions were 1.4 Ag g/tonne or less for all composites.  Silver composite extraction ranged from 14.3% to 66.7%.

Bottle roll test cyanide consumption was consistently low and was 0.17 kg NaCN/tonne mineralized material or less for all 14 composites.  Lime requirements for pH control were also low and were 1.8 kg/tonne mineralized material or less.

There are no additional relevant processing factors that the author of this report is aware of that could materially affect the mineral resource estimate presented in this technical report.

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11. MINERAL RESOURCE ESTIMATES

11.1 Summary

Mineral resources were updated based on technical information as of December 31, 2021 by Forte Dynamics.for the Bullfrog project.  The update utilizes all new drilling through the end of 2021 in addition to updated geologic models and database improvements by Augusta Gold Corp. staff.  The mineral resources were estimated utilizing conventional 3D computer block modeling based on most current drillhole database, grade shells, vein shapes, geologic constraints, current topography, as-built underground solids and as-built open pit surfaces.  The grade shells and the vein shapes were constructed using Leapfrog software and follow the dominant structural and mineralized trends within each geologic setting.  Geologic constraints were applied to the block model to prevent grade estimation into barren rock types.  The underground as-built solids were expanded by 1m in all directions and mined out in the block model.  Open pit as-built surfaces accounted for post-mining backfill that has been placed as part of the site reclamation practices.  The resource block models were estimated in Vulcan software using ordinary kriging and multiple estimation passes with expanding search distances and varying composite selection criteria.

Lerch-Grossman pit optimizations were done in Minemax software.  Assumptions for gold price, silver price, metallurgical recovery, pit slopes, mining costs, processing costs and G&A costs were selected based on data that was available and comparing to other comparable operations.  The optimized pits were limited to the property boundaries.

The open pit Mineral Resources for each area (Bullfrog, Montgomery-Shoshone and Bonanza) were calculated inside the pit shell and only blocks with a positive net value (revenue minus costs) were reported as mineral resource.  The Mineral Resources are presented in the following tables.

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Table 11-1: Combined Property Mineral Resources

Combined Global Resources as of December 31, 2021 - Oxide and Sulphide
Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Measured	30.13	0.544	1.35	526.68	1,309.13
Indicated	40.88	0.519	1.18	682.61	1,557.49
Measured and Indicated	71.01	0.530	1.26	1,209.29	2,866.62
Inferred	16.69	0.481	0.96	257.90	515.72

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag. No sulphide material was reported for Montgomery-Shoshone or Bonanza.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

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Table 11-2: Bullfrog Mineral Resources

Mineral Resources as of December 31, 2021 - Bullfrog
Redox	Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Oxide	Measured	24.50	0.537	1.28	422.77	1,010.02
	Indicated	36.32	0.515	1.14	602.02	1,332.18
	Measured and Indicated	60.82	0.524	1.20	1,024.79	2,342.20
	Inferred	14.40	0.460	0.77	213.06	358.49

Sulphide	Measured	1.30	0.710	1.28	29.77	53.52
	Indicated	1.99	0.625	1.32	39.94	84.47
	Measured and Indicated	3.29	0.659	1.30	69.72	137.99
	Inferred	1.05	0.657	1.14	22.14	38.53

Total - Oxide and Sulphide	Measured	25.80	0.545	1.28	452.55	1,063.54
	Indicated	38.31	0.521	1.15	641.96	1,416.65
	Measured and Indicated	64.12	0.531	1.20	1,094.51	2,480.19
	Inferred	15.44	0.474	0.80	235.20	397.02

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

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Table 11-3: Montgomery-Shoshone Mineral Resources

Mineral Resources as of December 31, 2021 - Montgomery-Shoshone
Redox	Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Oxide	Measured	1.97	0.637	3.35	40.35	212.12
	Indicated	1.35	0.555	2.85	24.04	123.66
	Measured and Indicated	3.32	0.603	3.15	64.38	335.78
	Inferred	1.05	0.586	3.45	19.76	116.41

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag. No sulphide material was reported for Montgomery-Shoshone.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

Table 11-4: Bonanza Mineral Resources

Mineral Resources as of December 31, 2021 - Bonanza
Redox	Classification	Tonnes (Mt)	Au grade (g/t)	Ag grade (g/t)	Au Contained (koz)	Ag Contained (koz)
Oxide	Measured	2.35	0.446	0.44	33.78	33.48
	Indicated	1.22	0.422	0.44	16.61	17.17
	Measured and Indicated	3.58	0.438	0.44	50.40	50.65
	Inferred	0.19	0.473	0.37	2.94	2.28

Notes:

1.Oxide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 82% for Au and silver price of US$20/oz and a recovery of 20% For Ag.

2.Sulphide estimated Mineral Resources are reported within a pit shell using the Lerch Grossman algorithm, a gold price of US$1,550/oz and a recovery of 50% for Au and silver price of US$20/oz and a recovery of 12% for Ag. No sulphide material was reported for Bonanza.

3.Mining costs for mineralized material and waste are US$2.25/tonne.

4.Processing, general and administration, and refining costs are US$5.00/tonne, US$0.50/tonne, and US$0.05/tonne respectively.

5.Due to rounding, some columns or rows may not compute as shown.

6.Estimated Mineral Resources are stated as in situ dry metric tonnes.

7.The estimate of Mineral Resources may be materially affected by legal, title, taxation, socio-political, marketing, or other relevant issues.

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11.2 Database

The drillhole database was provided as an Excel spreadsheet with multiple data tabs for collar, downhole survey, assay, and lithologic information (AGC Master Export_20220204.xls).  Additionally, the spreadsheet tabs included notes and other meta-data to help discern data quality.  The primary collar, survey, and assay tabs were exported to individual spreadsheets for the data types (AGC_Master_collar_20220204_LS1.xls, AGC_Master_survey_20220204_LS1.xls, AGC_Master_assay_20220204_LS1.xls).

The three spreadsheets, which include extra meta-data were compared with logging and available certificate data and against each other to determine match-ability between the three basic data types used to import into the Vulcan software. Each of the three include tabs for final sorted data to be exported to csv.

A common scenario for many drillholes was to have a second collar name with a “C”, “c”, “A”, or “a” after it to identify that portion of a drillhole as a second drillhole, or a core tail of an RC drillhole (example is RDH-373 and RDH-373C).  However, the dh-survey, collar coordinate, or assay data were not always synchronised into a single common drillhole name for both the core and core tail.  The data for export in each spreadsheet was synchronized  to common HoleID’s and holes with missing assay or collar data were removed.  The final database consisted of 1,322 collar records, 6,082 survey records and 173,509 assay interval records.  The final number of valid drillholes is less than the previous data set from June 2021 due to duplicate collar with different spellings being removed.

A major difference between the most recent database provided by Augusta Gold and the database for June, 2021 was the treatment of missing assay data.  In the old data, many missing intervals had 0 or near-0 grades applied.  The newest database had no record at all and the resulting drillhole data in Vulcan has missing portions of the drillhole trace.  These are treated as no-grade in the estimation process while the 0’s or near-0’s in the old database tended to lower grades in the gold estimation process.  It is generally excepted that missing intervals be treated as null or missing intervals instead of 0’s as the lack of sample could be due to poor sample recovery or lost assay data.

11.2.1 Vulcan Isis Drillhole Database

The three primary drillhole data spreadsheets were saved as csv files and were imported into an Isis drillhole database in Vulcan. The the Isis database was setup with 18 fields including:

HOLEID, FROM, TO, FROM_FT, TO_FT, SAMPLETYPE, SAMPLE_KG, REJECT, AU_RES, AG_RES, AUPPM, AGPPM, AUCAP, AGCAP, AREA, DOMAIN, LITH_A, LITH_N

These include new fields that are not in the original database to aid in data usage, domaining, and estimation.  The feet version of downhole intervals aids in comparing to legacy drill logs, were in feet.  The sample_kg field helps with sample recovery where available.  The reject field was setup in the Excel assay spreadsheet and was coded there to identify rejected drillholes in Vulcan after import.  The AUPPM, AU_RES, and AU_CAP fields (and similar AG fields) are a hierarchy of initial imported gold grade, the gold grade considered for estimation and is of resource quality, and a capped version of that grade.  The RES grades usually equal AUPPM, except where the interval is rejected.  The rejections include both entire rejected drillhole and portions of drillholes were assay grades are not to be used. The AU_CAP is set with a capping script later on.

Figure 11-1 shows the drillhole collars and traces within the respective model boundaries for each of the block models.

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Figure 11-1: Drillhole Collar Locations

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11.2.2 Drillhole Exclusion

Drillholes excluded from estimation are listed below.  At Bullfrog, 25 holes have been excluded from resource estimation due primarily to downhole contamination and a few location and downhole survey issues.  Several drillholes were re-instated compared to last year due primarily to newly available data.  At Montgomery-Shoshone 21 drillholes now have numerous data gaps with unknown grades in the new database and are inappropriate for local mineral estimation.

Table 11-5: Drillhole Exclusion for Bullfrog Deposit

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Table 11-6: Drillhole Exclusion for Montgomery-Shoshone Deposit

11.3 Grade Shells

Grade shells representing an 0.18 g/t gold value were developed for each area in Leapfrog software and exported to Vulcan.  The grade shells were developed using 3 meter composites and modeled using the principal structural or mineralized trend in each of the respective areas.  The Bullfrog area also contained a vein solid to represent the high grade vein.  The vein solid was constructed using the hanging wall and footwall of the historic underground stope shapes combined with the drillhole logging information.  The vein shape approximates a 3.0 g/t gold value.  The Leapfrog triangulations were filtered to eliminate extraneous solids that were constructed on limited drillhole data and didn’t represent continuous mineralization based on multiple drillhole intercepts.

The drillhole data was flagged using the grade shells that were provided and the integer values for the DOMAIN field are shown in Table 11-7.

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Figure 11-2: Grade Shell (DOMAIN) Triangulations

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Table 11-7: DOMAIN Codes and Corresponding Grade Shell Triangulations

DOMAIN Code	Area	Triangulation Name	Description
10	Bullfrog	Modlim_BF.00t	Background
11	Bullfrog	AU_GPT_INDICATOR_0_18_BULLFROG_trim.00t	Low Grade Shell
12	Bullfrog	GM_RESDOMS_-_BF_MAIN_PART1.00t	Vein Shape
20	Montgomery-Shoshone	Modlim_MS.00t	Background
21	Montgomery-Shoshone	AU_GPT_INDICATOR_0_18_MS_-_INSI_PART1.00t	Low Grade Shell
30	Bonanza	Modlim_BZ.00t	Background
31	Bonanza	AU_GPT_INDICATOR_0_18_BONANZA_-_PART1	Low Grade Shell

11.4 Statistical Analyses and Capping of Outlier Values

All raw drillhole intervals available in mid-2021 were analyzed utilizing histograms, cumulative distribution plots and summary statistics to check the overall distribution of  assays and provide guidance for grade capping. Gold and Silver assays were capped for each grade domain utilizing a combination of cumulative distribution plots, total metal lost and coefficient of variation (CV).  Breaks or inflections in the cumulative distribution plots were used as the first set of criteria for choosing a capping value followed by limiting the total metal lost between 5% and 10% and/or maintaining a CV less than 2.0.  Histograms, cumulative distribution plots and summary statistics for gold and silver assays are listed in Appendix 1.

Separate database fields were generated for the capped Gold and Silver assays and a script was used to set the capped values in the drillhole database.  Tables 11-8 and 11-9 summarize the capping statistics for Gold and Silver assays.

Table 11-8: Capping Values and Statistics for Gold Assays

DOMAIN	Au Min (g/t)	Au Max (g/t)	Au Avg (g/t)	Au Cap Value	Percentile (%)	Total GT Lost (%)	CV (capped)	Samples Capped
10	0.000	23.800	0.074	11.000	99.94	3.36	4.67	4
11	0.000	141.748	0.534	12.500	99.77	5.87	1.87	40
12	0.000	135.000	4.387	60.000	99.65	2.78	1.58	12
20	0.000	7.080	0.040	1.900	99.85	2.84	1.89	6
21	0.000	44.460	0.679	7.000	99.42	5.41	1.32	42
30	0.000	57.910	0.065	2.000	99.78	11.17	1.63	21
31	0.000	52.800	0.675	10.000	99.16	11.30	1.85	32

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Table 11-9: Capping Values and Statistics for Silver Assays

DOMAIN	Ag Min (g/t)	Ag Max (g/t)	Ag Avg (g/t)	Ag Cap Value	Percentile (%)	Total GT Lost (%)	CV (capped)	Samples Capped
10	0.000	180.000	0.352	13.000	99.83	6.75	1.89	36
11	0.000	179.000	1.325	30.000	99.79	2.96	1.64	41
12	0.000	503.203	7.911	100.000	99.60	5.03	1.43	13
20	0.000	100.000	0.349	10.000	98.90	12.17	1.35	36
21	0.000	867.000	4.655	100.000	99.78	6.15	1.76	18
30	0.000	59.440	0.527	4.300	99.54	2.00	1.32	58
31	0.000	86.000	1.246	25.000	99.55	6.38	1.84	18

11.5 Compositing

The capped assay intervals for gold and silver were composited on 3.0 meter down-hole lengths and broken on DOMAIN boundaries.  The 3.0 meter composite length corresponds to the 3.0 meter sub-block size in the resource block model and aligns with the anticipated 9.0 meter bench height to be used in the mining of the mineral resource.

11.6 Variography

Variograms were generated in Vulcan Analyzer for the composited data contained within the low grade domains for the three areas and also within the high grade vein shape at Bullfrog.  This variography study was completed for the June 2021 resource model update.

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Figure 11-3: Variogram for Bullfrog Low Grade Domain (11)

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Figure 11-4: Variogram for Bullfrog High Grade Vein Domain (12)

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Figure 11-5: Variogram for Montgomery-Shoshone Low Grade Domain (21)

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Figure 11-6: Variogram for Bonanza Low Grade Domain (31)

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11.7 Block Model

Three separate block models were generated for the mineralized areas.  The origin and extents of the models were based on the extents of the geologic models, drillhole density and potential open pit extents.  A 9m x 9m x 9m parent block size was chosen to best match historic mining benches in each of the pit areas and a 3m x 3m x 3m sub-block size was chosen to provide increased resolution along topographic, geologic and grade shell boundaries.  Table 11-10 lists the block model coordinates and extents.

Table 11-10: Block Model Extents

	Bullfrog (BF)	Montgomery-Shoshone (MS)	Bonanza (BZ)
Minimum Easting (m)	8,695	9,150	7,100
Maximum Easting (m)	9,901	10,806	8,000
Minimum Northing (m)	7,280	9,250	7,700
Maximum Northing (m)	9,323	10,753	8,807
Minimum Elevation (m)	701	739	600
Maximum Elevation (m)	1,304	1,468	1,401
Block Size X (Parent, Sub)	9 meters, 3 meters	9 meters, 3 meters	9 meters, 3 meters
Block Size Y (Parent, Sub)	9 meters, 3 meters	9 meters, 3 meters	9 meters, 3 meters
Block Size Z (Parent, Sub)	9 meters, 3 meters	9 meters, 3 meters	9 meters, 3 meters
Number Blocks X	134	184	100
Number Blocks Y	227	167	123
Number Blocks Z	67	81	89
Easting Extents (m)	1,206	1,656	900
Northing Extents (m)	2,043	1,503	1,107
Elevation Extents (m)	603	729	801

The topographic surfaces used to construct the block models at Bullfrog include a combination of surfaces created from 10 meter contour intervals and detailed high-resolution DEM surfaces create from flyover data.  The high-resolution DEM surfaces were used inside the current pit while the contour surfaces were used for the overall project area.  The bottom of the Bullfrog pit, which has recently been backfilled during the reclamation process, has been captured by a deepest mining surface in the project data that was  created from toe-crest-ramp asbuilts information.

Triangulated solids that represent surface waste dump material were generated from aerial photo data, current topographic surfaces and the drillhole collar locations prior to placement of the waste dumps.  Sub-blocks were created along all topographic surfaces and a topo percentage field was calculated to quantify the percentage of a given block below the topographic surface.

Solids that represent the historic underground stope shapes in the Bullfrog area were provided.  These solids were analyzed in context with the Bullfrog vein shape and were expanded by 1m in all directions to account for differences between the vein shape and underground stope shapes.  The expansion of the stopes also provides a buffer to account for potential collapse along the stope boundaries that could result in increased dilution and mineralization loss.  Sub-blocks were created along all underground stope boundaries.  Figure 11-7 displays an East-West cross-section showing the original stope shape (as-built) with the 1 meter expanded stope shape.  The modeled Bullfrog vein shape is displayed as reference.

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Figure 11-7: Bullfrog Underground Stope Shapes

The same grade shell solids used to flag the DOMAIN field in the drillhole and composite files were used to flag the DOMAIN field in the block models.  Sub-blocks were created along all grade shell boundaries.

Block model fields were created to capture gold values, silver values, distance to nearest composite, number of composites and number of drillholes used in the block estimation.  A lithology field was flagged using the lithologic solids and used to assign rock density.  Block tonnes and block ounce fields were calculated based on block volume, topo percent, density and estimated gold and silver grades.  These fields were used in the subsequent re-blocking of the model to a regularized 9m x 9m x 9m block model for pit optimization work.

11.8 Estimation Methodology

Gold and silver grades were ordinary kriged using multiple-pass estimation runs based on estimation domain and expanding search distances.  The first three estimation passes were set at a search distance equivalent to the variogram range corresponding to 50%, 80% and 90% of the variogram sill generated from 9 meter gold composites, respectively.  A fourth estimation pass was done at longer search ranges to generate mineral inventory.  Composite selection criteria were also varied by estimation pass in terms of the minimum/maximum samples required and number of samples per drillhole.  Gold and silver grades were estimated using the same estimation parameters.  A nearest-neighbor estimate and an inverse-distance estimate were also completed for each of the models and used for block model validation purposes.  The variogram models used in the estimation were taken from the variograms presented in Section 11.6.  Table 11-11 summarizes the major estimation parameters used in the estimation runs.

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Table 11-11: Block Estimation Parameters

Area	Pass	Domain	Bearing	Dip	Plunge	Major Axis (m)	Semi-Major Axis (m)	Minor Axis (m)	Max Samples/DH	Samples Min	Samples Max
BF	1	11 - LG	170	-45	0	10	10	10	3	9	2
BF	2	11 - LG	170	-45	0	50	50	20	6	18	3
BF	3	11 - LG	170	-45	0	75	75	20	6	18	3
BF	4	11 - LG	170	-45	0	100	100	30	6	18	3
BF	1	12 - Vein	170	-45	0	10	10	10	3	9	2
BF	2	12 - Vein	170	-45	0	50	50	20	6	18	3
BF	3	12 - Vein	170	-45	0	75	75	20	6	18	3
BF	4	12 - Vein	170	-45	0	100	100	30	6	18	3
MS	1	21 - LG	45	45	0	10	10	10	3	9	2
MS	2	21 - LG	45	45	0	30	30	15	6	18	3
MS	3	21- LG	45	45	0	55	55	28	6	18	3
MS	4	21 - LG	45	45	0	100	100	50	6	18	3
MS	1	22 - Polaris	0	60	0	10	10	10	3	9	2
MS	2	22 - Polaris	0	60	0	30	30	15	6	18	3
MS	3	22 - Polaris	0	60	0	55	55	28	6	18	3
MS	4	22 - Polaris	0	60	0	150	150	75	6	18	3
BZ	1	31 - LG	170	-60	0	10	10	10	3	9	2
BZ	2	31 - LG	170	-60	0	40	40	20	6	18	3
BZ	3	31 - LG	170	-60	0	60	60	30	6	18	3
BZ	4	31 - LG	170	-60	0	100	100	30	6	18	3

A soft boundary approach was used within the low grade estimation domains to allow the estimation to use drillhole composites from outside of the domain.  A 50m x 50m x 25m soft boundary search was used for Bullfrog while a 25m x 25m x 10m soft boundary search was used for Bonanza.

Visual validations between drillhole composites and estimated blocks were done on sections and plans.  An example cross-section is shown in Figure 11-8.

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Figure 11-8: Bullfrog 8620N Cross-Section Showing Gold Blocks and Composites

The kriged estimates were validated using statistical comparisons between the nearest-neighbor estimate and the inverse-distance estimate.  Swath plots between the kriged estimate and the nearest neighbor estimate were generated on Easting, Northing and Elevation.  The swath plots can be found in Appendix 1.

The estimated gold and silver grades were copied to new variables (Au_use, Ag_use) within the block model and post-estimation calculations were performed on those variables.  All gold and silver grades were set to zero inside the 1 meter expanded stope shape, dump shapes and pit fill shapes.  The unmineralized and barrenTB3 basalt unit was also assigned null values for gold and silver.  All blocks above the mined out topography were set to zero.

A triangulation representing oxide mineralization was provided and coded to the block model as oxide.  All material in the hanging wall of the MP Fault is also considered to be oxide.  All remaining blocks were coded as sulfide.

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Figure 11-9: Oxide and Sulfide Coding - Bullfrog Section 8600N

11.9 Resource Estimate Classification

Resource classification was based on the distance to the nearest composite and the number of holes used in the block estimate. The distances and number of drillholes used were based on geologic continuity as observed by the project geologist.  Also, the ranges associated with 50%, 80% and 90% of the variogram sill were used as a guide in selecting the appropriate distances.  Table 11-12 shows the parameters used in the assignment of classification.

Table 11-12: Block Estimation Parameters

	Distance to Nearest Composite	Number of Drillholes used in Estimate	Classification Assignment
Measured	<= 15 meters	>= 3 drillholes	CATEG = 1
Indicated	<= 50 meters	>= 3 drillholes	CATEG = 2
Inferred	<= 75 meters	>= 2 drillholes	CATEG = 3

All blocks estimated in Pass 4 were not classified.

11.10 Density Data

Specific gravity was assigned to the block model based on approximately 280 density measurements recently taken in mineralized rock and unmineralized rock.  Further delineation of the density values in the unmineralized rock were done using the assigned lithology.  Tables 11-13 to 11-15 summarize the assignment of density values to the block model.

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Table 11-13: Density Assignments for Mineralized Domains

Mineralized Rock
Area	Mineralized Domain	SG Assignment
BF	Low Grade (11)	2.52
BF	Vein (12)	2.71
MS	Low Grade (21)	2.52
MS	Low Grade, Polaris (22)	2.52
BZ	Low Grade (31)	2.52

Table 11-14: Density Assignments for Unmineralized Domains

Unmineralized Rock
Area	Unmineralized DOMAIN	Lithology (LITH)	SG Assignment (SG)
BF, MS & BZ	Unmineralized (10, 20, 30)	1, 2	2.38
BF, MS & BZ	Unmineralized (10, 20, 30)	3, 4, 5, 6	2.36
BF, MS & BZ	Unmineralized (10, 20, 30)	7	2.25
BF, MS & BZ	Unmineralized (10, 20, 30)	8	2.42
BF, MS & BZ	Unmineralized (10, 20, 30)	9, 10	2.26
BF, MS & BZ	Unmineralized (10, 20, 30)	20, 30	2.60

Table 11-15: Density Assignments for Dump, Fill and Alluvium

Special Assignments
Area	Description	SG Assignment
BF, MS & BZ	Waste Dump	2.05
BF, MS & BZ	Pit Backfill	2.05
BF, MS & BZ	UG Stope Backfill/Pastefill	2.00
BF, MS & BZ	Alluvium	2.21

11.11 Pit Slopes

The pit slopes were reviewed and measured using recent topography, aerial photos and observations of the current pit highwalls.  Pit slope angles were estimated by measuring the overall slope angle (toe to crest) of the existing pit walls.  Measurements were taken along the pit walls where noticeable pit slope changes occur both laterally and vertically.  Triangulations were generated from the pit slope measurements and fault surfaces to represent the slope sectors and assign overall slope angles for use during the pit shell optimization. The following figures show the pit slope measurements, slope sector triangulations and overall slope angle assignment for each slope sector.

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Figure 11-10: Bullfrog Pit Slope Angles and Slope Sector Assignments

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Figure 11-11: Bonanza Pit Slope Angles and Slope Sector Assignments

Figure 11-12: Montgomery-Shoshone Pit Slope Angles and Slope Sector Assignments

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11.12 Reblocking

The sub-blocked model was re-blocked to a regularized size of 9m x 9m x 9m for use in the Minemax LG optimization software.  Tonnes per block were calculated for the sub-blocked model by multiplying the block volume, specific gravity and percentage below topography.  Gold and silver ounces were then calculated for each block by multiplying the block tonnage and the gold and silver grades.  The block regularization exercise in Vulcan summed the sub-block tonnes and the sub-block ounces during the re-blocking to the 9m x 9m x 9m regularized blocks.  Resource classification used the majority code assignment during re-blocking.

11.13 Pit Shell Optimization

Lerch Grossman pit shell optimizations in Minemax software were performed on the re-blocked models using the parameters in Table 11-16.

Table 11-16: LG Pit Optimization Parameters

Parameter:	Input	Unit
Gold Price	1,550.00	US$/oz
Silver Price	20.00	US$/oz

Mining Cost Mineralized Material and Waste	2.25	US$/tonne
Processing Cost	5.00	US$/tonne
General and Administrative (G&A)	0.50	US$/tonne
Refining Cost	0.05	US$/tonne
Selling Cost	10.00	US$/oz

Gold Recovery (Oxide Material)	82.0%
Gold Recovery (Sulphide Material)	50.0%
Silver Recovery (Oxide Material)	20.0%
Silver Recovery (Sulphide Material)	12.0%

Property boundaries were observed during the pit optimization and no mineralized material or waste mining was allowed to occur outside of the property boundaries.  Figures 11-13 to 11-15 represent the results of the pit optimization and the bounding surfaces for which mineral resources have been calculated within.

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Figure 11-13: Bullfrog

Figure 11-14: Montgomery-Shoshone

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Figure 11-15: Bonanza

In addition to the surfaces, a csv version of the block model is exported from Minemax with additional pitshell and destination fields.  The “pitshell” field with a code of 1 represents all blocks within the optimized pit.  Additionally, a “destination” field with a code of 1 represents blocks with positive net values using both gold and silver values and economic parameters.  These two fields are imported into the regularized Vulcan resource model and are used directly for tabulating resources.

Although cutoff grades are not directly used for tabulating resources, an incremental cutoff grade for gold closely approximates the ore-process destination in the blocks coded by Minemax.  Silver adds some additional value, but grades and process recoveries are relatively low compared to gold.  In the incremental case, the minimum cutoff for low-grade blocks considers process, G&A, and refining costs, but not mining with assumption it is simply deciding whether already mined material will have greater in an ore destination or as waste.  The incremental gold cutoff grades are 0.137 g/tonne for oxide-leach and 0.224 g/tonne for sulphide leach.  Break-even cutoff grades, which consider mining cost and can identify blocks with overall positive net value, are 0.192 for oxide-leach and 0.315 for sulphide-leach.

12. MINERAL RESERVE ESTIMATES

N/A

13. MINING METHODS

N/A

14. PROCESS AND RECOVERY METHODS

N/A

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15. INFRASTRUCTURE

N/A

16. MARKET STUDIES

N/A

17. ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS, OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

N/A

18. CAPITAL AND OPERATING COSTS

N/A

19. ECONOMIC ANALYSIS

N/A

20. ADJACENT PROPERTIES

N/A

21. OTHER RELEVANT DATA AND INFORMATION

Relevant data and information have been included within the respective sections.

22. INTERPRETATION AND CONCLUSIONS

This report is based on all technical and scientific data as of December 31, 2021, the effective date of this report.  Mineral resources are considered by the QP to meet the reasonable prospects of eventual economic extraction.  Analytical data has been collected and analyzed using industry standard methods at the time they were collected.  Geologic data has been interpreted and modeled using historic maps, reports, field mapping, drillhole logging and three dimensional computer modeling.  Resource block models were developed using the geologic and analytical data to best represent the mineralization within each of the areas and accounts for historic mining of the resource by open pit and underground methods.  Lerch-Grossman optimized pit shells have been generated for each area using representative costs, metal recoveries and slope angles and resources have been summarized within those pit shells.

22.1 Geology and Mineral Resources

•The exploration potential within the district is high and recent drilling has shown that mineralized structures and features continue both laterally and vertically along the known mineralized trends in and near all three major areas.  Specific areas for additional exploration drilling and interpretation include Ladd Mountain and Mystery Hills near the Bullfrog pit; the Polaris vein and related disseminated mineralization near the Montgomery-Shoshone pit; along strike and beneath Bonanza Mountain near the Bonanza pit; and in the structurally prospective Gap area in the northern portion of the property.

•Considerable effort has been placed on verifying historic assays and surveys by checking against historic drill logs and assay certificates.  The database has been updated to include additional assay certificate data that was recently discovered.  Problems with imperial-metric grade conversions in a porting of the legacy data have been corrected.

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•Forte Dynamics completed a review of the drilling database for Bullfrog and has verified assay data against lab certificates for approximately 10% of drillholes in the economically important portions of the deposits.

•The recent assay data has been collected in a manner appropriate for the deposit type and mineralization style.  Assay QA/QC analyses have been taken to ensure that assays are of a quality suitable for the estimation of mineral resources.

•The level of understanding of the geology is very good.  A district wide geologic model has been constructed using historic maps, geology reports and field mapping.  Drillhole logs are used in the interpretation when possible, but more effort should be placed on utilizing the downhole logging data to help refine the geologic models.

•Drillholes excluded from resource estimation have been reviewed and the list has been updated.  Some holes now have assay data and have been removed from the exclusion list. A few additional RC drillholes with downhole contamination have been added to the exclusion list.  Location and downhole survey issues for a few holes have also been identified.

•Historical production data, blastholes, pit maps, underground maps, stope surveys should be extracted from the historical archives and digitized into a format that can aid in the interpretation of the  geologic model and resource block model.  The historic data can be used to calibrate the resource model and provide a validation check.

•The treatment of outlier assays in the database is appropriate and reasonable.  The block grade interpretations have been carried out using conventional methods consistent with common industry practice.

•Block model grades have been zeroed out in areas of historic underground and open pit mining.  Block model grades were also zeroed out within geologic units known to be barren.  Backfilled areas within the open pit and underground mines have been accounted for in the volume and tonnage to be mined.

•Mining and processing costs based on similar Nevada operations have been applied in the pit optimization.  The existing pit walls remain very stable with steep overall slope angles on a majority of the pit walls.  The existing wall angles have been measured and applied in the pit optimization.

22.2 Metallurgical Test Work and Mineral Processing

Metallurgical testing performed to date indicates reasonable gold recovery at small particle sizes.  The column leach tests on HPGR fine crushed materials suggest gold recovery could exceed 85% on 10 mesh material; however, further testing is required to properly characterize the recovery potential for each mineralized zone.

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The metallurgical test program should be comprehensive, and include the following (at a minimum):

•Full characterization of composite samples - Au/Ag content, carbon and sulfur speciation, typical Geochem including Hg, solids specific gravity

•Crushing work index testing

•Abrasion index testing

•Column leach testing at various HPGR crush sizes, including comparative bottle roll tests and size fraction recovery analysis

•Agglomeration testing

•Compacted permeability testing

•Any required environmental tests on column test residues measured

22.3 Infrastructure

•The project is in a jurisdiction that is amenable to mining.

•The project site is near the town of Beatty, Nevada which has adequate amenities and services.

•The project was open pit and underground mined from 1989-1999 and has remaining infrastructure that includes power lines on site, a paved highway to site and a network of roads across the district.

•Availability of adequate power through the local utility, as well as available water and water rights to support operations require further evaluation.

23. RECOMMENDATIONS

23.1 Exploration

Further exploration through drilling, geophysics and mapping should continue throughout the district in order to define the current resource around the known mineralization, but also to test potential greenfield exploration targets.  Geologic models representing structure, lithology, alteration and mineralization should continue to be developed utilizing historic data combined with new information.  Historic mining information including open pit production data, blasthole data, pit mapping, underground production data, underground mapping and underground sampling should be extracted from the historic data sets and made available in a format that can be used in future geologic and resource modeling.

23.2 Baseline Studies

Baseline study work needs to be completed in the following areas to provide additional information to support permitting activities and social-cultural work prior to pre-feasibility, feasibility and mining operations.

•Geochemical characterization of waste rock

•Hydrologic data collection and modeling to develop district-wide hydrology model

•Geotechnical data collection and modeling to determine pit slope parameters

•Plant and wildlife surveys with emphasis on Desert Tortoise and Bat habitats

•Cultural/Archeological surveys

•Meteorological data collection

•Water balance study

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23.3 Additional Studies

A Preliminary Economic Assessment should be completed for the project taking into account detailed mine designs, production scheduling, process designs and detailed operating and capital cost estimates.  The advancement to Pre-Feasibility stage will require the baseline studies listed in Section 26.2 to be developed and initiated.  Further drilling, data acquisition and modeling will be required across all future study stages and a technical framework including QAQC, geologic modeling, resource modeling, mine planning and process planning should be put in place to ensure all data and work meets industry standard guidelines.  The database should be thoroughly reviewed.

23.4 Estimated Costs

The cost estimates associated with further exploration drilling, baseline studies and additional studies to advance the project are listed in Table 23-1.

Table 23-1: Land Positions of the Bullfrog Project and Adjacent Properties

Task	Cost (USD)
Exploration/Delineation Drilling (11,000 meters)	$5,000,000
Metallurgical Studies	$500,000
Preliminary Economic Assessment (PEA)	$250,000
Permitting	$2,000,000
Total	$7,750,000

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Augusta Gold Corp.

25. RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

The QPs opinion contained herein are based on information provided by Augusta Gold Corp. and others throughout the course of the update. The QPs have taken responsible measures to confirm information provided by others and take responsibility for the information.

To the extent permitted, the QPs disclaim responsibility for the relevant section(s) of the Technical Report.

The following disclosure is made in respect to the Expert

•Tom Ladner, Vice President, Legal, Augusta Gold Corp., Vancouver, BC, Canada.

•Report, opinion, or statement(s) relied upon:

oLegal Information on mineral tenure and status, title, royalty obligations and surface access, provided on or about the date hereof and as set out herein.

•Extent of reliance: Full reliance following a review by the QP.

•Portion of the Technical Report to which disclaimer applies: Section 4 and Section 5.

26. APPENDIX 1

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 145 of 164	March 2022

Augusta Gold Corp.

26.1 Statistical Analysis of Drillhole Data for Gold Assays

Bullfrog : frequencydistribution of AUPPM in BF-Background : raw assays

Percentage in Class
Class Minimum AUPPM Grade (ppm)

AUPPM Grade (ppm)
Cumulative Normal Distribution Function
11.00
raw assays (BF-Background)
AUPPM cap (topcut) = 11.00 ppm

| | AUPPM cutoff = 0.0000 ppm | | | AUPPM cutoff = 0.1000 ppm | | | AUPPM cutoff = 0.5000 ppm | | | AUPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) |
| raw assays (BF-Backg | 83,855 | 0.0743 | 6,233 | 14,176 | 0.2936 | 4,162 | 763 | 2.6228 | 2,002 | 411 | 4.2883 | 1,762 |
| Incr. % and grade | 83.1% | 0.0297 | 33.2% | 16.0% | 0.1611 | 34.7% | 0.4% | 0.6807 | 3.8% | 0.5% | 4.2883 | 28.3% |

| AUPPM cap (topcut) | 11.000 ppm percentile | percent of GT >= 11.000 ppm | GT lost by capping | percent of GT >= 23.8000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 11.00 | 99.94% | 12.51% | 3.36% | 0.58% | 5.86 | 4.67 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 146 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AUPPM in BF-Low Grade : raw assays

Percentage in Class
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
Class Minimum AUPPM Grade (ppm)

AUPPM Grade (ppm)
1000.000
100.000
10.000
1.000
0.100
0.010
0.001
0.000
-3
-2
-1
0
1
2
3
4
5
Cumulative Normal Distribution Function
12.50
raw assays (BF-Low Grade)
AUPPM cap (topcut) = 12.50 ppm

| | AUPPM cutoff = 0.0000 ppm | | | AUPPM cutoff = 0.1000 ppm | | | AUPPM cutoff = 0.5000 ppm | | | AUPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | AUPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) |
| raw assays (BF-Low Gr | 35,573 | 0.5343 | 19.006 | 30,897 | 0.6068 | 18.748 | 8,509 | 1.5601 | 13.275 | 3,510 | 2.8110 | 9.868 |
| Incr. % and grade | 13.1% | 0.0552 | 1.4% | 62.9% | 0.2446 | 28.8% | 14.1% | 0.6816 | 17.9% | 9.9% | 2.8110 | 51.9% |

| AUPPM cap (topcut) | 12.500 ppm percentile | percent of GT >= 12.500 ppm | GT lost by capping | percent of GT >= 141.7475 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 12.50 | 99.77% | 11.09% | 5.87% | 1.12% | 3.35 | 1.87 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 147 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequency distribution of AUPPM in BF-Vein : raw assays
Percentage in Class
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Class Minimum AUPPM Grade (ppm)

1000.000
100.000
10.000
1.000
0.100
0.010
0.001
AUPPM Grade (ppm)
60.00
raw assays (BF-Vein)
AUPPM cap (topcut) = 60.00 ppm
-3
-2
-1
0
1
2
3
4
Cumulative Normal Distribution Function

| | AUPPM cutoff = 0.0000 ppm | | | AUPPM cutoff = 0.1000 ppm | | | AUPPM cutoff = 0.5000 ppm | | | AUPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) |
| raw assays (BF-Vein) | 5,061 | 4.3868 | 22,202 | 4,677 | 4.7446 | 22,189 | 3,979 | 5.5267 | 21,989 | 3,365 | 6.4028 | 21,544 |
| Incr. % and grade | 7.6% | 0.0350 | 0.1% | 13.8% | 0.2865 | 0.9% | 12.1% | 0.7246 | 2.0% | 66.5% | 6.4028 | 97.0% |

| AUPPM cap (topcut) | 60.000 ppm percentile | percent of GT >= 60.000 ppm | GT lost by capping | percent of GT >= 135.0000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 60.00 | 99.65% | 7.42% | 2.78% | 0.93% | 1.87 | 1.58 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 148 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AUPPM in MS-Background : raw assays

Percentage in Class
Class Minimum AUPPM Grade (ppm)

AUPPM Grade (ppm)
Cumulative Normal Distribution Function
1.90
raw assays (MS-Background)
AUPPM cap (topcut) = 1.90 ppm

| | AUPPM cutoff = 0.0000 ppm | | | AUPPM cutoff = 0.1000 ppm | | | AUPPM cutoff = 0.5000 ppm | | | AUPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | UPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) |
| raw assays (MS-Backg | 20,195 | 0.0404 | 815 | 1,966 | 0.2432 | 478 | 143 | 1.1378 | 162 | 53 | 1.9489 | 103 |
| Incr. % and grade | 90.3% | 0.0185 | 41.3% | 9.0% | 0.1732 | 38.8% | 0.4% | 0.6587 | 7.2% | 0.3% | 1.9489 | 12.7% |

| AUPPM cap (topcut) | 1.900 ppm percentile | percent of GT >= 1.900 ppm | GT lost by capping | percent of GT >= 7.0800 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 1.90 | 99.85% | 6.85% | 2.84% | 1.36% | 2.52 | 1.89 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 149 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AUPPM in MS-Low Grade : raw assays
Percentage in Class
Class Minimum AUPPM Grade (ppm)

AUPPM Grade (ppm)
Cumulative Normal Distribution Function
7.00
raw assays (MS-Low Grade)
AUPPM cap (topcut) = 7.00 ppm

| | AUPPM cutoff = 0.0000 ppm | | | AUPPM cutoff = 0.1000 ppm | | | AUPPM cutoff = 0.5000 ppm | | | AUPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) |
| raw assays (MS-Low G | 5,625 | 0.6785 | 3,816 | 5,017 | 0.7542 | 3,784 | 2,028 | 1.4771 | 2,995 | 956 | 2.3461 | 2,243 |
| Incr. % and grade | 10.8% | 0.0538 | 0.9% | 53.1% | 0.2638 | 20.7% | 19.1% | 0.7016 | 19.7% | 17.0% | 2.3461 | 58.8% |

| AUPPM cap (topcut) | 7.000 ppm percentile | percent of GT >= 7.000 ppm | GT lost by capping | percent of GT >= 44.4600 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 7.00 | 99.42% | 11.28% | 5.41% | 1.78% | 2.00 | 1.32 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 150 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AUPPM in BZ-Background : raw assays

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Percentage in Class
0.003
0.004
0.005
0.007
0.010
0.013
0.018
0.024
0.033
0.045
0.060
0.081
0.110
0.148
0.200
0.270
0.365
0.492
0.664
0.897
1.210
1.634
2.205
2.977
4.018
5.424
7.322
9.883
13.341
18.008
24.309
Class Minimum AUPPM Grade (ppm)

100.000
10.000
1.000
0.100
0.010
0.001
AUPPM Grade (ppm)
-3
-2
-1
0
1
2
3
4
5
Cumulative Normal Distribution Function
2.00
raw assays (BZ-Background)
AUPPM cap (topcut) = 2.00 ppm

| | AUPPM cutoff = 0.0000 ppm | | | AUPPM cutoff = 0.1000 ppm | | | AUPPM cutoff = 0.5000 ppm | | | AUPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | UPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) | meters | UPPM (ppm | AUPPM (GT) | meters | AUPPM (ppm | AUPPM (GT) |
| raw assays (BZ-Backg | 19557 | 0.0648 | 1,268 | 1,996 | 0.3295 | 658 | 183 | 1.8279 | 334 | 73 | 3.5445 | 259 |
| Incr. % and grade | 89.8% | 0.0347 | 48.1% | 9.3% | 0.1784 | 25.5% | 0.6% | 0.6835 | 5.9% | 0.4% | 3.5445 | 20.5% |

| AUPPM cap (topcut) | 2.000 ppm percentile | percent of GT >= 2.000 ppm | GT lost by capping | percent of GT >= 57.9100 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 2.00 | 99.78% | 16.26% | 11.17% | 7.02% | 7.38 | 1.63 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 151 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequency distribution of AGPPM in BF-Background : raw assays

40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Percentage in Class
0.100
0.127
0.162
0.205
0.261
0.332
0.422
0.537
0.682
0.867
1.102
1.401
1.781
2.265
2.879
3.660
4.653
5.915
7.519
9.558
12.151
15.447
19.637
24.964
31.735
40.343
51.286
65.197
82.882
105.363
133.943
Class Minimum AGPPM Grade (ppm)

1000.000
100.000
10.000
1.000
0.100
0.010
0.001
AGPPM Grade (ppm)
-2
-1
0
1
2
3
4
5
Cumulative Normal Distribution Function
13.00
raw assays (BF-Background)
AGPPM cap (topcut) = 13.00 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (BF-Backgı | 83.855 | 0.3518 | 29.504 | 58.077 | 0.4933 | 28.651 | 14.722 | 1.4248 | 20.977 | 5.643 | 2.6688 | 15.060 |
| Incr. % and grade | 30.7% | 0.0330 | 2.9% | 51.7% | 0.1770 | 26.0% | 10.8% | 0.6516 | 20.1% | 6.7% | 2.6688 | 51.0% |

| AGPPM cap (topcut) | 13.000 ppm percentile | percent of GT >= 13.000 ppm | GT lost by capping | percent of GT >= 180.0000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 13.00 | 99.83% | 11.31% | 6.75% | 0.96% | 4.11 | 1.89 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 152 of 164	March 2022

Augusta Gold Corp.

26.2 Statistical Analysis of Drillhole Data for Silver Assays

Bullfrog : frequencydistribution of AGPPM in BF-Low Grade : raw assays

Percentage in Class
Class Minimum AGPPM Grade (ppm)

AGPPM Grade (ppm)
Cumulative Normal Distribution Function
30.00
raw assays (BF-Low Grade)
AGPPM cap (topcut) = 30.00 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (BF-Low G | 35,573 | 1.3247 | 47,124 | 32,297 | 1.4579 | 47,087 | 21,870 | 2.0429 | 44,678 | 11,747 | 3.2248 | 37,883 |
| Incr. % and grade | 9.2% | 0.0114 | 0.1% | 29.3% | 0.2309 | 5.1% | 28.5% | 0.6713 | 14.4% | 33.0% | 3.2248 | 80.4% |

| AGPPM cap (topcut) | 30.000 ppm percentile | percent of GT >= 30.000 ppm | GT lost by capping | percent of GT >= 179.0000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 30.00 | 99.79% | 6.76% | 2.96% | 0.59% | 2.23 | 1.64 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 153 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequency distribution of AGPPM in BF-Vein : raw assays

Percentage in Class
Class Minimum AGPPM Grade (ppm)

100.00
AGPPM Grade (ppm)
Cumulative Normal Distribution Function
raw assays (BF-Vein)
AGPPM cap (topcut) = 100.00 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (BF-Vein) | 5,061 | 7.9113 | 40,040 | 4,811 | 8.3214 | 40,036 | 4,461 | 8.9570 | 39,959 | 4,015 | 9.8718 | 39,638 |
| Incr. % and grade | 4.9% | 0.0180 | 0.0% | 6.9% | 0.2177 | 0.2% | 8.8% | 0.7197 | 0.8% | 79.3% | 9.8718 | 99.0% |

| AGPPM cap (topcut) | 100.000 ppm percentile | percent of GT >= 100.000 ppm | GT lost by capping | percent of GT >= 503.2030 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 100.00 | 99.60% | 9.66% | 5.03% | 1.92% | 2.09 | 1.43 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 154 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AGPPM in MS-Background : raw assays

25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Percentage in Class
Class Minimum AGPPM Grade (ppm)

100.000
10.000
1.000
0.100
0.010
AGPPM Grade (ppm)
-2
-1
0
1
2
3
4
5
Cumulative Normal Distribution Function
10.00
raw assays (MS-Background)
AGPPM cap (topcut) = 10.00 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (MS-Backg | 20,195 | 0.3490 | 7,048 | 18,457 | 0.3781 | 6,979 | 2,612 | 1.7312 | 4,522 | 1,090 | 3.2588 | 3,551 |
| Incr. % and grade | 8.6% | 0.0399 | 1.0% | 78.5% | 0.1551 | 34.9% | 7.5% | 0.6374 | 13.8% | 5.4% | 3.2588 | 50.4% |

| AGPPM cap (topcut) | 10.000 ppm percentile | percent of GT >= 10.000 ppm | GT lost by capping | percent of GT >= 100.0000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 10.00 | 98.90% | 22.81% | 12.17% | 2.79% | 2.81 | 1.35 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 155 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequency distribution of AGPPM in MS-Low Grade : raw assays

7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Percentage in Class
Class Minimum AGPPM Grade (ppm)

1000.000
100.000
10.000
1.000
0.100
0.010
AGPPM Grade (ppm)
-3
-2
-1
0
1
2
3
4
Cumulative Normal Distribution Function
100.00
raw assays (MS-Low Grade)
AGPPM cap (topcut) = 100.00 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (MS-Low G | 5,625 | 4.6547 | 26,182 | 5,541 | 4.7250 | 26,181 | 4,674 | 5.5534 | 25,956 | 3,747 | 6.7605 | 25,330 |
| Incr. % and grade | 1.5% | 0.0075 | 0.0% | 15.4% | 0.2597 | 0.9% | 16.5% | 0.6753 | 2.4% | 66.6% | 6.7605 | 96.7% |

| AGPPM cap (topcut) | 100.000 ppm percentile | percent of GT >= 100.000 ppm | GT lost by capping | percent of GT >= 867.0000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 100.00 | 99.78% | 10.24% | 6.15% | 5.07% | 3.47 | 1.76 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 156 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AGPPM in BZ-Background : raw assays

Percentage in Class
Class Minimum AGPPM Grade (ppm)

AGPPM Grade (ppm)
Cumulative Normal Distribution Function
4.30
raw assays (BZ-Background)
AGPPM cap (topcut) = 4.30 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (BZ-Backg | 19,557 | 0.5272 | 10,311 | 18,752 | 0.5486 | 10,288 | 5,301 | 1.6137 | 8,555 | 4,561 | 1.7716 | 8,081 |
| Incr. % and grade | 4.1% | 0.0287 | 0.2% | 68.8% | 0.1288 | 16.8% | 3.8% | 0.6405 | 4.6% | 23.3% | 1.7716 | 78.4% |

| AGPPM cap (topcut) | 4.300 ppm percentile | percent of GT >= 4.300 ppm | GT lost by capping | percent of GT >= 59.4400 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 4.30 | 99.54% | 5.69% | 2.00% | 0.88% | 1.76 | 1.32 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 157 of 164	March 2022

Augusta Gold Corp.

Bullfrog : frequencydistribution of AGPPM in BZ-Low Grade : raw assays

Percentage in Class
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Class Minimum AGPPM Grade (ppm)

AGPPM Grade (ppm)
100.000
10.000
1.000
0.100
0.010
-3
-2
-1
0
1
2
3
4
Cumulative Normal Distribution Function
25.00
raw assays (BZ-Low Grade)
AGPPM cap (topcut) = 25.00 ppm

| | AGPPM cutoff = 0.0000 ppm | | | AGPPM cutoff = 0.1000 ppm | | | AGPPM cutoff = 0.5000 ppm | | | AGPPM cutoff = 1.0000 ppm | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) | meters | GPPM (ppm | AGPPM (GT) |
| raw assays (BZ-Low G | 5,873 | 1.2464 | 7,320 | 5,727 | 1.2775 | 7,317 | 3,034 | 2.2345 | 6,780 | 2,305 | 2.7374 | 6,309 |
| Incr. % and grade | 2.5% | 0.0187 | 0.0% | 45.9% | 0.1993 | 7.3% | 12.4% | 0.6457 | 6.4% | 39.2% | 2.7374 | 86.2% |

| AGPPM cap (topcut) | 25.000 ppm percentile | percent of GT >= 25.000 ppm | GT lost by capping | percent of GT >= 86.0000 ppm | CV uncapped | CV capped |
|---|---|---|---|---|---|---|
| 25.00 | 99.55% | 15.34% | 6.38% | 1.79% | 2.74 | 1.84 |

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 158 of 164	March 2022

Augusta Gold Corp.

26.3 Swath Plots

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 159 of 164	March 2022

Augusta Gold Corp.

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 160 of 164	March 2022

Augusta Gold Corp.

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 161 of 164	March 2022

Augusta Gold Corp.

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 162 of 164	March 2022

Augusta Gold Corp.

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 163 of 164	March 2022

Augusta Gold Corp.

www.fortedynamics.com
120 Commerce Drive, Unit 3-4, Fort Collins, CO 80524
Phone: +1 (720) 642-9359 info@fortedynamics.com

FORTE DYNAMICS

FORTE DYNAMICS, INC 120 Commerce Drive., Units 3 & 4, Fort Collins, CO 80524	Page 164 of 164	March 2022